UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

LOWE’S COMPANIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

2020 Notice of Annual Meeting of Shareholders & Proxy Statement

April 16, 2020

Dear Fellow Shareholders:

We are pleased to invite you to attend our 2020 Annual Meeting of Shareholders to be held at 10:00 a.m., Eastern Time, on Friday, May 29, 2020 at the Ballantyne Hotel, 10000 Ballantyne Commons Parkway, Charlotte, North Carolina 28277. Details regarding admission to the meeting and the business to be conducted are described in the accompanying Notice of 2020 Annual Meeting of Shareholders and Proxy Statement.

Your vote is important. Regardless of whether you plan to attend the meeting, we strongly encourage you to vote as soon as possible to ensure that your shares are represented at the meeting. The accompanying Proxy Statement explains more about voting. Please read it carefully, and thank you for your investment in Lowe’s.

Sincerely,

Richard W. Dreiling Chairman of the Board	Marvin R. Ellison President and Chief Executive Officer

LOWE’S COMPANIES, INC.

1000 Lowes Boulevard

Mooresville, North Carolina 28117

(704) 758-1000

Notice of 2020 Annual Meeting of Shareholders

April 16, 2020

The 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of Lowe’s Companies, Inc. (the “Company”) will be held at 10:00 a.m., Eastern Time, on Friday, May 29, 2020 at the Ballantyne Hotel, 10000 Ballantyne Commons Parkway, Charlotte, North Carolina 28277, for the purpose of voting on the following matters:

1.	To elect the 11 candidates nominated by the Board of Directors for election as directors;

2.	To approve, on an advisory basis, the Company’s named executive officer compensation in fiscal 2019;

3.	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2020;

4.	To approve an amendment to the Company’s Bylaws decreasing the percentage of shares required for shareholders to call a special shareholder meeting;

5.	To approve the Company’s 2020 Employee Stock Purchase Plan;

6.	To consider and vote upon one shareholder proposal set forth in the accompanying Proxy Statement, if properly presented at the Annual Meeting; and

7.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors unanimously recommends a vote “FOR” items 1, 2, 3, 4 and 5, and a vote “AGAINST” the shareholder proposal in item 6. The persons named as proxies will use their discretion to vote on other matters that may properly arise at the Annual Meeting or any adjournment or postponement thereof.

Only shareholders of record as of the close of business on March 23, 2020 will be entitled to notice of, and to vote at, the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, you are encouraged to vote as soon as possible to ensure that your shares are represented at the meeting. If you received a printed copy of the proxy materials by mail, you may vote your shares by proxy using one of the following methods: (i) vote via the Internet; (ii) vote by telephone; or (iii) complete, sign, date and return your proxy card in the postage-paid envelope provided. If you received only a Notice of Internet Availability of Proxy Materials by mail, you may vote your shares at the Internet site address listed on your notice. If you hold your shares through an account with a bank, broker or similar organization, please follow the instructions you receive from the holder of record to vote your shares.

Sincerely,

Ross W. McCanless

Executive Vice President, General Counsel and Corporate Secretary

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Shareholders To Be Held on May 29, 2020:

The Notice of 2020 Annual Meeting of Shareholders, Proxy Statement and

2019 Annual Report to Shareholders are available at www.proxyvote.com.

PROXY SUMMARY

We have demonstrated a strong commitment to returning capital to our shareholders and have had continued dividend growth since 1961.

15%	$6.4 Billion
2019 INCREASE IN ANNUAL DIVIDEND	DIVIDENDS PAID IN THE LAST FIVE YEARS

This summary includes certain financial, operational, governance and executive compensation highlights. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting.

Executive Compensation Highlights

Our executive compensation program is designed to hold our executives accountable for business results and reward them for consistently strong financial performance and the creation of value for our shareholders. To that end, the primary objectives of our executive compensation program are to:

•	Attract and retain talented executives to support the Company’s culture and strategic growth priorities;

•	Maximize long-term shareholder value through alignment of executive and shareholder interests;

•	Align executive compensation with the Company’s business strategies, which are focused on driving operational excellence and better service to our customers; and

•	Target executive total compensation at the market median with an opportunity to earn above market pay when the Company’s results exceed performance targets or below market median pay if the Company’s results fall short of targets.

Governance Highlights

Our Board of Directors is committed to sound and effective corporate governance practices. The following are highlights of our corporate governance practices:

•	Active Board Oversight of Lowe’s Strategy, Business Initiatives and Industry Positioning;

•	Active Board Oversight of Risk Management, including Cybersecurity;

•	Enhanced Shareholder Engagement Program;

•	Demonstrated Commitment to Board Refreshment;

•	Active Board Engagement in Succession Planning of Executive Officers;

•	Commitment to Sustainability and Social Responsibility Matters;

•	Adoption of Proxy Access;

•	10 of 11 Director Nominees are Independent;

•	Audit, Compensation, Nominating and Governance, Sustainability and Technology Committees Comprised Solely of Independent Directors;

•	Regular Executive Sessions of Independent Directors;

•	Annual Board, Committee, Individual Director and CEO Evaluations;

•	Stock Ownership Guidelines for Executive Officers and Non-Employee Directors;

•	Shareholders Ability to Call Special Meetings;

•	Majority Voting for Directors and Declassified Board; and

•	Prohibition on Hedging and Pledging of Company Common Stock.

i	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020

FISCAL 2019 FINANCIAL AND OPERATIONAL HIGHLIGHTS

$72.1 BILLION IN SALES +1.2% Sales YOY	$4.3 BILLION CASH FLOW FROM OPERATIONS	$5.49 DILUTED EARNINGS PER SHARE +93.1% Diluted Earnings Per Share YOY	$5.74 ADJUSTED DILUTED EARNINGS PER SHARE* +12.3% Adjusted Diluted Earnings Per Share* YOY

YOY = Year over Year Comparison

* Adjusted diluted earnings per common share is a non-GAAP financial measure. Refer to Appendix C for a reconciliation of non-GAAP measures. Fiscal 2018 diluted earnings per share was $2.84 and adjusted diluted earnings per share was $5.11.

In fiscal 2019, we made significant progress in transforming our company and building a strong foundation from which to create shareholder value. Our focus on improving in-stocks and customer service coupled with our effort on winning with the Pro supported improved performance.

While we are still in the early stages of a multi-year transformation, we are focused on generating long-term profitable growth and substantial returns for our shareholders. This means taking a balanced approach to capital allocation with a focus on making strategic investments to grow our business while returning excess value to shareholders in the form of dividends and share repurchases.

2020 PROPOSALS	Board Recommends	See Page
Proposal 1: Election of Directors		8
Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation		56
Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm		57
Proposal 4: Approve Amendment to Bylaws Reducing the Ownership Threshold to Call Special Shareholder Meetings to 15% of Outstanding Shares		58
Proposal 5: Approve 2020 Employee Stock Purchase Plan		59
Proposal 6: Shareholder Proposal to Reduce the Ownership Threshold to Call Special Shareholder Meetings to 10% of Outstanding Shares		61

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020	ii

Proxy Statement

The Board of Directors (the “Board of Directors” or the “Board”) of Lowe’s Companies, Inc. is providing these materials to you in connection with the 2020 Annual Meeting of Shareholders (the “Annual Meeting”). The Annual Meeting will be held at 10:00 a.m., Eastern Time, on Friday, May 29, 2020 at the Ballantyne Hotel, 10000 Ballantyne Commons Parkway, Charlotte, North Carolina 28277. The Board, upon proper notice to shareholders, may change the Annual Meeting date, time or location due to developments relating to the outbreak of COVID-19. References in this Proxy Statement to “Lowe’s,” the “Company,” “we,” “us,” “our” and similar terms refer to Lowe’s Companies, Inc.

General Information

Why am I receiving these materials?

You have received these materials because the Board is soliciting your proxy to vote your shares at the Annual Meeting. This Proxy Statement includes information that the Company is required to provide you under the Securities and Exchange Commission rules and regulations (the “SEC rules”) and is designed to assist you in voting your shares.

What is a proxy?

The Board is asking for your proxy. This means you authorize the individuals selected by the Company to vote your shares at the Annual Meeting in the way that you instruct. All shares represented by valid proxies received and not revoked before the Annual Meeting will be voted in accordance with the shareholder’s specific voting instructions.

Why did I receive a one-page notice regarding Internet availability of proxy materials instead of a full set of proxy materials?

The SEC rules allow companies to choose the method for delivery of proxy materials to shareholders. For most shareholders, the Company has elected to mail a notice regarding the availability of proxy materials on the Internet (the “Notice of Internet Availability of Proxy Materials” or the “Notice”), rather than sending a full set of these materials in the mail. The Notice of Internet Availability of Proxy Materials, or a full set of the proxy materials (including the Proxy Statement and form of proxy), as applicable, was sent to shareholders beginning April 16, 2020, and the proxy materials were posted on the investor relations portion of the Company’s website, www.Lowes.com/investor, and on the website referenced in the Notice on the same day. Utilizing this method of proxy delivery expedites receipt of proxy materials by the Company’s shareholders and lowers the cost of the Annual Meeting. If you would like to receive a paper or e-mail copy of the proxy materials, you should follow the instructions in the Notice for requesting a copy.

What is included in these proxy materials?

These materials include:

•	the Notice of Annual Meeting and Proxy Statement; and

•	the 2019 Annual Report to Shareholders, which contains the Company’s audited consolidated financial statements.

If you received a printed copy of these materials by mail, these materials also include the proxy card or voting instruction form for the Annual Meeting.

What items will be voted on at the Annual Meeting?

There are six proposals scheduled to be voted on at the Annual Meeting:

•	the election of the 11 director candidates nominated by the Board;

•	the approval, on an advisory basis, of the Company’s named executive officer compensation in fiscal 2019;

•	the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2020;

•	the approval of an amendment to the Company’s Bylaws decreasing the percentage of shares required for shareholders to call a special meeting;

•	the approval of the Company’s 2020 Employee Stock Purchase Plan; and

•	a shareholder proposal regarding special shareholder meetings.

The Board is not aware of any other matters to be brought before the Annual Meeting. If other matters are properly raised at the meeting, the proxy holders may vote any shares represented by proxy in their discretion.

What are the Board’s voting recommendations?

The Board unanimously recommends that you vote your shares:

•	“FOR” the election of each of the director nominees named in this Proxy Statement to the Board;

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020	1

General Information

•	“FOR” the approval, on an advisory basis, of the Company’s named executive officer compensation in fiscal 2019;

•	“FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2020;

•	“FOR” the approval of an amendment to the Company’s Bylaws decreasing the percentage of shares required for shareholders to call a special meeting;

•	“FOR” the approval of the Company’s 2020 Employee Stock Purchase Plan; and

•	“AGAINST” the shareholder proposal regarding special shareholder meetings.

Who can attend the Annual Meeting?

Admission to the Annual Meeting is limited to:

•	shareholders of record as of the close of business on March 23, 2020;

•	holders of valid proxies for the Annual Meeting; and

•	invited guests.

Admission to the meeting will be on a first-come, first-served basis. Each shareholder may be asked to present valid photo identification, such as a driver’s license or passport, and proof of stock ownership as of the record date for admittance.

When is the record date and who is entitled to vote?

The Board set March 23, 2020 as the record date. As of the record date, 754,948,648 shares of common stock, $0.50 par value per share, of the Company (“Common Stock”) were issued and outstanding. Shareholders are entitled to one vote per share of Common Stock outstanding on the record date on any matter presented at the Annual Meeting.

What is a shareholder of record?

A shareholder of record or registered shareholder is a shareholder whose ownership of Common Stock is reflected directly on the books and records of the Company’s transfer agent, Computershare Trust Company, N.A. If you hold Common Stock through an account with a bank, broker or similar organization, you are considered the beneficial owner of shares held in “street name” and are not a shareholder of record. For shares held in street name, the shareholder of record is your bank, broker or similar organization. The Company only has access to ownership records for the registered shares. If you are not a shareholder of record and you wish to attend the Annual Meeting, the Company will require additional documentation to evidence your stock ownership as of the record date, such as a copy of your brokerage account statement, a letter from your bank, broker or other nominee, or a copy of your voting instruction form or Notice.

How do I vote?

You may vote by proxy or in person at the Annual Meeting. If you received a printed copy of the proxy materials by mail, you may vote your shares by proxy using one of the following methods: (i) vote via the Internet; (ii) vote by telephone; or (iii) complete, sign, date and return your proxy card in the postage-paid envelope provided. If you received only a Notice of Internet Availability of Proxy Materials by mail, you may vote your shares at the Internet site address listed on your Notice. If you hold your shares through an account with a bank, broker or similar organization, please follow the instructions you receive from the holder of record to vote your shares. Even if you plan to attend the Annual Meeting, you are encouraged to vote by proxy prior to the meeting. You can always change your vote as described in the following Q&A.

How can I revoke my proxy or change my vote?

You may revoke your proxy or change your vote as follows:

•	Shareholders of record. You may revoke your proxy or change your vote at any time prior to the taking of the vote at the Annual Meeting by (i) submitting a written notice of revocation to Ross W. McCanless, General Counsel and Corporate Secretary, at Lowe’s Companies, Inc., 1000 Lowes Boulevard, Mooresville, North Carolina 28117; (ii) delivering a proxy bearing a later date using any of the voting methods described in the immediately preceding Q&A, including via the Internet or by telephone, and until the applicable deadline for each method specified in the accompanying proxy card or voting instruction form or Notice of Internet Availability of Proxy Materials; or (iii) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically make that request or vote in person at the meeting. For all methods of voting, the last vote cast will supersede all previous votes.

•	Beneficial owners of shares held in “street name.” You may change or revoke your voting instructions by following the specific directions provided to you by the holder of record, or, if you have obtained a legal proxy from your bank, broker or other nominee, by attending the Annual Meeting and voting in person.

What happens if I vote by proxy and do not give specific voting instructions?

Shareholders of record. If you are a shareholder of record and you vote by proxy, via the Internet, by telephone or by signing, dating and returning a proxy card, without giving specific voting instructions, then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in this Proxy Statement and as the proxy holders may determine in their discretion for any other matters properly presented for a vote at the Annual Meeting.

2	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020

General Information

Beneficial owners of shares held in “street name.” If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform the inspector of election that it does not have the authority to vote on that matter with respect to your shares. This is referred to as a “broker non-vote.”

The election of directors, the advisory vote to approve the Company’s named executive officer compensation in fiscal 2019, the approval of the Bylaw amendment, the approval of the 2020 Employee Stock Purchase Plan and the shareholder proposal are non-routine matters. Consequently, without your voting instructions, the organization that holds your shares cannot vote your shares on these proposals. The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2020 is considered a routine matter.

What is the voting requirement to approve each of the proposals?

Proposal 1: Election of Directors. In uncontested elections, directors are elected by the affirmative vote of a majority of the outstanding shares of the Company’s voting securities voted at the meeting in person or by proxy, including those shares for which votes are cast as “withheld.” In the event that a director nominee fails to receive the required majority vote, the Board may decrease the number of directors, fill any vacancy or take other appropriate action. If the number of nominees exceeds the number of directors to be elected, directors will be elected by a plurality of the votes cast by the holders of voting securities entitled to vote in the election.

Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation. Approval, on an advisory basis, of the Company’s named executive officer compensation in fiscal 2019 requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting in person or by proxy (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” such proposal). The results of the advisory vote will not be binding on the Company, the Compensation Committee or the Board. The Compensation Committee and the Board will, however, review the voting result and take it into consideration when making future decisions regarding executive compensation.

Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2020 requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting in person or by proxy (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” such proposal).

Proposal 4: Approval of Bylaw Amendment. Approval of an amendment to the Company’s Bylaws decreasing the percentage of shares required for shareholders to call a special meeting requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting in person or by proxy (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” such proposal).

Proposal 5: Approval of 2020 Employee Stock Purchase Plan. Approval of the Company’s 2020 Employee Stock Purchase Plan requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting in person or by proxy (meaning the number of shares voted “for” the proposal must exceed the number of shares voted “against” such proposal).

Proposal 6: Shareholder Proposal. Approval of the shareholder proposal requires the affirmative vote of a majority of the votes cast on the proposal at the Annual Meeting in person or by proxy (meaning the numbers of shares voted “for” the proposal must exceed the number of shares voted “against” such proposal).

Other Items. Approval of any other matters requires the affirmative vote of a majority of the votes cast on the item at the Annual Meeting in person or by proxy (meaning the number of shares voted “for” the item must exceed the number of shares voted “against” such item).

What is the quorum for the Annual Meeting? How are withhold votes, abstentions and broker non-votes treated?

The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the holders of Common Stock is necessary for the transaction of business at the Annual Meeting. Your shares are counted as being present if you vote in person at the Annual Meeting, via the Internet, by telephone or by submitting a properly executed proxy card or voting instruction form by mail. Abstentions and broker non-votes are counted as present or represented for the purpose of determining a quorum for the Annual Meeting.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020	3

General Information

With respect to Proposal 1, the election of directors, only “for” and “withhold” votes may be cast. Broker non-votes will not be counted as votes cast and, therefore, will not have any effect on the election of director nominees.

With respect to Proposals 2, 3, 4, 5 and 6, the advisory vote to approve the Company’s named executive officer compensation in fiscal 2019, ratifying the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2020, approving an amendment to the Company’s Bylaws, approving the Company’s 2020 Employee Stock Purchase Plan and the shareholder proposal, respectively, abstentions and broker non-votes will not be counted as votes cast and, therefore, will not have any effect on the outcomes of these proposals.

Who pays for solicitation of proxies?

The Company is paying the cost of soliciting proxies and will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for sending proxy materials to shareholders and obtaining their proxies. In addition to soliciting the proxies by mail and the Internet, certain of the Company’s directors, officers and employees, without compensation, may solicit proxies personally or by telephone, facsimile and e-mail. The Company has engaged Innisfree M&A Incorporated to assist in distributing proxy materials and soliciting proxies for the Annual Meeting for a fee of approximately $25,000.

Where can I find the voting results of the Annual Meeting?

The Company will publish final voting results in the Company’s Quarterly Report on Form 10-Q for the first quarter of fiscal 2020 or in a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) within four business days of the Annual Meeting.

4	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020

Shareholder Engagement

Shareholder Engagement

Understanding the issues that are important to our shareholders is critical in ensuring that we address their interests in a meaningful and effective way. Lowe’s recognizes the value of and is committed to engaging with our shareholders and soliciting their views and input. In fiscal 2019, members of Lowe’s management and the Board continued this long-standing practice of shareholder engagement, reinforcing our commitment to building long-term relationships with our shareholders. We conduct shareholder outreach throughout the year to ensure that we understand and consider the issues of importance to our shareholders and are able to address them appropriately. During fiscal 2019, we engaged with representatives of many of our top institutional shareholders to discuss performance, strategy, board composition, refreshment and tenure, cybersecurity and risk management, climate change and sustainability efforts, governance practices, executive compensation, culture, human capital management and other matters. We report to our Nominating and Governance Committee and Board about these meetings and provide feedback from our shareholders.

The following diagram provides an overview of Lowe’s shareholder engagement practice:

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020	5

Shareholder Engagement

We have a proven track record of responsiveness to shareholders and are committed to continued engagement. The following diagrams illustrate changes we have made to our governance and executive compensation practices over the years in response to shareholder feedback as well as our commitment to ongoing improvement.

LOWE'S ONGOING COMMITMENT TO ENHANCING GOVERNANCE PRACTICES

LOWE'S

2019

- Amended Bylaws to **remove restriction on the renomination of a proxy access nominee** based on percentage of votes received in prior elections

2018

- Amended Corporate Governance guidelines to **reduce, from 5 to 4,** the number of public company boards on which an independent director may serve, to **limit** management directors to service on 2 public company boards and to require **committee chair rotation after 5 consecutive years**
- Established a **Technology Committee**, focusing on technology, eCommerce and innovation matters, and a **Sustainability Committee**, focusing on sustainability and environmental matters, both chaired by an independent director
- Added **3 independent directors,** including an African-American woman and 2 directors with investor perspectives, increasing Board diversity and reducing average Board tenure

2017

- **Continued engagement** with institutional shareholders to discuss our strategy, performance, governance practices, executive compensation and other matters and **expanded topics** to include Board composition, climate change and sustainability efforts

2016

- Continued focus on **Board diversity** (increase in women directors to 3) and reducing average Board tenure
- **Redesigned proxy statement** to include proxy summary and highlight governance policies
- Amended Bylaws to implement **proxy access**

2015

- Elected a **new independent Lead Director**, selecting an experienced Board member for the role
- Added **3 independent directors**, including a woman director and an African-American director, increasing Board diversity and reducing average Board tenure

PRE-2015

- Eliminated **classified** board
- Redeemed **shareholder rights plan** in response to shareholder proposal
- Eliminated **supermajority vote requirements** from charter
- Added an **independent director**, increasing Board diversity and reducing average Board tenure
- Clarified that the Board's commitment to having diverse members is **inclusive of race and gender**
- Clarified that Board is responsible for overseeing **environmental and social issues and political activity**

6	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020

Shareholder Engagement

LOWE'S ONGOING COMMITMENT TO ENHANCING COMPENSATION PRACTICES

2019

- **Expanded clawback policy** to allow recovery for conduct resulting in reputational or financial harm
- Replaced leadership behavior index metric in annual incentive plan with **inventory improvement**

2017

- Further enhanced **proxy statement design** to increase transparency of executive compensation

2016

- Increased **weighting of performance-based** share units ("PSUs") as a percent of total equity value from 33% to 50%, lowered weighting of restricted stock and stock options to 25% each
- **Increased weighting of financial metrics** in the annual incentive plan and aligned metric weightings of the CEO and other officers
- Added a **relative TSR modifier** to performance share unit payouts
- Adopted **robust anti-hedging** policy
- **Redesigned proxy statement** to include more detailed, transparent and easy-to-read disclosure regarding the compensation program

2015

- **Engaged with representatives of top institutional shareholders** to discuss our approach to executive compensation and other matters
- Received feedback resulting in **changes to compensation** effective 2016, including anti-hedging policy and increased PSU weighting

PRE-2015

- Adopted robust director and executive officer stock-ownership guidelines to **strengthen alignment of interests** with shareholders
- Adopted **clawback policy** for all incentive compensation of executive officers

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020	7

Proposal 1: Election of Directors

Proposal 1: Election of Directors

We are asking our shareholders to vote on the election of the 11 candidates nominated by the Board of Directors for election as directors.

The Board has nominated the 11 candidates named in this proposal for election as directors at the Annual Meeting. If elected, each nominee will serve until his or her term expires at the 2021 Annual Meeting of Shareholders or until his or her successor is duly elected and qualified. Each nominee has agreed to be named in this Proxy Statement and to serve if elected.

All of the nominees are currently serving as directors and were elected to the Board at the 2019 Annual Meeting of Shareholders. In accordance with the Board’s mandatory retirement policy, Mr. James H. Morgan will retire after 5 years of service on the Board and is not a nominee for re-election at the 2020 Annual Meeting of Shareholders.

The Nominating and Governance Committee identifies, considers and recommends to the Board director candidates who have expertise that would complement and enhance the current Board’s skills and experience. It also reviews the existing time commitments of director candidates to ensure that they do not have any obligations that would conflict with the time commitments of a director of the Company. The Nominating and Governance Committee also looks to recruit candidates with different perspectives so that they can contribute to the cognitive diversity on the Board, while also recognizing the importance of having diversity of age, gender, race and ethnicity on the Board. Generally, the Nominating and Governance Committee identifies candidates through third-party search firms and, from time to time, through business and organizational contacts of the directors and management.

In the past five years, the Company has refreshed more than half of its Board by adding seven new independent directors. At the same time, the Company also believes that it benefits from having several longer tenured directors, including our Chairman, on the Board who are familiar with the Company’s business and can help facilitate the transfer of institutional knowledge. We believe the average tenure for our independent directors of less than five-and-a-half years reflects the balance the Board seeks between different perspectives brought by longer-serving and new directors.

Although the Company knows of no reason why any of the nominees would not be able to serve, if any nominee is unavailable for election, the proxy holders intend to vote your shares for any substitute nominee proposed by the Board. At the Annual Meeting, proxies cannot be voted for a greater number of individuals than the 11 nominees named in this Proxy Statement.

The Board of Directors unanimously recommends a vote “FOR” the election of each of the 11 nominees named in this proposal. Unless authority to vote in the election of directors is withheld, it is the intention of the persons named as proxies to vote “FOR” the election of each of the 11 nominees named in this proposal.

8	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020

Proposal 1: Election of Directors

IDENTIFYING AND EVALUATING DIRECTOR NOMINEES

IDENTIFYING AND EVALUATING DIRECTOR NOMINEES

Board Nomination Process

The Nominating and Governance Committee, in consultation with the Chairman of the Board, reviews each director’s continuation on the Board prior to his or her re-nomination to serve on the Board. The Nominating and Governance Committee evaluates whether or not the director, based upon his or her skills, background, expertise and contribution to the Board, is capable of supporting Lowe’s present and future needs. After the evaluation of a director, the Chair of the Nominating and Governance Committee and the Chairman of the Board inform each director under consideration of the Committee’s decision.

Additionally, with the assistance of an independent search firm, the Nominating and Governance Committee conducts targeted searches to identify well-qualified candidates who may have different skills or backgrounds needed for the Company to execute its strategic vision. If an independent search firm is used, the Nominating and Governance Committee retains the search firm and approves payment of its fees.

The Nominating and Governance Committee will consider nominees recommended by shareholders, and its process for doing so is no different than its process for screening and evaluating candidates suggested by directors, management of the Company or third parties. See “Shareholder Proposals for the 2021 Annual Meeting” elsewhere in this Proxy Statement for the timeframe for shareholders to provide notice of any nominations of persons for election to the Board.

Board Composition and Refreshment

At least annually, the Board seeks input from each of its directors with respect to the current composition of the Board in light of changes in our current and future business strategies, as well as our operating environment, as a means to identify any backgrounds or skill sets that may be helpful in maintaining or improving alignment between our Board composition and our business. In addition, we seek feedback from our shareholders regarding the backgrounds and skill sets that they would like to see represented on our Board. The Nominating and Governance Committee considers this feedback in its director search process.

The Board also prioritizes having robust director orientation and on-boarding programs to ensure that new directors are rapidly integrated into boardroom discussions and their contributions are maximized.

Following Mr. Morgan’s retirement and the election of our director nominees, the Board will be reduced to eleven directors and seven of the eleven directors will have joined the Board within the past five years.

Board Commitment

The Board understands the significant time commitment involved with serving on the Board and its committees, and it takes steps to assess that all directors and director nominees have the time necessary to fulfill their duties. Our Nominating and Governance Committee and Board only nominate candidates who they believe are capable of devoting the necessary time to successfully meet their duties, taking into account principal occupations, memberships on other boards and other responsibilities. Directors must advise our Chairman of the Board prior to joining the board of another public company or any assignment to the audit or compensation committee of the board of directors of any public company of which such director is a member. In addition,

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020	9

Proposal 1: Election of Directors

IDENTIFYING AND EVALUATING DIRECTOR NOMINEES

directors must offer to resign from the Board as a result of changes to their principal occupation, subject to further consideration by the Nominating and Governance Committee. The Nominating and Governance Committee assesses directors’ time commitment to the Board throughout the year, including through the annual evaluation process, and it determined that all of the director nominees clearly demonstrated the necessary time commitment involved in serving on our Board and its committees.

Board Diversity

The Board is committed to having diverse individuals from different backgrounds with varying perspectives, professional experience, education and skills serving as members of the Board. The Board believes that a diverse membership with a variety of perspectives and experiences is an important feature of a well-functioning board, and the composition of the Board reflects the Board’s commitment to diversity.

Board Criteria

Candidates nominated for election or re-election to the Board should possess the following qualifications:

•	High personal and professional ethics, integrity, practical wisdom and mature judgment;

•	Diverse individuals with varying perspectives and experience;

•	Broad training and experience at the policy-making level in business, government, education or technology;

•	Expertise that is useful to the Company and complementary to the background and experience of other Board members;

•	Willingness to devote the required amount of time to carrying out duties and responsibilities of Board membership;

•	Commitment to serve on the Board over a period of several years to develop knowledge about the Company’s principal operations; and

•	Willingness to represent the best interests of all shareholders and objectively appraise management performance.

When determining whether to recommend a director for re-election, the Nominating and Governance Committee also considers the evaluation results of the Board, committees and individual directors and the attendance and overall engagement of the director in Board activities.

Director Nominees’ Skills and Expertise

10	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020

Proposal 1: Election of Directors

DIRECTOR NOMINEES

DIRECTOR NOMINEES

RAUL ALVAREZ

Director Since: 2010 Age: 64 Lowe’s Board Committees: • Compensation • Sustainability • Technology Current Public Company Directorships: • Dunkin’ Brands Group, Inc. • Eli Lilly and Company

Mr. Alvarez is an Operating Partner of Advent International Corporation, a private equity firm. He retired as a director and the Chairman of Skylark Co., Ltd., a public Japanese holding company operating more than 3,000 restaurants, in March 2018. Mr. Alvarez served as President and Chief Operating Officer of McDonald’s Corporation, which franchises and operates over 32,000 McDonald’s restaurants in the global restaurant industry, from August 2006 until his retirement in December 2009. Previously, he served as President of McDonald’s North America from January 2005 to August 2006 and as President of McDonald’s USA from July 2004 to January 2005. Mr. Alvarez joined McDonald’s in 1994 and held a variety of leadership positions during his tenure with the company, including Chief Operations Officer and President of the Central Division, both with McDonald’s USA, and President of McDonald’s Mexico. Before joining McDonald’s, Mr. Alvarez served as a Corporate Vice President and as Division Vice President-Florida for Wendy’s International, Inc. from 1990 to 1994. Prior to that, he was with Burger King Corporation from 1977 to 1989 where he held a variety of positions, including Managing Director of Burger King Spain, President of Burger King Canada and Regional Vice President for the Florida Region.

Mr. Alvarez served on the board of Realogy Holdings Corp. from August 2013 to May 2018.

Specific Experience, Qualifications, Attributes and Skills Relevant to Lowe’s

Mr. Alvarez brings to the Lowe’s Board more than 40 years of experience in the retail industry as well as extensive executive leadership experience in managing some of the world’s best known brands. As a senior executive of the leading global foodservice retailer and other global restaurant businesses, Mr. Alvarez developed in-depth knowledge of consumer marketing, brand management, multi-national operations and strategic planning.

DAVID H. BATCHELDER

Director Since: 2018 Age: 70 Lowe’s Board Committees: • Compensation • Nominating and Governance

Mr. Batchelder was a founder, principal and member of the investment committee at Relational Investors, which managed over $6.5 billion for some of the largest pension funds in the world, from 1996 to 2015. He has over 30 years of financial management and mergers and acquisitions experience. Mr. Batchelder has served as a director of both large public and private companies in a wide range of industries (including retail, pharmaceuticals, waste disposal, healthcare, technology, energy and construction), including his service as a director on the board of The Home Depot, Inc. from 2007 to 2011.

From 1988 to 2005, Mr. Batchelder was also a Principal of Relational Advisors LLC, a financial advisory and investment banking firm. Prior to founding Relational Investors, Mr. Batchelder held various executive positions at Mesa Petroleum Company, including Chief Financial Officer and President and Chief Operating Officer, and served on Mesa’s board of directors. Prior to working at Mesa, Mr. Batchelder was an Audit Manager with Deloitte & Touche LLP.

Specific Experience, Qualifications, Attributes and Skills Relevant to Lowe’s

Mr. Batchelder’s experience as a board member of several public and private companies provides him with valuable perspectives on corporate governance and board dynamics. In addition, his experience from Relational Investors provides our Board invaluable insights into the views of institutional investors and perspectives on Company performance and opportunities. Having served in a number of senior executive positions at Mesa, Mr. Batchelder contributes to the operational management and strategic business development skills of our Board.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020	11

Proposal 1: Election of Directors

DIRECTOR NOMINEES

ANGELA F. BRALY

Director Since: 2013

Age: 58

Lowe’s Board Committees:

•   Compensation

•   Sustainability, Chair

•   Technology

Current Public Company Directorships:

•   Brookfield Asset Management, Inc.

•   Exxon Mobil Corporation

•   The Procter & Gamble Company

Ms. Braly is the former Chair, President and Chief Executive Officer of WellPoint, Inc. (now Anthem, Inc.), a health benefits company. She served as Chair of the board from March 2010 until August 2012 and President, Chief Executive Officer and director from June 2007 through August 2012. Prior to that, Ms. Braly served as Executive Vice President, General Counsel and Chief Public Affairs Officer of WellPoint from 2005 to 2007, and President and Chief Executive Officer of Blue Cross Blue Shield of Missouri from 2003 to 2005.

Specific Experience, Qualifications, Attributes and Skills Relevant to Lowe’s

As Chair and Chief Executive Officer of a publicly-traded company, Ms. Braly developed strong executive leadership and strategic management skills while leading a Fortune 50 company in a highly regulated industry. Ms. Braly also brings extensive legal experience as a former partner of an NLJ 500 law firm and General Counsel of RightCHOICE Managed Care, Inc. and WellPoint, Inc. As Chief Public Affairs Officer for WellPoint, Ms. Braly was also responsible for the company’s public policy development, government relations, legal affairs, corporate communications, marketing and social responsibility initiatives.

SANDRA B. COCHRAN

Director Since: 2016 Age: 61 Lowe’s Board Committees: • Compensation Current Public Company Directorships: • Cracker Barrel Old Country Store, Inc. • Dollar General Corporation

Ms. Cochran has served as a director and as President and Chief Executive Officer of Cracker Barrel Old Country Store, Inc., which operates over 664 old country stores and restaurants across 45 states, since September 2011. Ms. Cochran joined Cracker Barrel in April 2009 as Executive Vice President and Chief Financial Officer and was named President and Chief Operating Officer in November 2010. She was previously Chief Executive Officer at book retailer Books-A-Million, Inc. from February 2004 to April 2009 and also served as that company’s President from August 1999 to February 2004, Chief Financial Officer from September 1993 to August 1999 and Vice President of Finance from August 1992 to September 1993.

Specific Experience, Qualifications, Attributes and Skills Relevant to Lowe’s

Ms. Cochran brings to Lowe’s Board more than 25 years of retail experience as well as expertise in a number of critical areas, including marketing, risk management and strategic planning. Ms. Cochran also has significant executive-level financial experience, which she developed while serving in multiple leadership finance positions, including Chief Financial Officer of both Cracker Barrel Old Country Store, Inc. and Books-A-Million, Inc. Her financial expertise will continue to be a tremendous asset as the Company continues to develop as an omni-channel home improvement company.

12	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020

Proposal 1: Election of Directors

DIRECTOR NOMINEES

LAURIE Z. DOUGLAS

Director Since: 2015 Age: 56 Lowe’s Board Committees: • Audit • Nominating and Governance • Technology, Chair

Ms. Douglas has served as Senior Vice President, Chief Information Officer and Chief Digital Officer of Publix Super Markets, Inc., an operator of retail food and pharmacy in Florida, Georgia, Alabama, South Carolina, Tennessee, North Carolina and Virginia, since 2019. From 2006 through 2018, she was Senior Vice President, Chief Information Officer and Chief Security Officer of Publix Super Markets. Before joining Publix Super Markets, Ms. Douglas served as Senior Vice President and Chief Information Officer of FedEx Kinko’s Office and Print Services, Inc. from 2004 to 2005. From 2003 to 2004, she was Senior Vice President and Chief Information Officer of Kinko’s, Inc.

Specific Experience, Qualifications, Attributes and Skills Relevant to Lowe’s

Ms. Douglas brings to Lowe’s Board many years of setting the enterprise technology, digital and security visions and driving the related implementations for two Fortune 500 companies. Ms. Douglas’ expertise spans broad IT disciplines, including application development and infrastructure, digital and mobile, omni-channel, data security and regulatory compliance. Ms. Douglas is a highly respected technology leader focused on driving shareholder value with technology solutions that foster premier customer service, operational excellence and profitable growth and who has financial management responsibility for IT investments. Ms. Douglas also has relevant experience with emerging technologies to ensure ongoing relevance as technology changes at an unprecedented rate.

RICHARD W. DREILING

Director Since: 2012 Age: 66 Current Public Company Directorships: • Aramark Corporation • Kellogg Company • PulteGroup, Inc.

Mr. Dreiling serves as the independent Chairman of the Board of Directors of Lowe’s. Mr. Dreiling retired in June 2015 from Dollar General Corporation, the nation’s largest small-box discount retailer, as Chief Executive Officer, a position he held since January 2008. Mr. Dreiling served as Chairman of Dollar General Corporation from December 2008 until January 2016 and as Senior Advisor from June 2015 until January 2016. Before joining Dollar General, Mr. Dreiling served as Chief Executive Officer, President and a director of Duane Reade Holdings, Inc. and Duane Reade Inc., the largest drugstore chain in New York City, from November 2005 until January 2008, and as Chairman of Duane Reade from March 2007 until January 2008. Prior to that, Mr. Dreiling, beginning in March 2005, served as Executive Vice President-Chief Operating Officer of Longs Drug Stores Corporation, an operator of a chain of retail drug stores on the West Coast and Hawaii, after having joined Longs in July 2003 as Executive Vice President and Chief Operations Officer. From 2000 to 2003, Mr. Dreiling served as Executive Vice President-Marketing, Manufacturing and Distribution at Safeway, Inc., a food and drug retailer. Prior to that, Mr. Dreiling served from 1998 to 2000 as President of Vons, a southern California food and drug division of Safeway.

Specific Experience, Qualifications, Attributes and Skills Relevant to Lowe’s

Mr. Dreiling brings to Lowe’s Board more than 40 years of retail industry experience at all operating levels and a unique perspective as a result of his experience progressing through the ranks within various retail companies. Over the course of his career, Mr. Dreiling has developed deep insight into all key areas of a retail business as a result of his experience overseeing the operations, marketing, manufacturing and distribution functions of a number of retail companies. Mr. Dreiling also has strong business development expertise in expanding the footprint and offerings provided by several retailers into new regions.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020	13

Proposal 1: Election of Directors

DIRECTOR NOMINEES

MARVIN R. ELLISON

Director Since: 2018 Age: 55 Current Public Company Directorships: • FedEx Corporation

Mr. Ellison has served as President and Chief Executive Officer of Lowe’s since July 2018. Mr. Ellison previously served as Chief Executive Officer of J. C. Penney Company, Inc., a department store retailer, from August 2015 to May 2018 and Chairman of the Board from August 2016 to May 2018. He served as President of J. C. Penney from November 2014 to July 2015. Mr. Ellison served as Executive Vice President–U.S. Stores of The Home Depot, Inc., a home improvement retailer, from August 2008 to October 2014. He also served in a variety of operations roles at The Home Depot, including as President–Northern Division from 2006 to 2008, Senior Vice President–Logistics from 2005 to 2006, Vice President–Logistics from 2004 to 2005, and Vice President–Loss Prevention from 2002 to 2004. From 1987 to 2002, Mr. Ellison served in a variety of operational roles with Target Corporation. Mr. Ellison served as a director of H&R Block, Inc. from 2011 to 2014 and a director of J. C. Penney Company, Inc. from 2014 to 2018. Mr. Ellison also serves on the board of the Retail Industry Leaders Association.

Specific Experience, Qualifications, Attributes and Skills Relevant to Lowe’s

Mr. Ellison has more than 30 years of leadership and operational experience in the retail industry, including expertise in managing a large network of stores and employees as well as global logistics networks. He brings extensive experience in the home improvement industry, having spent 12 years in senior-level operations roles with The Home Depot, where he oversaw U.S. sales, operations, install services and pro strategic initiatives, and improved customer service and efficiency across the organization to serve both do-it-yourself and pro customers.

BRIAN C. ROGERS

Director Since: 2018 Age: 64 Lowe’s Board Committees: • Audit • Nominating and Governance, Chair Current Public Company Directorships: • United Technologies Corporation

Mr. Rogers retired as the Non-Executive Chairman of T. Rowe Price Group, Inc., a global investment management organization, in April 2019. He served as the Chairman from 2007 to 2017 and as Chief Investment Officer from 2004 to 2017. Mr. Rogers served as a director of the Price Group from 1997 to 2019. In addition, Mr. Rogers was portfolio manager of one of the firm’s largest funds, the T. Rowe Price Equity Income Fund, from its inception until October 2015. Mr. Rogers held a variety of other senior leadership roles and had been involved in investment management with T. Rowe Price since beginning his career there in 1982. Prior to joining T. Rowe Price, Mr. Rogers worked at Bankers Trust Company.

Specific Experience, Qualifications, Attributes and Skills Relevant to Lowe’s

Through his extensive investment and management roles, including Chief Investment Officer of a large investment management firm, Mr. Rogers provides the Board with financial, investment and risk management expertise. In addition, Mr. Rogers’ experience at T. Rowe Price provides our Board invaluable insights into the views of institutional investors and perspectives on Company performance and opportunities.

14	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020

Proposal 1: Election of Directors

DIRECTOR NOMINEES

BERTRAM L. SCOTT

Director Since: 2015 Age: 69 Lowe’s Board Committees: • Audit, Chair • Nominating and Governance Current Public Company Directorships: • AXA Equitable Holdings, Inc. • Becton, Dickinson and Company

Mr. Scott retired as Senior Vice President of Population Health and Value Based Care at Novant Health, a leading healthcare provider, in May 2019, after serving in that role since 2015. Prior to that, Mr. Scott was President, Chief Executive Officer and a director of Affinity Health Plan, a provider of New York State-sponsored health coverage, from 2012 to 2014; President, U.S. Commercial of CIGNA Corporation, a global health services organization, from 2010 to 2011; Executive Vice President and Chief Institutional Development and Sales Officer of TIAA-CREF from 2000 to 2010; and President and Chief Executive Officer of TIAA-CREF Life Insurance Company from 2000 to 2007.

Mr. Scott currently serves on the board of AXA Equitable Holdings, Inc. (“EQH”) and continues to serve on the boards of AXA Equitable Life Insurance Company and MONY Life Insurance Company of America, which are wholly-owned subsidiaries of EQH.

Specific Experience, Qualifications, Attributes and Skills Relevant to Lowe’s

Mr. Scott has served in a variety of senior leadership positions in organizations that are in highly regulated industries and brings invaluable experience to Lowe’s Board in the areas of development and implementation of strategy, mergers and acquisitions and integration. Mr. Scott also brings significant experience and responsibility in the areas of sales and marketing in his roles as Executive Vice President and Chief Institutional Development and Sales Officer of TIAA-CREF and President and Chief Executive Officer of TIAA-CREF Life Insurance Company.

LISA W. WARDELL

Director Since: 2018 Age: 50 Lowe’s Board Committees: • Audit • Sustainability • Technology Current Public Company Directorships: • Adtalem Global Education, Inc.

Ms. Wardell is the President, Chief Executive Officer and Chairman of Adtalem Global Education, Inc. (formerly DeVry Education Group), a leading global education provider. Ms. Wardell was appointed President and Chief Executive Officer in 2016 and Chairman in July 2019, having previously been a member of Adtalem’s board of directors since 2008.

Prior to her current position with Adtalem, Ms. Wardell was Executive Vice President and Chief Operating Officer for 12 years for The RLJ Companies, a diversified holding company with portfolio companies in the financial services, asset management, real estate, hospitality, professional sports, film production and gaming industries. Prior to joining The RLJ Companies, Ms. Wardell was a Principal at Katalyst Venture Partners, a private equity firm that invested in start-up technology companies in the media and communications industries from 2000 to 2003. She was a senior consultant for Accenture from 1998 to 2000, in the organization’s communications and technology strategic services practice, and an attorney with the Federal Communications Commission from 1994 to 1996.

Ms. Wardell served on the board of directors of Christopher and Banks, Inc. from July 2011 to January 2017 and served as the chair of the board from November 2015 to January 2017. Ms. Wardell also served as a director of RLJ Entertainment, Inc. from 2012 to 2015.

Specific Experience, Qualifications, Attributes and Skills Relevant to Lowe’s

Ms. Wardell brings extensive experience to the Board as a senior business executive in private equity, operations and strategy and financial analysis, including mergers and acquisitions. Her previous experience in a legal capacity with a federal regulatory agency gives her valuable perspective on the issues that come before the Board, including business, legal, financial and regulatory matters.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020	15

Proposal 1: Election of Directors

DIRECTOR NOMINEES

ERIC C. WISEMAN

Director Since: 2011 Age: 64 Lowe’s Board Committees: • Compensation, Chair • Sustainability • Technology Current Public Company Directorships: • CIGNA Corporation

Mr. Wiseman retired as the Chairman of V.F. Corporation, a global leader in the design, production, procurement, marketing and distribution of branded lifestyle apparel, footwear and related products, in October 2017. Mr. Wiseman served as the Chairman from 2008 to October 2017; Chief Executive Officer from 2008 to January 2017; and President from March 2006 to June 2015. Prior to that, he served as Chief Operating Officer of V.F. from March 2006 to January 2008. Mr. Wiseman served as a director of V.F. from 2006 to October 2017. Mr. Wiseman joined V.F. in 1995 and held a variety of leadership positions during his tenure with the company.

Specific Experience, Qualifications, Attributes and Skills Relevant to Lowe’s

Mr. Wiseman has developed valuable strategic management skills and brings to Lowe’s Board expertise and insights in a number of critical areas, including consumer marketing, brand management, multi-national operations and strategic planning. Mr. Wiseman is responsible for transforming V.F. into an industry leader by creating innovative marketing initiatives and building powerful brands and for creating an oversight system to guide the sustainability and responsibility efforts and goals for one of the largest apparel and footwear companies in the world.

16	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020

Corporate Governance

CORPORATE GOVERNANCE GUIDELINES AND CODE OF BUSINESS CONDUCT AND ETHICS

Corporate Governance

CORPORATE GOVERNANCE GUIDELINES AND CODE OF BUSINESS CONDUCT AND ETHICS

The Board has adopted Corporate Governance Guidelines setting forth guidelines and standards with respect to the role and composition of the Board, the functioning of the Board and its committees, the compensation of directors, succession planning and management development, the Board’s and its committees’ access to independent advisors and other matters. The Nominating and Governance Committee of the Board regularly reviews and assesses corporate governance developments and recommends to the Board modifications to the Corporate Governance Guidelines as warranted. The Company has also adopted a Code of Business Conduct and Ethics for its directors, officers and employees. The Corporate Governance Guidelines and the Code of Business Conduct and Ethics are posted on the Company’s website at www.Lowes.com/investor.

DIRECTOR INDEPENDENCE

The Company’s Corporate Governance Guidelines provide that, in accordance with Lowe’s long-standing policy, a substantial majority of the members of the Board must qualify as independent directors. The rules and regulations of the New York Stock Exchange (the “NYSE rules”) provide that a director does not qualify as “independent” unless the board of directors affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The NYSE rules recommend that a board of directors consider all of the relevant facts and circumstances in determining the materiality of a director’s relationship with a company. The Board has adopted Categorical Standards for Determination of Director Independence (the “Categorical Standards”), which incorporate the independence standards of the NYSE rules, to assist the Board in determining whether a particular relationship a director has with the Company is a material relationship that would impair the director’s independence. The Categorical Standards establish thresholds at which directors’ relationships with the Company are deemed to be not material and, therefore, shall not disqualify any director or nominee from being considered “independent.” A copy of the Categorical Standards is attached as Appendix A to this Proxy Statement.

In March 2020, the Board, with the assistance of the Nominating and Governance Committee, conducted an evaluation of director independence based on the Categorical Standards, NYSE rules and SEC rules. The Board considered all relevant transactions, relationships or arrangements between each director or director nominee (and such individual’s immediate family members and affiliates) and each of Lowe’s, its management and its independent registered public accounting firm in each of the most recent three completed fiscal years. In determining the independence of each director or director nominee, the Board considered and deemed immaterial to such individual’s independence any transactions involving the purchase or sale of products and services in the ordinary course of business between the Company, on the one hand, and, on the other, companies or organizations at which some of our directors, director nominees or their immediate family members were officers, employees or directors in each of the most recent three completed fiscal years. In each case, the amount paid to or received from these companies or organizations was well below 2% of total revenue of such companies or organizations and consequently below the threshold set forth in our Categorical Standards.

In addition, the Board considered the amount of Lowe’s discretionary charitable contributions in each of the most recent three completed fiscal years to charitable organizations where a director, director nominee or a member of such individual’s immediate family, serves as a director or trustee. The Company has not made any payments to such organizations in the last three fiscal years.

As a result of the evaluation of the transactions, relationships or arrangements that do exist or did exist within the most recent three completed fiscal years (except for Mr. Ellison’s), the Board determined that they all fall well below the thresholds in the Categorical Standards. Consequently, the Board determined that each of Messrs. Alvarez, Batchelder, Dreiling, Morgan, Rogers, Scott, Wiseman and Marshall O. Larsen and Mses. Braly, Cochran, Douglas and Wardell qualifies as an independent director under the Categorical Standards, NYSE rules and SEC rules. The Board also determined that each member of the Audit, Compensation, Nominating and Governance, Sustainability and Technology Committees (see membership information below under “Board Meetings, Committees of the Board and Board Leadership Structure—Board Committees”) is independent, including that each member of the Audit Committee is “independent” as that term is defined under Rule 10A-3(b)(1)(ii) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that each member of the Compensation Committee is an “outside director” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and a “non-employee director” as defined under Rule 16b-3(b)(3)(i) of the Exchange Act. Mr. Ellison is not independent due to his employment by the Company as President and Chief Executive Officer.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020	17

Corporate Governance

COMPENSATION OF DIRECTORS

COMPENSATION OF DIRECTORS

Compensation Philosophy

The Compensation Committee reviews director compensation annually and recommends changes to the Board for approval. The Compensation Committee assesses director compensation to align with Board and committee requirements and for market competitiveness against the Company’s Peer Group and Survey Group as described on page 36.

Lowe’s philosophy on compensating directors who are not employees (“non-employee directors”) is to use a mix of cash and equity that will align the interests of our directors with the long-term interests of Lowe’s shareholders and compensate our directors fairly and competitively for the obligations and responsibilities of serving as a director at a company of Lowe’s size and scope. To implement this philosophy, we target a split of one-third cash and two-thirds equity, with total target compensation at the median of the market. A director who is an employee of the Company receives no additional compensation for his or her services as a director. A non-employee director receives compensation for his or her services as described in the following paragraphs. All directors are reimbursed for reasonable expenses incurred in connection with attendance at Board and committee meetings, conducting store visits and participating in other corporate functions. No perquisites are provided to our non-employee directors.

Annual Retainer Fees

For fiscal 2019, each non-employee director was paid an annual retainer of $90,000. Our directors do not receive any meetings fees and do not receive any additional compensation for committee service other than for serving as a committee chair. Non-employee directors who served as the Chair of the Nominating and Governance Committee, Sustainability Committee or Technology Committee received an additional $15,000; the Chair of the Compensation Committee received an additional $20,000; and the Chair of the Audit Committee received an additional $25,000. The Chairman received an additional $70,000. All annual retainer and chair fees are paid quarterly.

Stock Awards

The Board believes that director stock ownership is a hallmark of enlightened corporate governance and provides greater alignment of interests between directors and shareholders. The compensation plan adopted by the Board for non-employee directors adheres to this principle by providing a substantial portion of such director’s compensation in deferred stock units, which are credited to a deferral account during the term of such director’s service and are payable to the director (or to the director’s estate if the director should die while serving on the Board) in one share of Common Stock of the Company per deferred stock unit only upon the director’s termination of service as a director.

Non-employee directors receive grants of deferred stock units at the first Board meeting following the Annual Meeting of Shareholders each year (the “Award Date”). The annual grant of deferred stock units for each of the Company’s non-employee directors is determined by taking the annual grant amount and dividing it by the closing price of a share of Common Stock as reported on the New York Stock Exchange (the “NYSE”) on the Award Date, which amount is then rounded up to the next 100 units. The deferred stock units receive dividend equivalent credits, in the form of additional units, for any cash dividends subsequently paid with respect to Common Stock. All units credited to a director are fully vested and payable in the form of Common Stock after the termination of the director’s service.

For fiscal 2019, each non-employee director received an annual equity award of $175,000. The Chairman received an additional equity award of $140,000. In accordance with the Company’s long-term incentive plan, the value of all equity awards granted to a non-employee director in any fiscal year may not exceed $500,000.

Deferral of Annual Retainer Fees

Each non-employee director may elect to defer receipt of all, but not less than all, of the annual retainer and any committee Chair, Chairman or, if applicable, Lead Director fees otherwise payable to the director in cash. Deferrals are credited to a bookkeeping account and account values are adjusted based on the investment alternative selected by the director. One investment alternative adjusts the account value based on interest calculated in the same manner and at the same rate as interest on amounts invested in the short-term interest fund option available to employees participating in the Lowe’s 401(k) Plan, a tax-qualified, defined contribution plan sponsored by the Company. The other investment alternative assumes that the deferrals are invested in Common Stock with reinvestment of all dividends. At the end of each year, a director participating in the plan makes an election to allocate the fees deferred for the following year between the two investment alternatives in 25% multiples. Account balances may not be reallocated between the investment alternatives. Account balances are paid in cash in a single sum payment following the termination of a director’s service.

18	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020

Corporate Governance

COMPENSATION OF DIRECTORS

Fiscal 2019 Compensation

The following table shows the compensation paid to each non-employee director who served on the Board in fiscal 2019:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Raul Alvarez	102,500	177,232	279,732
David H. Batchelder	90,000	177,232	267,232
Angela F. Braly	105,000	177,232	282,232
Sandra B. Cochran	90,000	177,232	267,232
Laurie Z. Douglas	105,000	177,232	282,232
Richard W. Dreiling	160,000	326,480	486,480
Marshall O. Larsen(2)	52,500	0	52,500
James H. Morgan	90,000	177,232	267,232
Brian C. Rogers	101,250	177,232	278,482
Bertram L. Scott	108,750	177,232	285,982
Lisa W. Wardell	90,000	177,232	267,232
Eric C. Wiseman	110,000	177,232	287,232

(1)

The dollar amount shown for these stock awards represents the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 “Compensation—Stock Compensation” (“FASB ASC Topic 718”) for 1,900 deferred stock units granted to each non-employee director and an additional 1,600 deferred stock units granted to the Chairman of the Board in fiscal 2019. See Note 12, “Accounting for Share-Based Payments” to the Company’s consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended January 31, 2020 for additional information about the Company’s accounting for share-based compensation arrangements, including the assumptions used for calculating the grant date value of the deferred stock units. These amounts do not correspond to the actual value that may be recognized by a director with respect to these awards when they are paid in the form of Common Stock after the termination of the director’s service.

(2)	Mr. Larsen retired from the Board on May 31, 2019 and did not receive a grant of deferred share units in 2019.

The following table shows the number of deferred stock units held by each non-employee director as of January 31, 2020:

Name	Deferred Stock Units(#)
Raul Alvarez	31,117
David H. Batchelder	3,876
Angela F. Braly	14,138
Sandra B. Cochran	8,217
Laurie Z. Douglas	10,607
Richard W. Dreiling	27,502
James H. Morgan	10,607
Brian C. Rogers	3,876
Bertram L. Scott	8,217
Lisa W. Wardell	3,876
Eric C. Wiseman	24,340

Director Stock Ownership Guidelines

To ensure that our directors become and remain meaningfully invested in Common Stock, non-employee directors are required to own shares of Common Stock having a market value equal to five times the annual retainer fee payable to them. A non-employee director must meet the stock ownership requirement within five years of becoming a member of the Board. In addition to shares owned by non-employee directors, the full value of deferred stock units is counted for purposes of determining a director’s compliance with the stock ownership requirement. All of our directors have met or are on track to meet their objectives within the five-year time requirement.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020	19

Corporate Governance

BOARD MEETINGS, COMMITTEES OF THE BOARD AND BOARD LEADERSHIP STRUCTURE

BOARD MEETINGS, COMMITTEES OF THE BOARD AND BOARD LEADERSHIP STRUCTURE

Attendance at Board and Committee Meetings

During fiscal 2019, the Board held five meetings. Each incumbent director attended 75% or more of the aggregate number of meetings of the Board and committees of the Board on which the director served during fiscal 2019, with the exception of Mr. Larsen who attended 50% of the meetings of the Board and committees during the time he served.

Executive Sessions of the Independent Directors

The independent directors meet in executive session at each of the regularly scheduled Board meetings and as necessary at other Board meetings. The Company’s Chairman or, if applicable, the Lead Director presides over these executive sessions and, in the Chairman’s or, if applicable, the Lead Director’s absence, the independent directors will select another independent director present to preside.

Annual Meetings of Lowe’s Shareholders

Directors are expected to attend the Annual Meeting of Shareholders. All of the directors in office at the time attended last year’s Annual Meeting of Shareholders except Messrs. Larsen and Alvarez, whose absences were excused due to prior commitments.

Annual Evaluation of the Board, Committees and Individual Directors

The Board evaluates the performance of the Board, the committees of the Board and individual directors on an annual basis. The data to evaluate the quality and impact of an individual director’s service is gathered by having each director complete a questionnaire assessing the performance of all other directors and the committees of the Board of which the director completing the evaluation is a member. The Chairman of the Board discusses the results of the individual evaluations with each director. Each committee and the full Board review and discuss the results of the committee and Board evaluations. The goal is to use the results of the assessment process to enhance the Board’s functioning as a strategic partner with management as well as the Board’s ability to carry out its traditional monitoring and oversight function. The ways in which our evaluation processes inform Board composition, refreshment, director nomination, shareholder engagement and other matters are further discussed elsewhere in this Proxy Statement.

Board Leadership Structure

Lowe’s Board is responsible for ensuring that its leadership structure provides independent oversight of senior management and discusses the appropriate structure for Lowe’s on an annual basis. When evaluating the optimal structure, the Board reviews a variety of criteria, including shareholder feedback, Lowe’s strategic goals, the current operating and governance environment, the skill set of the independent directors, the dynamics of the Board and the strengths and talents of Lowe’s senior management at any given point in time. The Board does not believe that there is one leadership structure that is preferred and regularly discusses what the optimal leadership structure is for Lowe’s at that time.

Lowe’s Corporate Governance Guidelines permit the roles of Chairman and Chief Executive Officer to be filled by the same or different individuals. The Corporate Governance Guidelines further provide that if the Board determines the roles of Chairman and Chief Executive Officer are filled by the same individual, or if the Chairman is not an independent director, then a Lead Director, who must be an independent director, will be elected by the independent directors annually at the meeting of the Board held in conjunction with the Annual Meeting of Shareholders. The duties of the Lead Director are consistent with the responsibilities held by lead directors at other public companies and are further described below.

The Nominating and Governance Committee analyzed the considerations noted above, and after careful consideration, the independent directors of the Board determined that having a separate Chairman and Chief Executive Officer affords Mr. Ellison the opportunity to focus his time and energy on managing our business and allows Mr. Dreiling, our Chairman, to devote his time and attention to matters of Board oversight and governance. The Board, however, recognizes that no single leadership model is right for all companies and at all times, and the Board will review its leadership structure as appropriate (at least on an annual basis) to ensure it continues to be in the best interests of the Company and our shareholders.

20	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020

Corporate Governance

BOARD MEETINGS, COMMITTEES OF THE BOARD AND BOARD LEADERSHIP STRUCTURE

ROLE OF THE INDEPENDENT CHAIRMAN

The independent Chairman of the Board:

•	Presides at all meetings of the Board, including executive sessions of the independent directors;

•	Presides at all shareholder meetings;

•	Sets the agenda for executive sessions of independent directors;

•	Approves meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	Has the authority to call meetings of the Board and independent directors;

•	Facilitates effective communication between the Board and shareholders and shall be available for consultation and direct communication with major shareholders;

•	Leads the evaluation process for individual directors, committees and the Board;

•	Works with the Chair of the Nominating and Governance Committee in an annual performance review of the CEO; and

•	Serves as the contact person for interested parties to communicate directly with the independent directors.

Lowe’s independent directors appointed Mr. Dreiling to serve as Chairman of the Board effective July 2, 2018. Mr. Dreiling joined the Board in 2012 and brings more than 40 years of retail industry experience at all operating levels. As Chairman and Chief Executive Officer of a publicly-traded retail company prior to his retirement, Mr. Dreiling developed strong executive leadership and strategic management skills in the retail industry, and he has a track record of enhancing operational effectiveness to yield value for shareholders.

ROLE OF THE LEAD DIRECTOR, IF APPOINTED

The Lead Director, if appointed:

•	Presides at all meetingas of the Board at which the Chairman of the Board is not present, including executive sessions of independent directors;

•	Serves as a liaison between the Chairman and independent directors;

•	Approves meeting agendas for the Board;

•	Approves meeting schedules to assure that there is sufficient time for discussion of all agenda items;

•	Has the authority to call meetings of the independent directors; and

•	Will be available for consultation and direct communication with major shareholders.

The Lead Director, if appointed, also serves as the Chair of the Nominating and Governance Committee of the Board, which is comprised entirely of independent directors. With Mr. Dreiling serving as Chairman of the Board, the Company does not currently have a Lead Director.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020	21

Corporate Governance

BOARD MEETINGS, COMMITTEES OF THE BOARD AND BOARD LEADERSHIP STRUCTURE

Board’s Role in Corporate Strategy

Our Board is actively involved in overseeing, reviewing and guiding our corporate strategy. Our Board formally reviews our Company’s business strategy, including the risks and opportunities facing the Company and its businesses, at an annual strategic planning session. In addition, long-range strategic issues, including the performance and strategic fit of our businesses, are discussed as a matter of course at regular Board meetings. Our Board regularly discusses corporate strategy throughout the year with management formally as well as informally and during executive sessions of the Board as appropriate. As discussed in “Board’s Role in the Risk Management Process” below, our Board views risk management and oversight as an integral part of our strategic planning process, including mapping key risks to our corporate strategy and seeking to manage and mitigate risk. Our Board also views its own composition as a critical component to effective strategic oversight. Accordingly, our Board and relevant Board committees consider our business strategy and the Company’s regulatory, geographic and market environments when assessing Board composition, director succession, executive compensation, human capital management and other matters of importance.

Board’s Role in the Risk Management Process

The primary responsibility for identifying, evaluating, managing and mitigating the Company’s exposure to risk belongs with management. It is the Board’s responsibility to oversee the Company’s risk management processes and assess whether management has an appropriate framework to manage risks effectively. It is also the Board’s responsibility to challenge management regularly to demonstrate that those processes are effective in operation.

22	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020

Corporate Governance

BOARD MEETINGS, COMMITTEES OF THE BOARD AND BOARD LEADERSHIP STRUCTURE

The Board executes its oversight responsibilities both through active review and discussion of key risks facing the Company and by delegating certain risk oversight responsibilities to its committees, who regularly report back to the Board.

A summary of the allocation of general risk oversight functions among the committees, as delegated by the Board, is as follows:

For more information on specific areas of risk oversight, each committee has a charter describing its specific responsibilities, which can be found on our website at www.Lowes.com/investor.

The risks periodically reviewed by the various committees are also reviewed by the full Board when a committee or the Board determines that this is appropriate. The role of the Board’s Audit, Compensation, Nominating and Governance, Sustainability and Technology Committees, each of which consists solely of independent directors, in the oversight of the Company’s major financial exposures and other enumerated risks, preserves the benefit of independent risk oversight along with full Board responsibility and review. Further, the independent Chairman promotes effective considerations of matters presenting significant risks to the Company through his role in advising committee chairs, chairing meetings of the independent directors and working with the President and Chief Executive Officer to develop Board meeting agendas.

Compensation Committee Advisors

The Compensation Committee has sole authority under its charter to retain compensation consultants and other advisors and to approve such consultants’ and advisors’ fees and retention terms. Following a review of the engagement with its previous independent compensation consultant, Farient Advisors, LLC, the Compensation Committee, in March 2019, decided to retain Semler Brossy Consulting Group, LLC to act as its independent compensation consultant and to provide it with advice and support on executive compensation issues. The compensation consultant assists with peer group identification and benchmarking, design of the Company’s executive compensation program and conduct of annual risk assessment related thereto, review of compensation-related disclosures and related services. A more detailed description of the services performed by the Compensation Committee’s compensation consultant in fiscal 2019 is included in the “Compensation Discussion and Analysis” section of this Proxy Statement.

The Compensation Committee has reviewed and confirmed the independence of its compensation consultant. Neither the compensation consultant nor any of its affiliates provide any services to the Company except for services provided to the Compensation Committee. In addition to its compensation consultant, the Compensation Committee has reviewed the independence of outside counsel engaged by the Compensation Committee in advance of receiving advice from counsel.

How to Communicate with the Board of Directors and Non-Management Directors

Shareholders and other interested parties can communicate directly with the Board by sending a written communication addressed to the Board or to any member individually in care of Lowe’s Companies, Inc., 1000 Lowes Boulevard, Mooresville, North Carolina 28117. Shareholders and other interested parties wishing to communicate with Mr. Dreiling, as Chairman, or with the independent directors as a group may do so by sending a written communication addressed to Mr. Dreiling, in care of Lowe’s Companies, Inc. at the above address. Any communication addressed to a director that is

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020	23

Corporate Governance

BOARD MEETINGS, COMMITTEES OF THE BOARD AND BOARD LEADERSHIP STRUCTURE

received at Lowe’s principal executive offices will be delivered or forwarded to the individual director as soon as practicable. Lowe’s will forward all communications received from its shareholders or other interested parties that are addressed simply to the Board, to the Chairman or to the Chair of the committee of the Board whose purpose and function is most closely related to the subject matter of the communication. All such communications are promptly reviewed before being forwarded to the addressee. Lowe’s generally will not forward to directors a shareholder communication that it determines to be primarily commercial in nature, relates to an improper or irrelevant topic or requests general information about the Company.

Board Committees

The Board has five current standing committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, the Sustainability Committee and the Technology Committee. The Board may also establish other committees from time to time as it deems necessary. Committee members and committee chairs are appointed by the Board. The members of these committees as of January 31, 2020 are identified in the following table:

Audit Committee Compensation Committee Nominating and Governance Committee Public Policy Committee Executive Committee Sustainability Committee Technology Committee

🌑 Member

Raul Alvarez(1)		🌑		🌑	🌑

David H. Batchelder		🌑	🌑

Angela F. Braly		🌑		Chair	🌑

Sandra B. Cochran		🌑

Laurie Z. Douglas	🌑		🌑		Chair

Richard W. Dreiling

Marvin R. Ellison

Marshall O. Larsen(2)

James H. Morgan	🌑		🌑

Brian C. Rogers(3)	🌑		Chair

Bertram L. Scott(4)	Chair		🌑

Lisa W. Wardell	🌑			🌑	🌑

Eric C. Wiseman		Chair		🌑	🌑

Number of Meetings in Fiscal 2019	7	7	5	3	2

(1)	Effective May 31, 2019, Mr. Alvarez ended his tenure as Chair of the Audit Committee and was appointed to the Compensation Committee.

(2)	Mr. Larsen served as Chair of the Nominating and Governance Committee until May 31, 2019.

(3)	Mr. Rogers was appointed Chair of the Nominating and Governance Committee on May 31, 2019.

(4)	Mr. Scott was appointed Chair of the Audit Committee on May 31, 2019.

Each of the current committees act pursuant to a written charter adopted by the Board. A copy of each committee charter and the Corporate Governance Guidelines are available on the Company’s website at www.Lowes.com/investor.

24	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020

Corporate Governance

BOARD MEETINGS, COMMITTEES OF THE BOARD AND BOARD LEADERSHIP STRUCTURE

The following table provides information about the operation and key functions of each of the current standing Board committees:

Committee	Key Functions and Additional Information
Audit Committee

•  Oversees the Company’s accounting and financial reporting processes, internal controls and internal audit functions.

•  Reviews and discusses with management and the independent registered public accounting firm the annual and quarterly financial statements and earnings press releases.

•  Reviews and discusses the Company’s major financial risk exposures, including data protection, cybersecurity, business continuity and operational risks, and the steps management has taken to identify, assess, monitor, control, remediate and report such exposures.

•  Reviews with the Company’s General Counsel and Chief Compliance Officer legal matters and the program of monitoring compliance with the Company’s Code of Business Conduct and Ethics.

•  Reviews and pre-approves all audit and non-audit services proposed to be performed by the independent registered public accounting firm.

•  Reports regularly to the Board.

•  The Board has determined that five of the six members of the Audit Committee, Messrs. Alvarez, Morgan, Rogers and Scott and Ms. Wardell, are each “audit committee financial experts” within the meaning of the SEC rules and that each of the members of the Audit Committee has accounting and related financial management expertise in accordance with the NYSE rules.

Compensation Committee

•  Reviews and approves on an annual basis the corporate goals and objectives relevant to the compensation for the executive officers, evaluates at least once a year the Chief Executive Officer’s performance in light of these established goals and objectives and, based upon this evaluation, determines and approves the Chief Executive Officer’s compensation, which it forwards to the Board for ratification by the independent directors.

•  Reviews and approves the compensation for the other executive officers.

•  Makes recommendations to the Board with respect to incentive compensation and equity-based plans that are subject to Board approval.

•  Reviews and approves all annual incentive plans for executives and all awards to executives under multi-year incentive plans, including equity-based incentive arrangements authorized under the Company’s equity incentive compensation plans.

•  Oversees regulatory compliance and risk regarding compensation matters.

•  Reports regularly to the Board.

Nominating and Governance Committee

•  Develops criteria for evaluation of potential candidates for the Board and its committees.

•  Makes recommendations to the Board concerning committee appointments.

•  Makes recommendations to the Board with respect to determinations of director independence.

•  Identifies, evaluates and recommends director candidates to the Board.

•  Oversees annual evaluation of the Board, the committees of the Board and each individual director.

•  Develops and recommends to the Board the Corporate Governance Guidelines applicable to the Company.

•  Reviews and approves, ratifies or disapproves related person transactions.

•  Considers and recommends to the Board other actions relating to corporate governance.

•  Reports regularly to the Board.

Sustainability Committee

•  Oversees sustainability and environmental matters.

•  Assists the Board with the Company’s enterprise risk management system by identifying, evaluating and monitoring sustainability and environmental trends, issues, risks and concerns.

•  Reviews the Company’s compliance with policies, programs and practices with regard to sustainability, environmental and related social responsibility issues and impacts to support the sustainable growth of the Company.

•  Monitors the Company’s performance against relevant external sustainability indices and reviews the Company’s annual Corporate Social Responsibility Report.

•  Reviews and makes recommendations to the Board regarding responses to stockholder proposals encompassing matters overseen by the Committee.

•  Reports regularly to the Board.

Technology Committee

•  Oversees matters of technology, eCommerce and innovation.

•  Makes recommendations to the Board relating to the Company’s technology, eCommerce and innovation strategy in support of the Company’s objectives.

•  Monitors and provides guidance on issues relating to significant emerging technology, eCommerce and innovation trends and issues that may affect the Company strategy.

•  Reports regularly to the Board.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020	25

Corporate Governance

CORPORATE RESPONSIBILITY AND POLITICAL ADVOCACY AND OVERSIGHT

CORPORATE RESPONSIBILITY AND POLITICAL ADVOCACY AND OVERSIGHT

Corporate Responsibility

Corporate responsibility is a cornerstone of our Company and fundamental to our success. The Sustainability Committee of the Board oversees Lowe’s corporate responsibility strategies and our Sustainability Council, composed of executives and subject matter experts from across the Company, leads the Company’s efforts to integrate corporate responsibility into our business. The Sustainability Committee receives regular updates related to corporate responsibility strategy and initiatives.

We have built our corporate responsibility strategy around three key areas: Product Sustainability; Our People and Communities; and Operational Excellence. These key areas align with our mission and overall strategic plan.

PRODUCT SUSTAINABILITY

We strive to put the customer first in everything we do, stocking our shelves with quality items that people can feel good about buying. As we expand our portfolio of responsibly sourced, innovative and efficient eco-products, we hope to help customers reduce their impact on the environment.

OUR PEOPLE & COMMUNITIES

The Lowe’s community begins with more than 300,000 employees and extends to their families and the communities where we live and work. Developing our employees is foundational to ensuring Lowe’s success and outstanding customer experiences. Through charitable contributions, employee volunteerism and nonprofit partnerships, we invest in our communities, because when our people and communities are strong, so are we.

OPERATIONAL EXCELLENCE

We are focused on creating long-term value for our shareholders while preserving our shared home, Earth, through sustainable practices and doing the right thing – acting responsibly, ethically, and being transparent.

IN 2019, we had more than 26,000 ENERGY STAR® products available for sale in-store and online.	IN 2019, our employees contributed 330,000 hours of community service, and we invested 1.1 million hours of training in front-line leaders.	IN 2019, we reduced carbon emissions by 12.26% and recycled 102 thousands of metric tons of cardboard.

We have adopted a number of policies that highlight the Company’s commitment to social and environmental responsibility and that seek to promote sustainability in the operation of our business. Our commitment to building an industry-leading corporate responsibility program is demonstrated by our inclusion in the Dow Jones Sustainability Index for North America, a benchmark for investors who integrate sustainability considerations into their portfolios. More information about Lowe’s corporate responsibility efforts and initiatives, including the 2018 Corporate Responsibility Report and our sustainability policies, is available at newsroom.Lowes.com/responsibility/.

Political Advocacy and Oversight

The Nominating and Governance Committee has oversight of Lowe’s political advocacy activities, including political contributions, trade association memberships, lobbying activities and the Lowe’s Companies, Inc. Political Action Committee (“LOWPAC”). As part of its oversight role, it reviews our political engagement and contribution policy and monitors our ongoing political strategy as it relates to the overall public policy objectives for the Company. Lowe’s does not make contributions from corporate funds to political campaigns, super political action committees or political parties. Political contributions made by LOWPAC are approved by its board of directors, which consists of members of the senior leadership team spanning corporate and operational roles. All political advocacy is conducted to promote the interests of the Company and is made without regard for the private political preferences of Lowe’s directors or executives.

26	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020

Security Ownership of Certain Beneficial Owners and Management

Security Ownership of Certain Beneficial Owners and Management

The following table provides information about the beneficial ownership of Common Stock as of March 23, 2020, except as otherwise noted, by each person known by the Company to beneficially own more than 5% of the outstanding shares of Common Stock as well as each director, nominee for director, named executive officer and all current directors and executive officers as a group. Except as otherwise indicated below, each of the persons named in the table has sole voting and investment power with respect to the securities indicated as beneficially owned by such person, subject to community property laws where applicable. Unless otherwise indicated, the address for each of the beneficial owners is c/o Lowe’s Companies, Inc., 1000 Lowes Boulevard, Mooresville, North Carolina 28117.

Name or Number of Persons in Group	Number of Shares(1)		Percent of Class
Raul Alvarez	31,257		*
David H. Batchelder	25,893		*
William P. Boltz	32,444		*
Angela F. Braly	14,201		*
Sandra B. Cochran	9,754		*
David M. Denton	46,734		*
Laurie Z. Douglas	10,655		*
Richard W. Dreiling	27,626		*
Marvin R. Ellison	172,991		*
Seemantini Godbole	32,587		*
Joseph M. McFarland III	42,298		*
James H. Morgan	10,655		*
Brian C. Rogers	13,893		*
Bertram L. Scott	8,254		*
Lisa W. Wardell	4,416		*
Eric C. Wiseman	24,450		*
Current Directors and Executive Officers as a Group (20 total)	760,874	(2)	*
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	57,618,135		7.6	%(4)
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	66,108,065		8.8	%(5)

*	Represents holdings of less than 1%.

(1)

Includes shares that may be acquired or issued within 60 days through exercise of stock options, settlement of PSUs upon vesting or settlement of deferred stock units upon termination of employment or Board service under the Company’s stock plans as follows: Mr. Alvarez – 31,257 shares; Mr. Batchelder – 3,893 shares; Mr. Boltz – 18,984; Ms. Braly – 14,201 shares; Ms. Cochran – 8,254 shares; Mr. Denton – 27,534 shares; Ms. Douglas – 10,655 shares; Mr. Dreiling – 27,626 shares; Mr. Ellison – 82,901 shares; Ms. Godbole – 13,807 shares; Mr. McFarland – 24,668 shares; Mr. Morgan – 10,655 shares; Mr. Rogers – 3,893 shares; Mr. Scott – 8,254 shares; Ms. Wardell – 3,893 shares; Mr. Wiseman – 24,450 shares; and current directors and executive officers as a group (20 total) – 488,753 shares.

(2)	Includes 252,766 shares beneficially owned by other current executive officers not individually listed in the table.

(3)

Shares held at December 31, 2019, according to a Schedule 13G/A filed with the SEC on February 10, 2020 by BlackRock, Inc. (“BlackRock”). The Schedule 13G/A reports that BlackRock has sole voting power over 49,610,237 shares, shared voting power over no shares, sole investment power over 57,618,135 shares and shared investment power over no shares.

(4)

Shares held at December 31, 2019, according to a Schedule 13G/A filed with the SEC on February 12, 2020 by The Vanguard Group, Inc. (“Vanguard”). The Schedule 13G/A reports that Vanguard has sole voting power over 1,191,366 shares, shared voting power over 214,132 shares, sole investment power over 64,772,877 shares and shared investment power over 1,335,188 shares.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020	27

Compensation Discussion and Analysis

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) explains the key elements of our executive compensation program and compensation decisions as they relate to the following named executive officers (“NEOs”) of the Company in the 2019 fiscal year:

Marvin R. Ellison	President and Chief Executive Officer
David M. Denton	Executive Vice President, Chief Financial Officer
Joseph M. McFarland III	Executive Vice President, Stores
William P. Boltz	Executive Vice President, Merchandising
Seemantini Godbole	Executive Vice President, Chief Information Officer

Our CD&A is organized as follows:

I.	Executive Summary

II.	Compensation Philosophy and Elements

III.	Compensation Decision-Making Process

IV.	2019 Compensation Actions

V.	Other Compensation Policies

VI.	Compensation Committee Report

28	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020

Compensation Discussion and Analysis

EXECUTIVE SUMMARY

I. EXECUTIVE SUMMARY

We have demonstrated a strong commitment to returning capital to our shareholders and continued dividend growth since 1961.

15%	$6.4 Billion
2019 INCREASE IN ANNUAL DIVIDEND	DIVIDENDS PAID IN THE LAST FIVE YEARS

In fiscal 2019, we made significant progress in transforming our company and building a strong foundation from which to create increasing shareholder value. Throughout the year, our team executed the requisite steps allowing us to make progress toward a true omni-channel customer experience. We expect to capitalize on the opportunity in front of us by driving operational excellence and better serving our customers by continued execution on our strategic initiatives:

In fiscal 2019, we began to demonstrate success from executing our retail fundamentals framework. Our focus on improving in-stocks and customer service coupled with our efforts on winning with the Pro supported improved performance. This progress allowed us to achieve solid results from executing our retail fundamentals framework, with total sales growth of 1.2 percent driven by comparable sales growth of 2.6 percent. Additionally, we made strategic investments across our business throughout the year, including in technology, supply chain, eCommerce, customer service, improved category performance, operational efficiency and Pro business, while continuing to return excess cash to our shareholders. We delivered value to shareholders through the payment of $1.6 billion in dividends and the repurchase of nearly $4.3 billion of our common stock.

Our executive compensation program is designed to maximize long-term shareholder value by aligning executive pay with our strategy and shareholder interests, as well as attracting and retaining talented executives to drive long-term value. For fiscal 2019, we altered the incentive metrics to support our retail fundamentals strategy. Our annual incentive plan incorporated a metric for inventory improvement in support of our corporate strategy and to generate cash flow for investing in the business and returning value to shareholders. We also equally weighted the adjusted sales and adjusted operating income metrics within the annual incentive plan in recognition of the importance of growing our top line while maintaining a healthy focus on profitability. Finally, we replaced the metric of return on non-cash average assets with return-on-invested-capital in our long-term incentive plan, which promotes a strong focus on capital allocation that generates returns consistent with shareholder expectations and aligns with how we measure performance internally and how investors are measuring our capital returns.

We are pleased with the foundation we have built. While we are still in the early stages of our multi-year transformation, we are confident we are on the right path to generate long-term profitable growth.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020	29

Compensation Discussion and Analysis

EXECUTIVE SUMMARY

The CD&A includes disclosure of our incentive compensation performance measures including: adjusted sales, adjusted operating income, return on invested capital (“ROIC”), inventory improvement and return on non-cash average assets (“RONCAA”) for incentive compensation prior to 2019. Many of these performance measures are calculated in accordance with U.S. generally accepted accounting principles, or GAAP. However, there are some non-GAAP performance measures that management uses to assess our year-over-year performance. A reconciliation of these non-GAAP financial measures is included in Appendix C. For fiscal 2019, the Compensation Committee replaced the long-term incentive plan metric of RONCAA with ROIC for the reasons described above. Adjusted operating income for fiscal 2019 as presented in the CD&A includes an adjustment for incentive compensation performance achievement approved by the Compensation Committee as described on pages 38 to 39. Each of these performance measures is further described on pages 37 to 40.

2019 Executive Compensation

Lowe’s has a long-standing commitment to pay for performance that provides a significant portion of compensation opportunities through variable pay arrangements. These arrangements are designed to hold our executive officers accountable for business results and reward them for consistently strong financial performance and the creation of value for our shareholders.

Our 2019 executive compensation program consisted of the following elements:

•	Base salary

•	Annual incentive awards

•	Performance share unit awards (“PSUs”)

•	Stock options

•	Restricted stock awards (“RSAs”)

•	Retirement, health and severance benefits

•	Limited perquisites

Lowe’s mix is heavily performance-based with 72% of the CEO’s and 67% of the other NEOs’ annualized target compensation at risk and contingent upon the achievement of performance objectives or share price performance.

30	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020

Compensation Discussion and Analysis

EXECUTIVE SUMMARY

How Our Executive Compensation Is Tied To Performance

A significant portion of our executive compensation program is performance-based with a balanced focus on top- and bottom-line growth and strategic initiatives.

•

Annual Incentive Awards: Payout is generally based on the Company’s achievement of financial (adjusted sales and adjusted operating income) and strategic (inventory improvement) goals. Threshold performance objectives must be achieved for payouts to be earned.

•

PSUs: Payout is based on the Company’s achievement of (i) a three-year average RONCAA goal for PSUs granted in 2017 and 2018 and a three-year average ROIC goal for PSUs granted in 2019, in each case, established at the beginning of a three-year performance period and (ii) a relative total shareholder return (“TSR”) modifier, which compares the Company’s TSR to the median TSR of companies listed in the S&P 500 Index over a three-year period. Threshold performance objectives must be achieved for awards to be earned.

•	Stock Options: Value realized is based on the increase in the market value of Common Stock relative to when it was awarded.

Based on our performance through fiscal 2019 illustrated below, certain executives received the following payouts of performance-based compensation:

•

Annual incentive payouts were driven by (i) above threshold, but below target, performance in adjusted sales, (ii) threshold performance in adjusted operating income following the adjustment for incentive compensation performance achievement approved by the Compensation Committee as described on pages 38 to 39 and (iii) below threshold performance for inventory improvement. Overall award payments for the NEOs were at 43.4% of target.

•	The NEOs, who all joined the Company in 2018, did not receive the grant of PSUs for the 2017-2019 performance period.

Annual Incentive Plan Achievement

*	Dollars in billions

(1)	Adjusted operating income was adjusted by the Compansation Committee for incentive compensation performance achievement as described on pages 38 to 39.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020	31

Compensation Discussion and Analysis

EXECUTIVE SUMMARY

WHAT WE DO	WHAT WE DO NOT DO

Provide 80% to 90% of total direct compensation opportunity (assuming target performance) for NEOs in the form of annual and long-term incentives.	Provide single-trigger severance or tax gross-ups following change-in-control.

Annually assess peer group composition, financial and stock price performance and competitive compensation practices.	Permit hedging, pledging or unauthorized trading of the Company’s securities by our employees or directors.

Annually assess compensation-related risks associated with regulatory, shareholder and market changes.	Grant discounted stock options, extend the original option term, reprice or exchange underwater options without shareholder approval.

Annually assess the design and alignment of our incentive plans in relation to performance goals, business strategy, organizational priorities and shareholder interests.	Provide an evergreen provision in our Long-Term Incentive Plan.

Link incentive compensation to a clawback policy, which was updated in January 2020 to incorporate misconduct that may result in significant financial or reputational harm.	Provide employment agreements to executives.

Limit incentive payouts as a percentage of target awards.

Require significant stock ownership by all senior executives.

Provide limited perquisites.

32	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020

Compensation Discussion and Analysis

EXECUTIVE SUMMARY

Annual Say-on-Pay Advisory Vote

The Board carefully considers the results of our shareholders’ annual advisory “say-on-pay” vote. Lowe’s shareholders continue to express strong support for the Company’s executive compensation program with the Company receiving approximately 94% advisory approval in 2019. This is consistent with the advisory approval over the past nine years. In consideration of this continued support, the Compensation Committee of the Board maintained the principal features and performance-based elements of the executive compensation program in 2019 apart from replacing certain metrics and adjusting weightings as described on pages 38 to 39. At the Annual Meeting, the Company’s shareholders will again have the opportunity to approve Lowe’s executive compensation program through the advisory say-on-pay vote included as Proposal 2 in this Proxy Statement.

Shareholder Engagement

We believe in continued shareholder discussions and engagement. We solicit and respond to feedback regarding our compensation program to better understand our shareholders’ concerns and the topics of interest. See page 7 in this Proxy Statement for additional information on changes we have made over time to enhance our compensation program as part of our ongoing shareholder engagement.

II. COMPENSATION PHILOSOPHY AND ELEMENTS

Compensation Philosophy and Objectives

Our long-term success depends on our ability to attract and retain highly talented leaders who are committed to our mission, growth and strategy. Our executive compensation program is designed to reward executives for growth in the Company’s sales, earnings and shareholder value, and the effective execution of our business strategies and operating priorities. The primary objectives of our program are to:

•	Attract and retain executives who have the requisite leadership skills to support the Company’s culture and strategic growth priorities;

•	Maximize long-term shareholder value through alignment of executive and shareholder interests;

•	Align executive compensation with the Company’s business strategies, which are focused on driving operational excellence and better serving our customers; and

•	Provide market competitive total compensation with an opportunity to earn above market median pay when the Company delivers results that exceed performance targets, and below median pay when the Company falls short of performance targets.

Key Components

To support these objectives, the Compensation Committee has designed the executive compensation program with an appropriate balance between annual and long-term compensation, as well as between fixed and at-risk pay. The largest portion of our executive compensation program is performance-based and at-risk based upon the Company’s financial and strategic performance objectives.

The Board places significant emphasis on the long-term success of the Company and strong alignment with the interests of all stakeholders, including shareholders, customers, employees and the communities in which we operate. Accordingly, long-term incentive award opportunities, as a percentage of total compensation, are greater than annual incentive award opportunities.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020	33

Compensation Discussion and Analysis

COMPENSATION PHILOSOPHY AND ELEMENTS

The following table lists the key elements of the Company’s 2019 executive compensation program:

KEY ELEMENTS OF EXECUTIVE COMPENSATION
Element	Form	Key Characteristics	Link to Shareholder Value	Key Decisions
Base Salary	Cash	Fixed cash compensation tied to the scope and responsibilities of each executive’s position and the performance and effectiveness of the executive	Provide a foundation of fixed income to the executive; encourage retention and attraction of top talent; and recognize effective leadership

Base salaries are reviewed annually based on the Compensation Committee’s evaluation of market compensation and an assessment of the executive’s performance. Approved adjustments are effective in March following the start of the fiscal year in alignment with all salaried employees

Annual Incentive Awards	Cash	At-risk cash compensation tied to the achievement of annual strategic and financial performance goals established by the Compensation Committee for each fiscal year	Promote the achievement of the Company’s annual strategic and financial goals; and incent and reward financial and operating performance	Annual incentive plan design is reviewed and approved each January. Performance is certified in February following the completion of the fiscal year
Long-Term Incentive Awards	PSUs

PSUs, which cliff vest at the end of the thee-year performance period, are based on (i) the Company’s average ROIC(1) relative to pre-determined threshold, target and maximum levels of performance for the three-year performance period, and (ii) a relative TSR modifier

			Promote the achievement of efficient long-term growth and total shareholder return performance	Long-term incentive plan design is reviewed and approved each March Performance is certified in March following the completion of the performance period
	Stock Options	Stock options vest ratably over three-years(2)	Promote the value-creating actions necessary to increase the market value of Common Stock	Awards are approved in March with a 10-year term
	RSAs	RSAs granted pursuant to the annual long-term equity grant cliff vest on the third anniversary of the grant date(2)	Promote executive retention, stock ownership and alignment of interests with shareholders	Executive stock ownership guidelines and actual stock holdings are reviewed annually
Retirement And Other Benefit Plans	401(k) Plan Group Insurance Plan Employee Stock Purchase Plan Benefit Restoration Plan Cash Deferral Plan

Broad-based retirement and welfare plans sponsored by the Company on the same terms and conditions applicable to all eligible employees, including supplemental 401(k) and deferred compensation benefits

			Promote financial and physical wellness to enhance productivity and encourage the retention and attraction of top talent	Reviewed periodically to align with market practice
Executive Benefits	Other Benefits	Reimbursement of costs associated with tax and financial planning, physical examination and limited personal use of corporate aircraft	Promote financial and physical wellness to enhance productivity and safety and to encourage the retention and attraction of top talent	Utilization is reviewed annually; programs are reviewed periodically to align with market practice
Severance Plan for Senior Officers	Severance Plan	Provides severance payments, continuation of healthcare benefits and company-paid outplacement services	Provides a program to help attract and compete for top talent	Program was approved by the Compensation Committee in August 2018

(1)

ROIC is a comprehensive long-term financial metric that incorporates both operating profit and balance sheet performance in the calculation. This metric motivates management to generate sustained profitable growth over time while balancing the Company’s effectiveness at allocating capital to drive future investment and growth. ROIC is computed by dividing the Company’s net operating profit after taxes for the year by the average of the Company’s invested capital as of the beginning and end of the fiscal year. The return percentages for each fiscal year in the performance period are averaged to yield a ROIC measure for the three-year performance period.

(2)

Executives must maintain employment with the Company during the three-year period, or terminate employment with the Company due to death, disability or qualified retirement (as defined in the grant agreement), to earn the awards.

34	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020

Compensation Discussion and Analysis

COMPENSATION DECISION-MAKING PROCESS

III. COMPENSATION DECISION-MAKING PROCESS

Role of the Compensation Committee

The Compensation Committee, which currently consists of five independent directors, is responsible for developing and administering our executive compensation program. The Compensation Committee works closely with its independent compensation consultant and meets regularly, approximately six times each year, to make decisions related to our executive compensation programs and the compensation of our CEO (with the ratification of the independent directors of the Board) and the Company’s executive officers. The Compensation Committee reports its actions to the Board at the Board meeting following each Compensation Committee meeting. The Compensation Committee’s responsibilities include approving:

•	Compensation philosophy and strategy;

•	Compensation of executive officers;

•	Annual and long-term incentive targets and performance goals;

•	Achievement of goals in annual and long-term incentive plans;

•	Peer groups of companies used for assessing market compensation levels, pay practices and performance; and

•	CD&A disclosure in the annual proxy statement.

The full description of the Compensation Committee’s authority and responsibilities is provided in the Compensation Committee Charter, which is available on our Company website, www.Lowes.com/investor.

Role of the Independent Compensation Consultant

The Compensation Committee directly engages and regularly consults with its independent compensation consultant for ongoing executive compensation matters. In May 2019, the Compensation Committee engaged Semler Brossy Consulting Group, LLC to serve as its independent compensation consultant, replacing Farient Advisors, LLC. The Compensation Committee’s compensation consultant reports directly to the Compensation Committee and does not provide any services to the Company other than the Compensation Committee consulting services. The Compensation Committee has assessed the independence of its fiscal 2019 compensation consultants pursuant to the independence factors specified by the SEC rules (as incorporated into the NYSE listing standards) and concluded that no conflict of interest exists that would prevent its compensation consultants from independently representing the Compensation Committee. During the 2019 fiscal year, Semler Brossy Consulting Group, LLC and Farient Advisors LLC performed the following services:

•	Attended all Compensation Committee meetings;

•	Advised the Compensation Committee on the design of the Company’s annual and long-term incentive plans (including the selection of the performance metrics and assessment of performance goals);

•	Provided the Compensation Committee with an external perspective on the reasonableness and competitiveness of our executive compensation program;

•	Reviewed the selection of the peer groups of companies used for assessing market compensation levels, pay practices and performance;

•	Provided periodic updates and guidance on regulatory and governance trends impacting compensation;

•	Assessed the alignment of realizable CEO compensation with corporate performance;

•	Assisted the Compensation Committee in conducting its annual risk assessment of our executive compensation programs; and

•	Reviewed compensation-related proxy disclosures.

Role of Management

When making decisions on executive compensation, the Compensation Committee considers input from the Company’s Executive Vice President, Human Resources who works most closely with the Compensation Committee, both in providing information and analysis for review and in advising the Compensation Committee concerning compensation decisions (except as it relates specifically to her compensation and the compensation of our CEO). Our CEO reviews the performance of the NEOs (other than himself) and other executive officers and provides recommendations on executive officer compensation for the Compensation Committee’s consideration. The Compensation Committee reviews and discusses pay decisions related to the CEO in executive sessions without the CEO or any other members of management present.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020	35

Compensation Discussion and Analysis

COMPENSATION DECISION-MAKING PROCESS

Compensation Market Data and Peer Group

Each year, the Compensation Committee reviews the peer group companies used to assess compensation and performance with the advice of the independent compensation consultant. The Compensation Committee approved the use of data from two sources for fiscal 2019: the Survey Group and the Peer Group.

The Survey Group is comprised of a broad group of retail and general industry companies that Lowe’s competes with for executive talent, generally with over $15 billion in annual revenue.

The Peer Group is comprised of retail and customer service companies selected for direct relevance to Lowe’s business using the following criteria:

•	Headquartered in the United States with publicly-traded securities listed on a major United States exchange;

•	Operating in the Consumer Discretionary or Food & Staples retail sectors;

•	Annual revenue greater than $15 billion; and

•	Retail or customer service-based business model focused on producing strong operating income and TSR growth.

The companies in the Peer Group for fiscal 2019 were:

Amazon.com, Inc.	Best Buy Co., Inc.	Costco Wholesale Corporation	CVS Health Corporation

Kohl’s Corporation	Macy’s, Inc.	Nike, Inc.	Nordstrom, Inc.

Starbucks Corporation	Target Corporation	The Home Depot, Inc.	The Kroger Co.

The TJX Companies, Inc.	Walgreens Boots Alliance, Inc.	Walmart, Inc.

In fiscal 2019, Nike, Inc. and Starbucks Corporation were added to the Peer Group due to their similar size, operations, complexity, store count, omni-channel business model, customer profile and spend and employer brand. Staples, Inc. was removed from the Peer Group since it is no longer a publicly-traded company. The Compensation Committee agreed that the remaining companies in the Peer Group from fiscal 2018 were relevant given our peer selection criteria and that the size of the Peer Group remained appropriate based on market practices.

PEER GROUP DATA FOR FISCAL 2019(1)
		Market			TSR
	Revenues (MM)	Capitalization (MM)	Operating Income (MM)	1-year	3-year	5-year
75th Percentile	$144,785	$142,470	$8,493	26.97%	91.84%	131.77%
50th Percentile	$75,356	$71,036	$4,218	22.77%	64.37%	77.66%
25th Percentile	$32,741	$21,710	$2,257	-8.60%	-4.36%	-18.63%
Lowe’s Companies, Inc.	$71,309	$89,095	$4,018	21.99%	67.96%	87.74%
Percentile Ranking	49.10%	57.60%	35.40%	48.30%	51.90%	54.70%

Source: S&P Capital IQ

(1)

Revenues and operating income are as of each company’s latest fiscal year as of January 31, 2020. Market Capitalization and TSR are as of January 31, 2020, which aligns with Lowe’s fiscal year end date.

At its November 2018 meeting, the Compensation Committee reviewed thorough compensation benchmarks based on the two groups described above. The Compensation Committee concluded that the benchmarks indicated that the NEOs’ target total direct compensation (“TDC”) approximated market median, with an opportunity to earn above market pay when the Company delivers results that exceed performance targets and below market pay when the Company performance falls short of performance targets.

36	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020

Compensation Discussion and Analysis

2019 COMPENSATION ACTIONS

IV. 2019 COMPENSATION ACTIONS

Base Salary Adjustments

The Compensation Committee reviews and adjusts the NEO base salaries each year after it has considered competitive benchmark and relative compensation positioning, which includes consideration of market adjustments, internal alignment, experience in the role, performance and any changes to roles or responsibilities. As a result of the review, Mr. Boltz received a salary increase of 5.9% in March 2019 based on a review of market competitiveness of similar positions at peer companies, and Ms. Godbole received a 5.7% increase in October 2019 due to quick progress on many critical technology priorities.

In 2019, the Compensation Committee approved the following base salaries for the NEOs:

Name and Position	2018 Base Salary	2019 Base Salary	% Increase
Marvin R. Ellison President and Chief Executive Officer	$1,450,000	$1,450,000	—
David M. Denton Executive Vice President, Chief Financial Officer	$925,000	$925,000	—
Joseph M. McFarland III Executive Vice President, Stores	$750,000	$750,000	—
William P. Boltz Executive Vice President, Merchandising	$675,000	$715,000	5.9%
Seemantini Godbole Executive Vice President, Chief Technology Officer	$615,000	$650,000	5.7%

Annual Incentive Awards

Our annual incentive plan provides each NEO the opportunity to receive an annual cash award based on the Company’s achievement of predetermined financial and strategic goals. The formula for computing annual incentive payouts is as follows:

BASE SALARY	X	TARGET AWARD PERCENTAGE(1) (% of Base Salary)	X	PERFORMANCE GOAL ACHIEVEMENT LEVEL(2) (% of Target Level)	=	ANNUAL INCENTIVE AWARD EARNED

(1)

The target award percentage was 200% of base salary for the CEO and ranged from 100% to 125% of base salary for the other NEOs. For fiscal 2019, target awards as a percentage of base salary for the CEO remained the same and increased from a range of 90% to 125% for the other NEOs from the prior year based on a review of similar positions at peer companies.

(2)

The threshold percentage for the NEOs, including the CEO, was 25% in 2019, which was the same percentage for threshold opportunity as the prior year. The NEOs, including the CEO, pursuant to a maximum plus feature adopted solely for fiscal 2019, had a maximum opportunity of 250% of target for adjusted sales and adjusted operating income in fiscal 2019, which was increased from 200% of target from the prior year, and a maximum opportunity of 200% of target for inventory improvement in fiscal 2019, which remained the same as the maximum for the strategic goal in place in fiscal 2018.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020	37

Compensation Discussion and Analysis

2019 COMPENSATION ACTIONS

The following table describes the financial and strategic goals for the 2019 annual incentive awards and the weighting assigned to each goal, which are the same for all of the NEOs:

Performance Metric			Metric Weighting
	Description	Performance Measured By
Adjusted Sales	Rewards NEOs on effective merchandising, driving market share gains, and the enhancement of the Company’s omni-channel sales and marketing	Company’s adjusted sales	45%
Adjusted Operating Income	Rewards NEOs for profitability of Company operations and focuses management on operational efficiency and expense management	Company’s adjusted operating income	45%
Inventory Improvement	Rewards NEOs for focusing on improving inventory management, which generates cash flow for investing in the business and returns value to shareholders	Cost of goods sold / average inventory and measured in days improvement over the prior year	10%

Strategic Goals Financial Goals

For 2019, the Compensation Committee replaced the leadership behavior index with inventory improvement as a strategic goal to focus on improving inventory management and changed the weighting of each metric to emphasize top line sales growth. Inventory management is vital to our corporate strategy and is designed to better serve customers and improve free cash flow to support strategic initiatives.

The Compensation Committee, having considered the level of difficulty inherent in the goals, based the 2019 target performance levels on the Company’s annual operating plan and expected growth over prior year performance based on certain non-GAAP financial measures. The target adjusted sales goal for the 2019 annual incentive plan was set slightly below the median growth rate of a majority of the peers’ expected sales growth rate in 2019. The target adjusted operating income goal for the 2019 annual incentive plan was aggressive and set higher than the growth rate of a majority of the peers’ expected operating income growth rates in 2019. For the inventory goal, threshold was based on the prior fiscal year actual results, target was a 1.3 day improvement over the prior fiscal year actual results and maximum was a 3 day improvement over the prior fiscal year results.

The threshold performance target for adjusted sales increased by 200 basis points, and the maximum performance target decreased by 50 basis points. The threshold performance target for adjusted operating income increased by 140 basis points, and the maximum performance target was unchanged.

The Compensation Committee’s objectives in administering our incentive plan are to cause incentive awards to be calculated on a comparable basis from year-to-year, and to ensure that plan participants are incentivized and rewarded appropriately for Company performance. For these reasons, the Compensation Committee may make adjustments to the achievement under each performance goal at its discretion.

The Compensation Committee adopted adjustment guidelines in January 2011 and refined the guidelines in November 2019 and March 2020. The adjustment guidelines generally relate to (i) amounts required to be reported separately under applicable accounting standards as extraordinary items, (ii) gains or losses as a result of changes in accounting principles, (iii) impact of changes in tax regulations, (iv) business results from unplanned acquisitions and divestitures, (v) costs and any other non-recurring items related to acquisition and divestiture activity, (vi) unplanned debt restructuring costs or costs associated with change in capital structure, (vii) costs of significant unplanned initiatives or investments, and (viii) significant changes to stock buyback programs or capital restructuring.

The adjustment guidelines include the following specific items as potential adjustments for consideration: (i) impact of foreign currency fluctuations; (ii) impact of tariffs and unanticipated regulatory and policy changes; (iii) asset impairments or write-offs, including store closing costs; (iv) restructuring costs; (v) litigation costs and settlements for historical transactions; (vi) timing impact for items accelerated or delayed near year-end; (vii) acts of God; and (viii) impact of global pandemics and public health emergencies.

In March 2020, the Compensation Committee reviewed the Company’s 2019 performance relative to the adjusted sales, adjusted operating income and inventory goals to determine the annual incentive awards earned under the annual incentive plan for fiscal year 2019. Adjusted sales results of $72.060 billion resulted in a payout above threshold but below target. Adjusted operating income results of $6.579 billion fell below the required payout threshold goal due to the unprecedented impact of tariffs. Throughout the course of the year, the Company was able to take actions to mitigate the majority of this tariff impact on our operating results. However, given the timing of the tariff increases and scale of the impact

38	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020

Compensation Discussion and Analysis

2019 COMPENSATION ACTIONS

on our operating results, the Committee determined to provide partial relief and make an adjustment of $74 million for incentive compensation performance achievement. Following the adjustment approved by the Committee, the adjusted operating income achievement result of $6.653 billion resulted in a minimum payout at threshold. The inventory results fell below the required payout threshold goal, resulting in no payout for the metric under the plan.

Based on the performance metrics established by the Compensation Committee, the Company’s 2019 performance and the aforementioned adjustments, the Compensation Committee determined that Lowe’s achieved approximately 43.4% of the target incentive opportunities for the NEOs.

Performance Metric Payout(1)	Threshold 25%	Target 100%	Maximum 200%	Maximum Plus(2) 250%	2019 Actual Performance
Adjusted Sales	$71.151 billion	$72.618 billion	$73.707 billion	$74.775 billion	$72.060 billion
Adjusted Operating Income	$ 6.653 billion	$ 6.870 billion	$ 7.452 billion	$ 7.865 billion	$ 6.579 billion(3)
Inventory Improvement	0 days	1.3 days	3 days	—	-10.5 days

(1)	Payouts for performance that falls between performance levels shall be determined by linear interpolation.

(2)	The maximum plus payout target was adopted solely for the fiscal 2019 annual incentive plan to reward executives for superior performance in adjusted sales and adjusted operating income.

(3)	The Compensation Committee approved an adjustment to adjusted operating income as described on pages 38 to 39.

Based on results of the performance metrics approved and adjusted by the Compensation Committee, the NEOs earned annual incentive awards for 2019 as follows:

Name	Base Salary(1)	x	Target Award % (% of Base Salary)	x	Performance Goal Achievement Level (% of Target)	=	Actual Award Earned
Marvin R. Ellison	$1,450,000		200%		43.4%		$1,258,657
David M. Denton	$925,000		125%		43.4%		$501,840
Joseph M. McFarland III	$750,000		100%		43.4%		$325,515
William P. Boltz	$715,000		100%		43.4%		$310,324
Seemantini Godbole	$615,000		100%		43.4%		$266,922

(1)	Base salary considered for annual incentive plan purposes is as of April 1, 2019.

Long-Term Equity Awards

In March each year, the Compensation Committee approves a target long-term equity award for each executive officer, expressed as a percentage of base salary. Target awards are determined based on each executive officer’s position and level of responsibility, the Company’s historical grant practices and market benchmarks reviewed annually by the Compensation Committee. For fiscal 2019, target awards as a percentage of base salary remained the same as the prior year for the NEOs, including the CEO.

In March 2019, the Compensation Committee approved equity awards for the NEOs granted as a mix of 50% PSUs, 25% stock options and 25% time-vested RSAs. The award mix did not change from the prior year. The Compensation Committee believes the mix of equity award types reflects an appropriate balance between providing incentive compensation for the achievement of Company-specific performance measures (PSUs), increases in the market value of the Common Stock (stock options) and retention (RSAs).

The following table reflects the target award value for 2019, as well as the actual grant value awarded to each NEO:

Name	2019 Target Long-Term % of Base Salary	Equity Awards ($000s)
Marvin R. Ellison	565%	$8,193
David M. Denton	450%	$4,163
Joseph M. McFarland III	400%	$3,000
William P. Boltz	400%	$2,860
Seemantini Godbole(1)	300%	$1,845

(1)	Base salary considered for long-term incentive plan purposes is as of April 1, 2019.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020	39

Compensation Discussion and Analysis

2019 COMPENSATION ACTIONS

The Compensation Committee determined that the PSUs awarded in 2019 will be earned based on the Company’s ROIC for the three-year performance period of fiscal years 2019 through 2021 and the relative TSR modifier. ROIC is computed by dividing the Company’s net operating profit after taxes for the year by the average of the Company’s invested capital as of the beginning and end of the fiscal year. The return percentages for each fiscal year in the performance period will be averaged to yield a ROIC measure for the three-year performance period. The Compensation Committee believes strong ROIC performance is aligned with creating long-term value for the Company’s shareholders. Specifically, ROIC is a comprehensive long-term financial metric that incorporates both operating profit and balance sheet performance in the calculation, incenting management to generate sustained profitable growth over time. This metric also incentivizes the effective allocation of capital toward future growth investments.

The chart below illustrates how the relative TSR modifier expands the PSU performance award to range from 34% of target at threshold performance to 200% of target at maximum performance:

	PSU Performance Level	Payout Percentage (% of Target Award)(1)		Lowe’s 3-Year TSR Percentage Spread from S&P 500 Index	Modifier(1)		PSU Performance Level	Final Payout Opportunity (% of Target Award)(1)
PSUs	Maximum	150%		≥+20%	1.33x		Maximum	200%
Granted	Target	100%	x	0%	1.00x	=	Target	100%
	Threshold	50%		≤ (20)%	0.67x		Threshold	34%
	<Threshold	0%					<Threshold	0%

(1)	Performance between discrete points will be interpolated; TSR modifier cannot be lower than 0.67x or higher than 1.33x; if RONCAA or ROIC is below threshold, there will be no payout.

2017 PSU Awards. The performance period for the PSUs awarded in 2017 (the “2017 PSUs”) ended on January 31, 2020, the last day of the 2019 fiscal year. The 2017 PSUs were eligible to be earned based on the Company’s average RONCAA for fiscal years 2017 through 2019. The NEOs, who all joined the Company in 2018, did not receive the grant of the 2017 PSUs.

Special Incentive Grant

In October 2019, in addition to the base salary increase described above, the Company approved a one-time grant of RSAs valued at approximately $1,000,000 to Ms. Godbole, which vest fully on October 1, 2022. Many of the initiatives in our strategic plan have IT dependencies. Ms. Godbole and her team are vital to the success of these critical technology initiatives necessary to develop and execute business strategies, obtain superior results and build long-term shareholder value, and this grant reflects her critical role in support of these initiatives.

40	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020

Compensation Discussion and Analysis

2019 COMPENSATION ACTIONS

Benefit Restoration Plan

The Benefit Restoration Plan, adopted by the Company in August 2002, is intended to provide NEOs and other qualifying executives with benefits lost due to qualified plan limitations imposed by the Code that are equivalent to those received by all other employees under the Company’s qualified retirement plans. The Company makes matching contributions to each executive officer’s Benefit Restoration Plan account under the same matching contribution formula based on the executive’s elective contribution to the 401(k) Plan, regardless of the Code limitations.

Severance Arrangements

The Compensation Committee approved a severance plan for senior executives (the “Severance Plan”) in August 2018, that covers all current NEOs other than Mr. Ellison. The terms of the Severance Plan are described on page 49. Mr. Ellison’s severance entitlements are governed by his offer letter, the terms of which are described on page 49

All NEOs are also parties to agreements that provide severance benefits in the context of a change-in-control of the Company (the “Change-in-Control Agreements”). The Change-in-Control Agreements are described on page 49.

Perquisites

Since 2010, NEOs and other qualifying executives have been eligible for an annual executive physical to assess overall health, screening and risk reviews for chronic diseases and other specialty consultations, which helps protect the investment we make in these key individuals, at either the Novant or Atrium Health Executive Health Programs or concierge physician provider. In addition, these executives are eligible for a reimbursement of up to $12,000 for financial and tax planning services.

The Company owns and operates business aircraft to allow employees to safely and efficiently travel for business purposes and to allow limited personal travel for certain executives. The corporate aircraft allows executive officers to be far more productive than commercial flights since the corporate aircraft provides a confidential, safe and productive environment in which to conduct business. The personal usage of the corporate aircraft by the President and Chief Executive Officer is currently capped at $200,000 of incremental cost per year. As set forth in the Summary Compensation Table on page 45, Mr. Ellison’s personal usage of corporate aircraft in 2019 accounted for less than twenty percent of the cap.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020	41

Compensation Discussion and Analysis

OTHER COMPENSATION POLICIES

V. OTHER COMPENSATION POLICIES

Compensation Risk Assessment

Each November, the Compensation Committee performs a risk assessment of our compensation programs, which includes a targeted audit and analysis of the risk associated with the Company’s executive compensation program conducted by the Compensation Committee’s independent compensation consultant. In its annual review, the Compensation Committee considers the balance between pay components, measures of performance, magnitude of pay, pay caps, plan time horizons and over-lapping performance cycles, program design and administration and other features that are designed to mitigate risk (e.g., stock ownership guidelines and clawback policy). Following its review, the Compensation Committee has determined that our compensation practices and policies do not incentivize inappropriate or excessive risk taking behavior by Company executives. Management and the Compensation Committee have determined that our compensation practices and policies do not create risks that are reasonably likely to have a material adverse effect on the Company.

Stock Ownership Guidelines

The Compensation Committee strongly believes that executive officers should own appropriate amounts of Common Stock to align their interests with those of the Company’s shareholders. The Company’s 401(k) Plan, employee stock purchase plan and long-term incentive plan provide ample opportunity for executives to acquire Common Stock.

The Compensation Committee has adopted stock ownership and retention guidelines for all senior executives in the Company. The ownership targets under the current guidelines are as follows:

Position	Target Ownership (Multiple of Base Salary)

President and Chief Executive Officer	6.0x

Executive Vice Presidents	4.0x

Senior Vice Presidents	2.0x

The Compensation Committee reviews compliance with the guidelines annually at its March meeting. The Company determines the number of shares of Common Stock required to be held by each senior officer by dividing the ownership requirement (expressed as a dollar amount) by the average closing price of the Common Stock for the preceding fiscal year. Shares of Common Stock are counted towards ownership as follows:

•	All shares held or credited to a senior officer’s accounts under the Lowe’s 401(k), benefit restoration, deferred compensation and employee stock purchase plans;
•	All shares owned directly by the senior officer and his or her immediate family members residing in the same household;

•	50% of the number of vested and outstanding stock options; and

•	50% of the number of shares of unvested RSAs.

Senior officers may not sell the net shares resulting from an RSA or PSU vesting event or stock option exercise until the ownership requirement has been satisfied. The CEO is in compliance with the stock ownership guidelines, and the other NEOs are working towards compliance.

Oversight of Stock Ownership, No Hedging or Pledging and Clawback of Incentive Compensation

The Compensation Committee has always supported transparent governance and compliance practices and protecting the interests of the Company’s shareholders. To strengthen the Company’s practices in these areas, the Company has (i) controls over transactions in the Company’s securities and (ii) a policy to claw back incentive compensation in the event an executive officer engaged in fraud or intentional misconduct resulting in significant financial or reputational harm, or resulting in a significant restatement of the Company’s financial results.

The Company prohibits all its employees, officers and directors from:

•	Using Common Stock as collateral for any purpose, including in a margin account;

•	Engaging in short sales of Common Stock;

•	Engaging in any transaction involving the use of a financial instrument (including forward sale contracts, futures, equity swaps, puts, calls, collars and exchange funds) or other investment designed to hedge or offset any decrease in the market value of the Company’s securities or to leverage the potential return of a predicted price movement (up or down) in the Company’s securities; or

•	Entering standing purchase or sell orders for Common Stock except for a brief period of time during open window trading periods.

Trading in Common Stock, including stock held in an account under the Lowe’s 401(k) Plan, by an executive and the executive’s immediate family members who reside with the executive or whose transactions are subject to the executive’s influence or control, is limited to open window trading periods designated by the Company’s General Counsel. In addition, all transactions by an executive involving Common Stock must be pre-cleared by the General Counsel.

42	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020

Compensation Discussion and Analysis

COMPENSATION COMMITTEE REPORT

The clawback policy, which was expanded in January 2020 to cover material financial or reputational harm, is a part of the Company’s Corporate Governance Guidelines. The policy provides the Board the right to recover for the benefit of the Company any portion of incentive compensation that was provided to any executive officer (whether or not such compensation has already been paid or vested), if the Board, in its sole discretion, determines that (i) the incentive compensation was based on the Company having met or exceeded specific performance targets that were satisfied due to the executive officer engaging in fraud or intentional misconduct, including, but not limited to, conduct resulting in a significant restatement of the Company’s financial results or (ii) the executive officer engaged in any intentional misconduct that results in significant financial or reputational harm to the Company.

Tax Deductibility of Compensation

Section 162(m) of the Code limits the amount of compensation paid to the NEOs that may be deducted by the Company for federal income tax purposes in any fiscal year to $1 million.

Prior to the Tax Cuts and Jobs Act of 2017, certain performance-based compensation approved by the Company’s shareholders and administered by a committee composed entirely of outside directors was not subject to the $1 million deduction limit. The Tax Cuts and Jobs Act removed the performance-based compensation exception for any agreements entered into after November 2, 2017. A large portion of our executive compensation, including our annual incentives and long-term incentive awards in the form of stock options and PSUs, were intended to qualify as performance-based compensation under Section 162(m) of the Code. Grants made after November 2, 2017, however, will no longer be subject to the performance-based exception for the $1 million deduction limit under the Tax Cuts and Jobs Act of 2017.

Historically, the Compensation Committee had structured, whenever practical, compensation programs to make the compensation paid thereunder fully deductible. However, the Compensation Committee has always reserved the right to grant awards or enter into compensation arrangements under which payments were not deductible in order to promote the Company’s corporate objectives and strategies.

VI. COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with management of the Company. Based on such review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2020.

Eric C. Wiseman, Chair

Raul Alvarez

David H. Batchelder

Angela F. Braly

Sandra B. Cochran

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020	43

Compensation Tables

Compensation Tables

Summary Compensation Table

This table shows the base salary, annual incentive compensation and all other compensation paid to the NEOs. The table also shows the grant date fair value of the stock and option awards made to the NEOs.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)	Total ($)

Marvin R. Ellison President and Chief Executive Officer	2019	1,450,000	0	6,410,644	2,074,702	1,258,657	427,366	11,621,369
	2018	864,423	1,712,912	7,643,542	3,881,205	0	200,709	14,302,791

David M. Denton Executive Vice President, Chief Financial Officer	2019	925,000	0	3,257,042	1,054,208	501,840	39,092	5,777,182
	2018	195,673	1,000,000	890,406	879,205	71,815	69,547	3,106,646

Joseph M. McFarland III Executive Vice President, Stores	2019	750,000	0	2,347,848	759,583	325,515	176,225	4,359,171
	2018	360,577	875,000	1,225,112	1,222,220	0	52,843	3,735,752

William P. Boltz Executive Vice President, Merchandising	2019	709,615	0	2,237,661	724,108	310,324	47,063	4,028,771

Seemantini Godbole Executive Vice President, Chief Information Officer	2019	626,442	0	2,443,212	467,223	266,922	209,323	4,013,122

(1)

The value of the stock and option awards presented in the table equals the grant date fair value of the awards for financial reporting purposes (excluding the effect of estimated forfeitures) computed in accordance with FASB ASC Topic 718. For financial reporting purposes, the Company determines the fair value of a stock or option award accounted for as an equity award on the grant date. The Company recognizes an expense for a stock or option award over the vesting period of the award. PSUs are expensed over the vesting period based on the probability of achieving the performance goal, with changes in expectations recognized as an adjustment in the period of the change. NEOs receive dividends on unvested shares of time-vested RSAs during the vesting period. Dividends are not paid or accrued on unearned PSUs. The right to receive dividends has been factored into the determination of the fair values used in the amounts presented above.

See Note 12, “Accounting for Share-Based Payments,” to the Company’s consolidated financial statements in its Annual Report on Form 10-K for the fiscal year ended January 31, 2020 for additional information about the Company’s accounting for share-based compensation arrangements, including the assumptions used in calculating the grant date fair values.

(2)

The amounts reported in this column include the sum of the grant date fair values of PSUs and RSAs. The 2019 PSUs will be earned based on the Company’s achievement of a three-year average ROIC goal, and a relative TSR modifier. The PSUs are accounted for as equity awards. The 2019 stock award amounts include the following grant date fair values of the PSUs: Mr. Ellison – $4,362,760; Mr. Denton – $2,216,760; Mr. McFarland – $1,597,320; Mr. Boltz – $1,523,080; and Ms. Godbole – $982,520. The grant date fair values of the PSUs, assuming the maximum number of shares would be earned at the end of the three-year performance period, would have been: Mr. Ellison – $8,703,596; Mr. Denton – $4,422,384; Mr. McFarland – $3,186,636; Mr. Boltz – $3,038,504; and Ms. Godbole – $1,960,052.

(3)	The amounts shown in this column reflect payments made under the Company annual incentive plan, which paid out below target based on performance achievement described in more detail on pages 38 to 39.

44	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020

Compensation Tables

(4)	Amounts presented consist of the following for the 2019 fiscal year:

	Company Matching Contributions to:
Name	401(k) Plan ($)	Benefit Restoration Plan ($)	Reimbursement of Tax and Financial Planning Costs ($)	Personal Use of Corporate Aircraft ($)	Cost of Company Required Physical Exam ($)	Relocation(i) ($)	Total ($)
Mr. Ellison	0	0	0	36,150	3,516	387,700	427,366
Mr. Denton	0	0	12,000	0	0	27,092	39,092
Mr. McFarland III	0	0	0	4,242	0	171,983	176,225
Mr. Boltz	14,238	0	0	13,358	3,266	16,201	47,063
Ms. Godbole	3,899	0	2,750	22,057	0	180,617	209,323

All amounts presented above, other than the amount for personal use of corporate aircraft, equal the actual cost to the Company of the particular benefit or perquisite provided. The amount presented for personal use of corporate aircraft is equal to the incremental cost to the Company of such use. Incremental cost includes fuel, landing and ramp fees and other variable costs directly attributable to personal use. Incremental cost does not include an allocable share of the fixed costs associated with the Company’s ownership of the aircraft.

(i)

Messrs. Ellison, Denton, McFarland and Boltz and Ms. Godbole were provided relocation assistance in connection with their hiring. The relocation assistance provided is generally comparable to the relocation program provided as a benefit to other executives who relocate with the exception of an additional $3,156 beyond standard relocation coverage costs for Mr. Ellison’s household goods to remain in storage for an extended period of time. Items in this column include expenses from December 1, 2018 through November 30, 2019 including the following tax gross ups: Mr. Ellison – $172,905; Mr. Denton – $12,384; Mr. McFarland $78,081; Mr. Boltz – $7,404; and Ms. Godbole – $49,946. The remainder of relocation expenses and gross up taxes will be reported on the proxy statement for fiscal 2020.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020	45

Compensation Tables

Grants of Plan-Based Awards

This table presents the potential annual incentive awards the NEOs were eligible to earn in fiscal 2019, as well as the stock options, RSAs and PSUs awarded to the NEOs in fiscal 2019 and the grant date fair value of those awards.

Name	Grant Date	Date of Committee Action	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Ellison
Annual Incentive			725,000	2,900,000	7,000,000
PSUs	4/1/2019	3/22/2019				12,599	37,610	75,031				4,362,760
Options	4/1/2019	3/22/2019								82,460	108.93	2,074,702
RSAs	4/1/2019	3/22/2019							18,800			2,047,884
Mr. Denton
Annual Incentive			289,063	1,156,250	2,832,813
PSUs	4/1/2019	3/22/2019				6,401	19,110	38,124				2,216,760
Options	4/1/2019	3/22/2019								41,900	108.93	1,054,208
RSAs	4/1/2019	3/22/2019							9,550			1,040,282
Mr. McFarland III
Annual Incentive			187,500	750,000	1,837,500
PSUs	4/1/2019	3/22/2019				4,612	13,770	27,471				1,597,320
Options	4/1/2019	3/22/2019								30,190	108.93	759,583
RSAs	4/1/2019	3/22/2019							6,890			750,528
Mr. Boltz
Annual Incentive			178,750	715,000	1,751,750
PSUs	4/1/2019	3/22/2019				4,398	13,130	26,194				1,523,080
Options	4/1/2019	3/22/2019								28,780	108.93	724,108
RSAs	4/1/2019	3/22/2019							6,560			714,581
Ms. Godbole
Annual Incentive			153,750	615,000	1,506,750
PSUs	4/1/2019	3/22/2019				2,837	8,470	16,897				982,520
Options	4/1/2019	3/22/2019								18,570	108.93	467,223
RSAs	4/1/2019	3/22/2019							4,230			460,774
RSAs	10/1/2019	9/20/2019							9,130			999,918

(1)

The NEOs are eligible to earn annual incentive compensation under the Company’s annual incentive plan for each fiscal year based on the Company’s achievement of one or more performance measures established at the beginning of the fiscal year by the Compensation Committee. For the 2019 fiscal year ended January 31, 2020, the performance measures selected by the Compensation Committee were the Company’s adjusted sales (weighted 45%), adjusted operating income (weighted 45%) and inventory improvement (weighted 10%). The performance levels for the performance measures, the Company’s actual performance and the amounts earned by the NEOs for the 2019 fiscal year are shown beginning on page 39. Base salary considered for annual incentive plan purposes is as of April 1, 2019. Mr. Ellison’s total payout under the Company’s 2016 Annual Incentive Plan may not exceed $7,000,000. The amounts earned by the NEOs are also reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table on page 44.

(2)

The PSUs reported in this column are earned based on the Company’s ROIC over a three-year performance period and a relative TSR modifier. No dividends will accrue or be paid on the PSUs during the three-year performance period. The terms of the PSUs are described in more detail beginning on page 40.

(3)

The time-vested RSAs vest on the third anniversary of the grant date or, if earlier, the date the NEO terminates employment due to death or disability. For the NEOs who meet the retirement provisions of the applicable RSA grant agreements, their awards will vest upon retirement, but will not be transferred to the NEO until the original vesting date of the award. Retirement for this purpose is defined as termination of employment with the approval of the Board on or after the date the NEO has satisfied an age and service requirement, provided the NEO has given the Board advance notice of such retirement. Messrs. Ellison, Denton, McFarland and Boltz and Ms. Godbole will satisfy the age and service requirement for retirement once their age in addition to years of service equals at least 70; provided the NEO is at least 55 years old. Ms. Godbole received an additional 9,130 shares of RSAs as described on page 40. The NEOs receive cash dividends paid with respect to the RSA shares during the vesting period on the same terms as the other shareholders of the Company.

(4)

All options have a 10-year term and an exercise price equal to the closing price of the Common Stock on the grant date. The options vest in three annual installments on each of the first three anniversaries of the grant date or, if earlier, the date the NEO terminates employment due to death or disability. The options granted to the NEOs will become exercisable in the event of retirement, as defined in the applicable grant agreement, in accordance with the original three-year vesting schedule and remain exercisable until their expiration dates.

46	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020

Compensation Tables

Outstanding Equity Awards at Fiscal Year-End

This table presents information about unearned or unvested stock and option awards held by the NEOs on January 31, 2020.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards; Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards; Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Mr. Ellison	55,414	110,826	(4)	94.87	7/2/2028	70,090	8,147,262	69,166	8,039,856
	—	82,460	(5)	108.93	4/1/2029
Mr. Denton	13,567	27,133	(6)	92.27	1/2/2029	19,200	2,231,808	25,416	2,954,356
	—	41,900	(5)	108.93	4/1/2029
Mr. McFarland III	14,604	29,206	(7)	114.07	10/1/2028	17,630	2,049,311	18,314	2,128,819
	—	30,190	(5)	108.93	4/1/2029
Mr. Boltz	9,390	18,780	(7)	114.07	10/1/2028	13,460	1,564,590	17,462	2,029,783
	—	28,780	(5)	108.93	4/1/2029
Ms. Godbole	7,617	15,233	(6)	92.27	1/2/2029	18,780	2,182,987	11,265	1,309,444
	—	18,570	(5)	108.93	4/1/2029

(1)	The unvested RSAs vest as follows:

	7/2/2021	10/1/2021	1/2/2022	4/1/2022		Total
Mr. Ellison	51,290	—	—	18,800	—	70,090
Mr. Denton	—	—	9,650	9,550	—	19,200
Mr. McFarland III	—	10,740	—	6,890	—	17,630
Mr. Boltz	—	6,900	—	6,560	—	13,460
Ms. Godbole	—	—	5,420	4,230	9,130	18,780

(2)	Amount is based on the closing market price of the Company’s Common Stock on January 31, 2020 of $116.24.

(3)

The number of unearned PSUs in this column is calculated in accordance with SEC requirements and equals (i) the minimum number of PSUs that may be earned based on the Company’s RONCAA during the 2018 through 2020 fiscal year period after applying the maximum relative TSR modifier and (ii) the minimum number of PSUs that may be earned based on the Company’s ROIC during the 2019 through 2021 fiscal year period after applying the maximum relative TSR modifier. No NEO received a grant of 2017 PSUs. No dividends are paid or accrued on unearned PSUs.

(4)	These options vest in two annual installments on July 2, 2020 and July 2, 2021.

(5)	These options vest in three annual installments on April 1, 2020, April 1, 2021 and April 1, 2022.

(6)	These options vest in two annual installments on January 2, 2021 and January 2, 2022.

(7)	These options vest in two annual installments on October 1, 2020 and October 1, 2021.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020	47

Compensation Tables

Option Exercises and Stock Vested at Fiscal Year-End

This table presents information about stock options exercised by the NEOs and the number and the value of the NEOs’ stock awards that vested during the 2019 fiscal year.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Name	(#)	($)	(#)	($)
Mr. Ellison	—	—	—	—
Mr. Denton	—	—	—	—
Mr. McFarland III	—	—	—	—
Mr. Boltz	—	—	—	—
Ms. Godbole	—	—	—	—

Nonqualified Deferred Compensation

The Company sponsors two non-qualified deferred compensation plans for the benefit of senior management employees: the Benefit Restoration Plan (the “BRP”) and the Cash Deferral Plan (the “CDP”).

Benefit Restoration Plan

The BRP allows a senior management employee to defer receipt of the difference between (i) 6% of the sum of base salary and annual incentive plan compensation and (ii) the amount the employee is allowed to contribute to the Company’s tax-qualified 401(k) Plan. The deferred amounts are credited to the employee’s BRP account. The Company makes matching contributions to the employee’s BRP account under the same matching contribution formula that applies to employee contributions to the 401(k) Plan. An employee’s account under the BRP is deemed to be invested in accordance with the employee’s election in one or more of the investment options available under the 401(k) Plan, except an employee may not elect to have any amounts deferred under the BRP after February 1, 2003 be deemed to be invested in Common Stock. An employee may elect to change the investment of the employee’s BRP account as frequently as each business day. An employee’s account under the BRP is paid to the employee in cash after the end of the plan year in which the employee terminates employment but no earlier than 180 days after the employee’s termination of employment.

Cash Deferral Plan

The CDP allows a senior management employee to elect to defer receipt of up to 80% of his or her base salary, annual incentive plan compensation and certain other bonuses. The deferred amounts are credited to the employee’s CDP account. The Company does not make any contributions to the CDP. An employee’s CDP account is deemed to be invested in accordance with the employee’s election in one or more of the investment options available under the 401(k) Plan, except an employee may not elect to have any amounts deferred under the CDP be deemed to be invested in Common Stock. An employee may elect to change the investment of the employee’s CDP account as frequently as each business day. An employee’s account under the CDP is paid to the employee in cash after the end of the plan year in which the employee terminates employment but no earlier than 180 days after the employee’s termination of employment. In addition, an employee may elect to have a portion of the employee’s deferrals segregated into a separate sub-account that is paid at a date elected by the employee so long as the date is at least five years from the date of the employee’s deferral election.

Nonqualified Deferred Compensation Elections

None of the NEOs participate in either of the Company’s two deferred compensation plans.

48	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020

Compensation Tables

Potential Payments Upon Termination or Change-in-Control

The Company has entered into Change-in-Control Agreements with each of the current NEOs and certain other senior officers of the Company. The agreements provide for certain benefits if the Company experiences a change-in-control followed by termination of the executive’s employment within 24 months following such change-in-control:

•	by the Company’s successor without cause, which means continued and willful failure to perform duties or conduct demonstrably and materially injurious to the Company or its affiliates; or

•	by the executive for certain reasons, including a downgrading of the executive’s position.

The following describes the material provisions of the Change-in-Control Agreements that we have entered into with our NEOs. All of the agreements automatically expire on the second anniversary of a change-in-control notwithstanding the length of the terms remaining on the date of the change-in-control.

Accrued Obligations	The NEO receives the sum of (1) the NEO’s annual base salary through date of separation and (2) any accrued vacation pay to the extent not paid.
Severance Benefit	The NEO receives 2.99 times the sum of the present value of the NEO’s annual base salary, annual incentive compensation (as calculated pursuant to the agreement) and welfare insurance costs.
No Tax Gross-Up

There are no effective provisions for an excise tax gross-up. Instead, change-in-control payments will be subject to a provision, whereby the executives will receive either the original amount of the payment or a reduced amount, depending on which amount will provide them a greater after-tax benefit.

Legal Fees	All legal fees and expenses incurred by the executives in enforcing these agreements will be paid by the Company.
Restrictive Covenants

The Change-in-Control Agreements include restrictive covenants including, but not limited to, a covenant not to compete against the Company for the longer of (a) two years following termination of employment and (b) the period following the termination of employment during which Company equity awards held by the NEO continue to vest and a covenant not to solicit Company employees or customers for two years following termination of employment.

The Company’s long-term incentive plan provides that, if within one year after a change-in-control, an executive’s employment is terminated by the Company without cause or by the executive for Good Reason (as defined in the Change-in-Control Agreement), then all outstanding stock options will become fully exercisable and all outstanding RSAs will become fully vested. In the event of a change-in-control of the Company, the performance periods for all outstanding PSUs will terminate as of the end of the fiscal quarter preceding the change-in-control and the PSUs will be earned based on Company performance through such date. Under the terms of stock option, RSA and PSU award agreements, the executive is subject to a covenant not to compete against the Company for 24 months following termination of employment and, in the event of a breach, will forfeit awards or be required to repay the Company certain amounts with respect to awards.

Executive Vice Presidents covered by the Severance Plan who experience a Qualified Termination (as defined in the Severance Plan) of employment are, subject to the terms of the Severance Plan, eligible to receive a benefit consisting of (i) cash severance equal to two times the sum of their annual base salary and target annual bonus to be paid in installments over 24 months in accordance with the Company’s normal payroll practices, (ii) continued participation in the employee health care plan maintained by the Company upon the same terms and conditions in effect for active employees until the earlier of the second anniversary of such termination or the date the Executive Vice President becomes covered under another employer’s health care plan and (iii) up to one year of Company-paid outplacement services. Payments made pursuant to the Severance Plan shall be reduced, in whole or in part, by all compensation received by or payable to the Executive Vice President for services rendered in any capacity to any third party during the severance period, with the exception of any compensation received for service on a board of directors or similar arrangement that existed on the termination date.

In the event Mr. Ellison’s employment with the Company is terminated involuntarily other than for Cause (as defined in his offer letter), and subject to the terms of his offer letter, Mr. Ellison is entitled to receive severance payments equal to two times the sum of his annual base salary and target annual bonus to be paid over 24 months in accordance with the Company’s normal payroll practices.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020	49

Compensation Tables

The following table shows the amounts payable to the NEOs in the event their employment terminated at the end of the 2019 fiscal year due to their resignation, death, disability or retirement and the amounts payable under the Severance Plan, the Change-in-Control Agreements and the long-term incentive plan if a change-in-control of the Company had occurred at the end of the 2019 fiscal year and/or the NEOs’ employment was terminated by the Company without Cause or by the NEO for Good Reason (in each case, as defined in the Change-in-Control Agreements) on January 31, 2020.

Name and Benefit	Voluntary Resignation ($)	Death ($)	Disability ($)	Retirement(1) ($)	Qualified Termination ($)(2)	Change of Control ($)	Change of Control and Qualifying Termination ($)
Mr. Ellison
Severance(3)	0	0	0	0	8,700,000	0	12,643,905
Stock Options(4)	0	2,971,134	2,971,134	0	0	0	2,971,134
Restricted Stock Awards(4)	0	8,147,262	8,147,262	0	0	0	8,147,262
Performance Shares Units(5)	0	0	0	0	0	0	0
Welfare Benefits(6)	0	0	0	0	0	0	65,986
Total	0	11,118,396	11,118,396	0	8,700,000	0	23,828,288
Mr. Denton
Severance(3)	0	0	0	0	4,162,500	0	6,050,101
Stock Options(4)	0	956,667	956,667	0	0	0	956,667
Restricted Stock Awards(4)	0	2,231,808	2,231,808	0	0	0	2,231,808
Performance Shares Units(5)	0	0	0	0	0	0	0
Welfare Benefits(6)	0	0	0	0	27,319	0	58,587
Total	0	3,188,475	3,188,475	0	4,189,819	0	9,297,163
Mr. McFarland III
Severance(3)	0	0	0	0	3,000,000	0	4,360,666
Stock Options(4)	0	284,066	284,066	0	0	0	284,066
Restricted Stock Awards(4)	0	2,049,311	2,049,311	0	0	0	2,049,311
Performance Shares Units(5)	0	0	0	0	0	0	0
Welfare Benefits(6)	0	0	0	0	25,806	0	65,986
Parachute Payments Reduced(7)	0	0	0	0	0	0	(1,175,321)
Total	0	2,333,377	2,333,377	0	3,025,806	0	5,584,709
Mr. Boltz
Severance(3)	0	0	0	0	2,860,000	0	4,157,169
Stock Options(4)	0	251,134	251,134	0	0	0	251,134
Restricted Stock Awards(4)	0	1,564,590	1,564,590	0	0	0	1,564,590
Performance Shares Units(5)	0	0	0	0	0	0	0
Welfare Benefits(6)	0	0	0	0	25,806	0	65,986
Total	0	1,815,725	1,815,725	0	2,885,806	0	6,038,880
Ms. Godbole
Severance(3)	0	0	0	0	2,600,000	0	3,677,544
Stock Options(4)	0	500,882	500,882	0	0	0	500,882
Restricted Stock Awards(4)	0	2,182,987	2,182,987	0	0	0	2,182,987
Performance Shares Units(5)	0	0	0	0	0	0	0
Welfare Benefits(6)	0	0	0	0	25,806	0	65,986
Parachute Payments Reduced(7)	0	0	0	0	0	0	(1,201,451)
Total	0	2,683,869	2,683,869	0	2,625,806	0	5,225,949

(1)	No NEOs were eligible for retirement as of the end of the fiscal year 2019.

(2)

The Board approved a severance plan on August 16, 2018, described in more detail on page 49, which covers all NEOs below the CEO. Mr. Ellison’s severance entitlements are governed by his offer letter, described in more detail on page 49. For Mr. Ellison, this represents an involuntary termination of employment other than for Cause (as defined in his offer letter) and for each other NEO this represents a Qualified Termination under the Severance Plan.

(3)

The amounts presented are payable as follows: (i) in the case of a Qualified Termination, in equal installments in accordance with the Company’s payroll practices for 24 months; and (ii) in the case if a Change in Control and Qualified Termination, in cash in a lump sum.

50	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020

Compensation Committee Interlocks and Insider Participation

(4)

The amounts presented for the stock options and RSAs are equal to the values of the unvested in-the-money stock options and the restricted shares that would become vested based on the closing market price of the Common Stock on January 31, 2020 of $116.24.

(5)

The amounts presented for the PSUs are the value for the 2018 and 2019 PSU awards that would be earned assuming current performance as of January 31, 2020 and based on the closing market price of the Common Stock on January 31, 2020 of $116.24. No NEO received PSUs pursuant to the 2017 PSU award.

(6)

The costs for Welfare Benefits include the Company costs for continuing coverage in the case of a Qualified Termination over a period of 24 months. In the case of a Change-in-Control and Qualified Termination these amounts include costs to the Company and to the NEO and would be paid as a cash lump sum. Welfare Benefits costs in the case of death and disability are consistent with Company offerings for all employees.

(7)

Parachute Payment Reduced represents the estimated amount by which the payments and benefits that would have been payable to Mr. McFarland and Ms. Godbole would be reduced under the Change-in-Control Agreements or other plans in order to bring all applicable payments and benefits of such NEOs below the safe harbor limit for payments contingent on a change-in-control set forth in Internal Revenue Code Section 280G.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the annual total compensation of our median employee and the annual total compensation of Mr. Ellison, our President and Chief Executive Officer.

For 2019, the annual total compensation for Mr. Ellison, as reported in the Summary Compensation Table, was $11,621,369.

The total compensation for 2019 for our median employee, excluding Mr. Ellison, was $22,748 (calculated in accordance with the SEC rules). Based on this information, for fiscal 2019, the ratio of the annual total compensation of Mr. Ellison to the annual total compensation of our median employee is 511 to 1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described below.

The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

To identify the median of all our 2019 employees the methodology and the material assumptions, adjustments, and estimates that we used were as follows:

We determined that, as of December 31, 2019, our employee population consisted of approximately 292,363 individuals worldwide (266,270 U.S. and 26,093 non-U.S.), including full-time and part-time employees but not any individuals paid by a third-party. We also included all employees from our acquisitions to date. We selected December 31, 2019, which is within the last three months of our fiscal year 2019, as the date as of which we would identify the median employee to allow us sufficient time to make the determination given the global scope of our operations.

To identify the median employee from our employee population, we collected actual base salary, bonus or commission paid and any overtime paid during the 12-month period ending December 31, 2019.

Compensation Committee Interlocks and Insider Participation

Raul Alvarez, David H. Batchelder, Angela F. Braly, Sandra B. Cochran, Brian C. Rogers and Eric C. Wiseman served on the Compensation Committee in fiscal 2019. None of the directors who served on the Compensation Committee in fiscal 2019 has ever served as one of the Company’s officers or employees or had any relationship with the Company or any of its subsidiaries during fiscal 2019 pursuant to which disclosure would be required under the SEC rules pertaining to the disclosure of transactions with related persons. During fiscal 2019, none of the Company’s executive officers served as a director or member of the compensation committee (or other committee performing similar functions) of any other entity of which an executive officer of such other entity served on the Company’s Board or the Compensation Committee.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020	51

Equity Compensation Plan Information

Equity Compensation Plan Information

The following table provides information as of January 31, 2020 with respect to stock options and stock unit awards outstanding and shares available for future awards under all of Lowe’s equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)(1)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)(2)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	4,123,069	86.01	50,720,367	(3)
Equity compensation plans not approved by security holders	0	0	0
Total	4,123,069	86.01	50,720,367	(3)

(1)

Column (a) contains information regarding stock options and deferred, performance and restricted stock units only; there are no warrants or stock appreciation rights outstanding. As of January 31, 2020, there were 568,889 performance stock units outstanding. Column (a) includes 1,134,847 performance stock units which is equal to the maximum number of performance stock units that would be earned if the maximum performance goals were achieved. The weighted-average exercise price shown in column (b) does not take into account deferred, performance or restricted stock units because they are granted outright and do not have an exercise price.

(2)	In accordance with SEC rules, this column does not include shares available under the Lowe’s 401(k) Plan.

(3)	Includes the following:

*

30,564,803 shares available for grants of stock options, stock appreciation rights, stock awards, performance shares, and deferred, performance and restricted stock units to key employees and outside directors under the Lowe’s Companies, Inc. 2006 Long Term Incentive Plan, as amended (“LTIP”). Stock options granted under the LTIP have terms of seven or ten years, with one-third of each grant vesting each year for three years and are assigned an exercise price equal to the closing market price of a share of Common Stock on the date of grant. No awards may be granted under the LTIP after 2024.

*

20,155,564 shares available for issuance under the Lowe’s Companies, Inc. Employee Stock Purchase Plan—Stock Options for Everyone. Eligible employees may purchase shares of Common Stock through after-tax payroll deductions. The purchase price of this stock is equal to 85% of the closing price on the date of purchase for each semi-annual stock purchase period.

52	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020

Related Person Transactions

Related Person Transactions

POLICY AND PROCEDURES FOR REVIEW, APPROVAL OR RATIFICATION OF RELATED PERSON TRANSACTIONS

The Company has a written policy and procedures for the review, approval or ratification of any transactions that could potentially be required to be reported under the SEC rules for disclosure of transactions in which related persons have a direct or indirect material interest (the “Policy”). Related persons include directors and executive officers of the Company and members of their immediate families. The Company’s General Counsel is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and executive officers about any such transactions. The General Counsel is also responsible for making a recommendation, based on the facts and circumstances in each instance, on whether the Company or the related person has a material interest in the transaction.

The Policy, which is administered by the Nominating and Governance Committee of the Board, includes several categories of pre-approved transactions with related persons, such as employment of executive officers and certain banking-related services. For transactions that are not pre-approved, the Nominating and Governance Committee, in determining whether to approve or ratify a transaction with a related person, takes into account, among other things, (i) whether the transaction would violate the Company’s Code of Business Conduct and Ethics, (ii) whether the transaction is on terms no less favorable than terms generally available to or from an unaffiliated third party under the same or similar circumstances and (iii) the extent of the related person’s interest in the transaction as well as the importance of the interest to the related person. No director may participate in any discussion or approval of a transaction for which he or she or a member of his or her immediate family is a related person.

APPROVED RELATED PERSON TRANSACTIONS

Since the beginning of fiscal 2017, there have been no related person transactions in which the Company (or a subsidiary) was a participant and in which any related person (or any of their immediate family members) had a direct or indirect material interest.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020	53

Audit Matters

REPORT OF THE AUDIT COMMITTEE

Audit Matters

REPORT OF THE AUDIT COMMITTEE

This report by the Audit Committee is required by the SEC rules. It is not to be deemed incorporated by reference by any general statement which incorporates by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, and it is not to be otherwise deemed filed under either such Act.

The Audit Committee has five members, all of whom are independent directors as defined by the Categorical Standards, Section 303A.02 of the NYSE Listed Company Manual and Rule 10A-3(b)(1)(ii) of the Exchange Act. Each member of the Audit Committee is “financially literate,” as determined by the Board, in its business judgment, and qualified to review and assess financial statements. The Board of Directors has determined that more than one member of the Audit Committee qualifies as an “audit committee financial expert,” as such term is defined by the SEC, and has designated Bertram L. Scott, Chair of the Audit Committee; James H. Morgan; Brian C. Rogers and Lisa W. Wardell, each as an “audit committee financial expert.”

The Audit Committee reviews the general scope of the Company’s annual audit and the fees charged by the Company’s independent registered public accounting firm, determines duties and responsibilities of the internal auditors, reviews financial statements and accounting principles being applied thereto and reviews audit results and other matters relating to internal control and compliance with the Company’s Code of Business Conduct and Ethics.

In carrying out its responsibilities, the Audit Committee has:

•	reviewed and discussed the audited consolidated financial statements with management;

•	met periodically with the Company’s Vice President of Internal Audit and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting;
•	discussed with the independent registered public accounting firm those matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” as adopted by the Public Company Accounting Oversight Board (the “PCAOB”), and the matters required to be reported to the Audit Committee by the independent registered public accounting firm pursuant to SEC Regulation S-X, Rule 2.07;

•	received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence; and

•	reviewed and discussed with management and the independent registered public accounting firm management’s report and the independent registered public accounting firm’s report on the Company’s internal control over financial reporting and attestation on internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002.

Based on the reviews and discussions noted above and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2020.

Bertram L. Scott, Chair

Laurie Z. Douglas

Brian C. Rogers

James H. Morgan

Lisa W. Wardell

54	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020

Audit Matters

FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FEES PAID TO THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The aggregate fees billed to the Company for each of the last two fiscal years by the Company’s independent registered public accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, were:

	Fiscal 2018 ($)	Fiscal 2019 ($)
Audit Fees(1)	4,022,829	3,931,894
Audit-Related Fees(2)	142,993	139,257
Tax Fees(3)	26,338	23,824
All Other Fees(4)	875	555

(1)

Audit Fees consist of fees billed by the independent registered public accounting firm for the respective year for professional services for the audit of the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K, review of the Company’s consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q and services provided by the independent registered public accounting firm in connection with the Company’s statutory filings for the last two fiscal years. Audit fees also include fees for professional services rendered for the audit of the Company’s internal control over financial reporting.

(2)

Audit-Related Fees consist of fees billed by the independent registered public accounting firm for the respective year for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and include audits of the Company’s employee benefit plans and other consultations concerning financial accounting and reporting standards.

(3)	Tax Fees consist of fees billed by the independent registered public accounting firm for the respective year for tax compliance, planning and advice.

(4)	All Other Fees consist of fees billed by the independent registered public accounting firm in fiscal 2018 and 2019 for training and subscriptions.

The Audit Committee has an established policy and procedures under which all audit and non-audit services performed by the Company’s independent registered public accounting firm must be approved in advance by the Audit Committee in order to assure that the provision of such services does not impair the independence of the independent registered public accounting firm. The policy also provides that the Audit Committee may delegate pre-approval authority to the Chair of the Audit Committee as permitted by the Audit Committee’s charter, provided that the Chair reports any such pre-approval decisions to the full Audit Committee at its next meeting. Any proposed services exceeding pre-approved fee levels require specific approval by the Audit Committee. The Audit Committee has pre-approved all audit and non-audit services provided in fiscal 2018 and fiscal 2019 in accordance with the Audit Committee’s policy and procedures.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020	55

Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation

Proposal 2: Advisory Vote to Approve Named Executive Officer Compensation

As required by Section 14A of the Exchange Act, we are providing our shareholders with the opportunity to vote on an advisory resolution to approve the compensation of our named executive officers in fiscal 2019, which is described in this Proxy Statement.

The fundamental philosophy of our executive compensation program is to align our executives’ pay to overall Company growth and the effective execution of our business strategies. The primary objectives of our program are to:

•	Attract and retain executives who have the requisite leadership skills to support the Company’s culture and strategic growth priorities;

•	Maximize long-term shareholder value through alignment of executive and shareholder interests;

•	Align executive compensation with the Company’s business strategies, which are focused on driving operational excellence and better serving our customers; and

•	Provide market competitive total compensation with an opportunity to earn above market median pay when the Company delivers results that exceed performance targets, and below median pay when the Company falls short of performance targets.

The “Compensation Discussion and Analysis” section of this Proxy Statement provides a thorough description of how the Compensation Committee has designed and administered the executive compensation program to meet these objectives.

At the 2019 Annual Meeting of Shareholders, the Company provided shareholders with the opportunity to cast an advisory vote to approve the compensation of our named executive officers (commonly known as a “say-on-pay” vote), and shareholders approved our named executive officer compensation with approximately 94% of the votes cast in favor. At the 2017 Annual Meeting of Shareholders, the Company also asked shareholders to indicate whether a say-on-pay vote should occur every one, two or three years, with the Board recommending an annual advisory vote. Because the Board views it as a good corporate governance practice, and because at the 2017 Annual Meeting of Shareholders approximately 90% of the votes cast were in favor of an annual advisory vote, you will have the opportunity at the Annual Meeting to provide feedback to the Compensation Committee on our executive compensation program by endorsing or not endorsing the compensation of the named executive officers through a non-binding vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, compensation tables and related narrative discussion, is hereby APPROVED.

Even though the result of the say-on-pay vote is non-binding, the Compensation Committee and the Board value the opinions that shareholders express in their votes and will carefully consider the results of the vote when making future executive compensation decisions. The next say-on-pay vote will be held at the 2021 Annual Meeting of Shareholders.

The Board of Directors unanimously recommends a vote “FOR” the resolution. Proxies received by the Board of Directors will be so voted unless shareholders specify in their proxies a contrary choice.

56	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020

Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm

Proposal 3: Ratification of the Appointment of Independent Registered Public Accounting Firm

We are asking our shareholders to ratify the appointment of Deloitte & Touche LLP as Lowe’s independent registered public accounting firm for fiscal 2020.

The Audit Committee of the Board is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm retained to audit the Company’s financial statements. The Audit Committee has appointed Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for fiscal 2020. Deloitte & Touche LLP has served as the Company’s independent registered public accounting firm since 1982 and is considered by management to be well-qualified. From 1962 to 1981, predecessor accounting firms that were ultimately acquired by Deloitte & Touche LLP served as the independent auditors of the Company. In order to assure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent registered public accounting firm. Further, in conjunction with the mandated rotation of the independent registered public accounting firm’s lead engagement partner, the Audit Committee is involved in the selection of Deloitte & Touche LLP’s new lead engagement partner. The Audit Committee and the Board believe that the continued retention of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its shareholders.

Although shareholder ratification of the Audit Committee’s appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm is not required by the Company’s Bylaws or otherwise, the Board is submitting the appointment of Deloitte & Touche LLP to the shareholders for ratification as a matter of good corporate governance. If the shareholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain Deloitte & Touche LLP as the Company’s independent registered public accounting firm. In addition, even if the shareholders ratify the appointment of Deloitte & Touche LLP, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that such a change would be in the best interests of the Company and its shareholders.

Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting, where they will have the opportunity to make a statement if they desire to do so. They also are expected to be available to respond to appropriate questions.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal 2020. Proxies received by the Board of Directors will be so voted unless shareholders specify in their proxies a contrary choice.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020	57

Proposal 4: Approval of Amendment to Company’s Bylaws

Proposal 4: Approval of Amendment to Company’s Bylaws

We are asking our shareholders to vote on an amendment to the Company’s Bylaws decreasing the percentage of shares required for shareholders to call a special meeting.

The Board of Directors has adopted, and recommends that Lowe’s shareholders approve, an amendment to Article II, Section 2(a) of the Company’s Bylaws that would reduce to 15% the percentage of shares outstanding required for shareholders to call a special meeting. Article II, Section 2(a) of Lowe’s Bylaws currently provides that a special meeting of shareholders shall be called by the Secretary upon the written request of shareholders owning in the aggregate 25% of the total number of shares of capital stock of the Company outstanding and entitled to vote on the matter or matters to be brought before the proposed special meeting.

The Board of Directors believes that establishing an ownership threshold of 15% for the right to call a special meeting strikes an appropriate balance between enhancing shareholder rights and protecting against the risk that a small minority of shareholders could trigger a special meeting to pursue “special interests” that are not in the best interests of the Company and its shareholders in general. This is important because a special meeting is an extraordinary event that imposes significant financial expense and administrative burdens on the Company. The 15% threshold is also consistent with thresholds adopted by a number of other large public companies.

Because the 2010 amendment to the Bylaws setting the threshold ownership requirement to call a special meeting at 25% of shares outstanding was submitted for approval by shareholders at the 2010 annual meeting of shareholders, the proposed amendment requires shareholder approval pursuant to North Carolina Business Corporation Act § 55-10-20.

The Board of Directors unanimously recommends a vote “FOR” the resolution. Proxies received by the Board of Directors will be so voted unless shareholders specify in their proxies a contrary choice.

58	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020

Proposal 5: Approval of Lowe’s Companies, Inc. 2020 Employee Stock Purchase Plan

Proposal 5: Approval of Lowe’s Companies, Inc. 2020 Employee Stock Purchase Plan

We are asking our shareholders to approve the Lowe’s Companies, Inc. 2020 Employee Stock Purchase Plan.

Shareholders are being asked to approve a new stock purchase plan, the Lowe’s Companies, Inc. 2020 Employee Stock Purchase Plan (the “2020 ESPP”), which the Board approved in March 2020, subject to shareholder approval. The Board has determined that offering a stock purchase program benefits the Company by (i) assisting it in recruiting and retaining the services of employees with talent and initiative, (ii) providing greater incentive for employees and (iii) aligning the interests of employees with those of the Company and its shareholders through opportunities for increased stock ownership.

Currently, we maintain the Lowe’s Companies, Inc. Employee Stock Purchase Plan — Stock Options For Everyone (the “ESPP”), under which our employees can purchase shares of Common Stock at a discount through accumulated contributions from their earned compensation at the end of consecutive, non-overlapping six-month offering periods. The ESPP is scheduled to expire in 2021. There is a scheduled enrollment window in May 2020 for an offering period under the ESPP that is scheduled to end in November 2020. Following this offering period and provided that shareholders approve the 2020 ESPP, there will not be any subsequent offerings under the ESPP, and all future offerings will be under the 2020 ESPP.

Description of the Material Features of the 2020 ESPP

The following paragraphs provide a summary of the material features of the 2020 ESPP and its operation. However, this summary is not a complete description of all of the provisions of the 2020 ESPP and is qualified in its entirety by the specific language of the 2020 ESPP, which is attached as Appendix B to the Proxy Statement. The material economic terms of the 2020 ESPP generally are substantially comparable to the expiring ESPP.

Purpose

The 2020 ESPP permits employees of the Company and its designated subsidiaries to purchase Company Common Stock at a 15% discount from market value, subject to limits set by the Internal Revenue Code (the “Code”) and the 2020 ESPP. Sales of shares under the 2020 ESPP are generally made pursuant to offerings that are intended to satisfy the requirements of Section 423 of the Code. Subplans that do not satisfy the requirements of Section 423 can be authorized under the 2020 ESPP.

Shares available for issuance; Participation

20,000,000 shares of Common Stock will be reserved for issuance under the 2020 ESPP, which we anticipate will provide sufficient shares for purchases during the 2020 ESPP’s ten-year term. As of January 31, 2020, 49,844,436 shares had been purchased under the ESPP and 20,155,564 shares remained available for purchases. As of March 4, 2020, there were approximately 237,000 employees eligible to participate in the ESPP, the predecessor to the 2020 ESPP.

Administration

The 2020 ESPP is administered by the Compensation Committee. Subject to the provisions of the 2020 ESPP, the administrator of the 2020 ESPP has full authority and discretion to adopt, administer, and interpret such rules and regulations as it deems necessary to administer the 2020 ESPP, and its decisions are final and binding upon all participants. Under the 2020 ESPP, the Compensation Committee may delegate its administrative authority to the senior corporate officer in charge of the Company’s Human Resources department, who will use the delegated authority to ensure that the 2020 ESPP complies with laws.

In the event of any change in the structure of the Company’s common stock, such as a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation offerings of rights or other similar event, the administrator may make appropriate adjustments to the maximum number of shares as to which options may be granted under the 2020 ESPP and the terms of outstanding options under the 2020 ESPP.

Eligibility and Participation

The 2020 ESPP allows employees of Lowe’s and its designated subsidiaries and affiliates who have satisfied any waiting period not to exceed two years as set by the administrator. 2020 ESPP participants may authorize payroll deductions from 1% to 20% of cash performance-based pay (including salary, overtime or performance bonuses, and other incentive compensation) or any flat dollar amount (not to exceed 20%) to be applied toward the purchase of the Company’s Common Stock.

Offerings

The 2020 ESPP provides for separate six-month offerings, generally commencing on June 1 and December 1. The

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020	59

Proposal 5: Approval of Lowe’s Companies, Inc. 2020 Employee Stock Purchase Plan

administrator may, in its discretion, modify the terms of future offering periods.

Withdrawal and Termination of Employment

An employee may withdraw from an offering at any time before the first day of the last calendar month of the offering. Upon withdrawal, the amount in the employee’s account will be refunded. An employee who has withdrawn from participation in an offering may not participate again in that same offering.

As soon as practicable following termination of employment for any reason, the employee’s participation in the 2020 ESPP will immediately terminate and the payroll deductions credited to the employee’s account will be returned to him or her and such employee’s option will automatically terminate.

Transferability

Options granted under the 2020 ESPP are nontransferable except by will or the laws of descent and distribution. No right or interest of a participant in any option may be liable for, or subject to, any lien, obligation or liability of the participant.

Amendment and termination

The Board and the Compensation Committee may at any time amend or terminate the 2020 ESPP, provided that no amendment may adversely affect an employee’s existing rights under any offering already commenced. No amendment may be made to the 2020 ESPP without prior approval of the shareholders of the Company if such amendment would increase the number of shares reserved thereunder or materially modify the eligibility requirements. The 2020 ESPP will terminate on December 31, 2029, or earlier at the discretion of the Board or in the event all shares reserved under the 2020 ESPP have been purchased.

Federal Income Tax Consequences

The following is a summary of the general U.S. federal income tax rules applicable to purchases offered by the Company and certain of its designated subsidiaries under the 2020 ESPP offerings that are intended to comply with Section 423 of the Code. Employees should consult their own tax advisors since a taxpayer’s particular situation may be such that some variation of the rules described below will apply.

The rights of participants to make purchases under the 2020 ESPP are intended to qualify under the provisions of Section 423 of the Code. Assuming such qualification, no income will be taxable to a participant until the sale or other disposition of shares purchased under the 2020 ESPP. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the holding period of such shares prior to disposing of them.

If the shares are disposed of (a) more than two years after the date of the beginning of the offering period and (b) more than one year after the stock is purchased in accordance with the 2020 ESPP (the “option holding period”), or if the employee dies while holding the shares, the participant will generally recognize ordinary income upon sale or other disposition of the shares equal to the difference between the fair market value of the Common Stock on the applicable date of exercise and the option price. Any gain in excess of that amount will be characterized as capital gain. If the shares are disposed of prior to the expiration of the option holding period, the participant will recognize, as ordinary income, the difference between the fair market value of the Common Stock on the applicable date of exercise and the option price. Any gain in excess of that amount will be characterized as capital gain.

The Company will not be entitled to a federal income tax deduction with respect to the grant or exercise of an option unless the participant disposes of the Common Stock acquired thereunder prior to the expiration of the option holding period. In that event, the employer corporation (the Company or a subsidiary), generally will be entitled to a federal income tax deduction equal to the amount of ordinary income recognized by the participant. For any options that are granted under a subplan of the 2020 ESPP that does not satisfy the requirements of Section 423 of the Code, participants would recognize ordinary income equal to the difference between our named executive officers, other executive officers or our employees, at the time of purchase.

New Plan Benefits

Participation in the 2020 ESPP will be optional and completely within the discretion of our employees, and therefore the number of shares that we may issue under the 2020 ESPP cannot be determined in advance.

The Board of Directors unanimously recommends a vote “FOR” the approval of the 2020 Employee Stock Purchase Plan. Proxies received by the Board of Directors will be so voted unless shareholders specify in their proxies a contrary choice.

60	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020

Proposal 6: Shareholder Proposal Regarding Shareholder Special Meetings

Proposal 6: Shareholder Proposal – Make Shareholder Rights to Call Special Meetings More Accessible

John Chevedden has informed the Company that he intends to present the proposal set forth below for consideration at the Annual Meeting, which is printed exactly as it was submitted.

Resolved, Shareowners ask our board to take the steps necessary to amend our bylaws and each appropriate governing document to give holders in the aggregate of 10% of our outstanding common stock the power to call a special shareowner meeting. This proposal does not impact our board’s current power to call a special meeting.

Lowe’s shareholders permanently lack the right to act by written consent. Special shareholder meetings allow shareholders to vote on important matters, such as electing new directors that can arise between annual meetings. This proposal topic won more than 70%-support at Edwards Lifesciences and SunEdison. This proposal topic, sponsored by William Steiner, also won 78% support at a Sprint annual meeting with 1.7 Billion yes-votes. Nuance Communications (NUAN) shareholders gave 94%-support to a 2018 shareholder proposal calling for 10% of shareholders to call a special meeting.

Since special shareholder meetings allow shareholders to vote on important matters, such as electing new directors, adoption of this proposal might motivate our directors to perform better. For instance Sandra Cochran was rejected by 40-times in as many shares in 2019 as each of 8 other Lowe’s directors.

It is all the more important to make calling a special shareholder meeting more accessible because the corporate laws of North Carolina do not allow Lowe’s shareholders to act by written consent.

This proposal topic won 46%-support at the 2018 Lowe’s annual meeting. This means that it won majority support from the shares that have access to independent proxy voting advice. The management statement that accompanied the 2018 special meeting proposal hyped the shareholder engagement that Lowe’s purportedly does. Apparently this engagement did not predict the 46%-vote. Perhaps Lowe’s has echo-chamber form of shareholder engagement.

Plus Lowe’s is taking steps to eliminate an in-person annual meeting. How ludicrous for a company to hype purported shareholder engagement while it is taking steps to eliminate the annual shareholder engagement meeting.

After a 45%-vote (less than a majority vote) for a shareholder proposal The Bank of New York Mellon Corporation (BK) said it adopted the shareholder proposal in 2019.

Please vote yes:

Make Shareholder Right to Call Special Meeting More Accessible – Proposal 6

Lowe’s Board of Directors’ Statement OPPOSING this shareholder proposal.

The Board has carefully considered the terms of this shareholder proposal and has determined that it is not in the best interests of our shareholders. This is particularly the case in light of the amendment to the Bylaws to reduce the share ownership threshold required to call a special meeting that we already approved prior to receipt of the proponent’s proposal and which we are asking our shareholders to adopt, pursuant to North Carolina law, at the 2020 Annual Meeting. Proposal 4 of this Proxy Statement (see page 58) will allow shareholders who hold, in the aggregate, at least 15% of the Company’s outstanding Common Stock to call a special meeting of shareholders and is being recommended by the Board.

Lowe’s Has Already Taken Action to Make It Easier for Shareholders to Call Special Meetings

The proponent’s concern appears to be that the current ownership threshold of 25% to call a special meeting of shareholders unduly restricts or limits shareholders’ ability to call a special meeting and that the Company has not taken action to change the 25% ownership threshold. The Board, however, has already taken steps to make it easier for shareholders to call a special meeting. In response to the vote at the 2018 Annual Meeting on a proposal to amend the Bylaws to reduce the ownership threshold to call a special meeting of shareholders from 25% to 10%, which did not pass but received support from about 46% of the voted shares, the Board, taking into account the 2018 shareholder vote, an analysis of voting outcomes on similar proposals at other companies and benchmarking data of proxy peer companies, has carefully considered the appropriate ownership threshold to call a special meeting and has submitted to shareholders for approval an amendment to the Bylaws to lower the ownership threshold to 15%. The 15% ownership threshold aligns Lowe’s with many of its peers and strikes an appropriate balance between the right of shareholders to call a special meeting and the interests of Lowe’s and our shareholders in promoting the appropriate use of Company resources. The Board believes a

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020	61

Proposal 6: Shareholder Proposal Regarding Shareholder Special Meetings

15% ownership threshold is effective in preventing a small minority of shareholders, including those with special interests, from triggering the expense and distraction of a special meeting to (i) pursue matters that are not widely shared by our shareholders or are not viewed as requiring immediate attention or (ii) for reasons that may not be in the best interests of Lowe’s and our shareholders.

Lowe’s is Committed to Shareholder Engagement and Sound Governance Practices

The Board also believes that adoption of this proposal is unnecessary because the Company is committed to high standards of corporate governance and has already taken a number of steps to further achieve greater transparency and accountability to shareholders. Furthermore, our robust shareholder engagement program empowers shareholders to raise their concerns with the Company and enables the Company to effectively address these concerns in a transparent manner.

In addition to engaging with our shareholders on a regular basis, the Board regularly reviews our corporate governance practices to identify and, where appropriate, to adopt potential enhancements. Some of the Company’s strong governance policies and practices include:

•	10 of 11 director nominees are independent, including our Chairman, and the five Board committees are comprised only of independent directors;

•	Shareholders have the right to nominate directors and to have those nominations included in the Company’s Proxy Statement pursuant to our proxy access bylaws (see page 63);

•	Annual election of directors by a majority of votes cast in uncontested elections;

•	The Nominating and Governance Committee evaluates each director annually and makes a recommendation to the Board on his or her nomination for election;

•	The Board is asking shareholders to approve a 15% ownership threshold for shareholders to call a special meeting (see Proposal 4 on page 58);
•	We provide opportunities for our shareholders to communicate directly with our Board (see pages 23 to 24); and

•	Our Board is highly engaged, including on matters of corporate strategy, governance and sustainability-related matters.

Consistent with its current practice, the Board will continue to evaluate the future implementation of appropriate corporate governance measures. As a result of these factors, and after careful consideration, the Board has determined that the Company’s proposed special meeting ownership threshold in Proposal 4—and not this shareholder proposal—is in the long-term, best interests of the Company and its shareholders.

Our Proposed Ownership Threshold Strikes the Right Balance; Special Meetings Require Substantial Resources

We believe that special shareholder meetings should only be used to address extraordinary events that require immediate attention when waiting for the next annual meeting is impossible or inadvisable. Moreover, we have found that strong shareholder engagement practices are an effective means for discussing and considering important issues in between regularly scheduled annual meetings. Convening a special meeting is costly and disruptive; doing so involves substantial expenditures on legal and administrative fees as well as distribution costs related to preparing the required disclosure documents and printing and mailing. Additionally, senior management and the Board would be required to divert time from their work on business operations to prepare for and conduct the special meeting. If such a meeting has been called by a small minority of shareholders to address a proposal that has narrow support, it would be detrimental and inappropriate to cause the Board and senior management to shift their attention from their primary focus of maximizing long-term financial returns and operating the Company’s business in the best interests of shareholders. We believe that our proposed 15% ownership threshold appropriately balances the above concerns with the need for shareholders to have a mechanism by which to discuss extraordinary events in a timely manner.

Summary

The Board believes that a 15% ownership threshold ensures a meaningful percentage of our shareholders agree on the need for a special meeting before a special meeting can be called. In light of these findings as well as the Company’s demonstrated commitment to establishing and implementing good governance practices, the Board believes that adoption of this proposal is not advisable. Lowe’s welcomes continued engagement with shareholders on these issues.

The Board of Directors unanimously recommends a vote “AGAINST” this shareholder proposal. Unless otherwise specified, proxies will be voted “AGAINST” the proposal.

62	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020

Additional Information

DELIVERY OF PROXY MATERIALS

Additional Information

DELIVERY OF PROXY MATERIALS

As permitted by the Exchange Act, only one copy of this Proxy Statement and the 2019 Annual Report to Shareholders, or the Notice of Internet Availability of Proxy Materials, as applicable, is being delivered to shareholders residing at the same address, unless such shareowners have notified the Company of their desire to receive multiple copies of proxy statements, annual reports or notices.

The Company will promptly deliver, upon oral or written request, a separate copy of this Proxy Statement and the 2019 Annual Report to Shareholders, or the Notice of Internet Availability of Proxy Materials, as applicable, to any shareholder residing at a shared address to which only a single copy was mailed. Requests for additional copies of this Proxy Statement, the 2019 Annual Report to Shareholders, or the Notice of Internet Availability of Proxy Materials, and/or requests for multiple copies of future proxy statements, annual reports or notices should be directed to Lowe’s Companies, Inc., Investor Relations Department, 1000 Lowes Boulevard, Mooresville, North Carolina 28117, 1-800-813-7613.

Shareholders residing at the same address and currently receiving multiple copies of proxy statements, annual reports or notices may contact Lowe’s Investor Relations Department at the address and phone number above to request that only a single copy be mailed in the future.

ELECTRONIC DELIVERY OF PROXY MATERIALS

Shareholders can elect to view future proxy materials and annual reports over the Internet instead of receiving paper copies in the mail. If you received a paper copy of this year’s proxy materials by mail, you may register for electronic delivery of future proxy materials by following the instructions provided on your proxy card or voting instruction form. If you received only a Notice of Internet Availability of Proxy Materials by mail, you may register for electronic delivery of future proxy materials by following the instructions provided when you vote online at the Internet site address listed on your Notice.

Choosing to receive your future proxy materials by e-mail will help the Company conserve natural resources and reduce the costs of printing and distributing its proxy materials. If you choose to receive future proxy materials by e-mail, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

SHAREHOLDER PROPOSALS FOR THE 2021 ANNUAL MEETING

Proposals of shareholders intended to be included in the Company’s proxy materials for its 2021 Annual Meeting of Shareholders must be received by the Company on or before December 17, 2020. Such proposals must also comply with SEC regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company-sponsored proxy materials. Proposals should be addressed to the attention of Ross W. McCanless, General Counsel and Corporate Secretary, at Lowe’s Companies, Inc., 1000 Lowes Boulevard, Mooresville, North Carolina 28117.

In addition, (i) shareholder proposals and shareholder nominations for candidates for election as directors submitted for consideration at the 2021 Annual Meeting of Shareholders but not submitted for inclusion in the Company’s proxy materials for that meeting pursuant to Rule 14a-8 and (ii) director nominees submitted to the Company pursuant to its proxy access bylaws to be included in the Company’s proxy materials for the 2021 Annual Meeting of Shareholders must be delivered to, or mailed and received at, the principal executive offices of the Company not less than 120 days nor more than 150 days prior to the first anniversary of the date of the Annual Meeting. As a result, notice given by a shareholder pursuant to the provisions of the Company’s Bylaws (other than notice pursuant to Rule 14a-8) must be received no earlier than December 30, 2020 and no later than January 29, 2021. However, if the date of the 2021 Annual Meeting of Shareholders is moved more than 30 days before or more than 60 days after May 29, 2021, then notice by the shareholder must be delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement (as defined in the Company’s Bylaws) of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Shareholder proposals (including proxy access director nominations) must include the specified information concerning the proposal or nominee as described in the Company’s Bylaws.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020	63

Additional Information

ANNUAL REPORT

ANNUAL REPORT

The 2019 Annual Report to Shareholders, which includes the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2020, accompanies this Proxy Statement. The 2019 Annual Report to Shareholders is also posted at the following website addresses: www.Lowes.com/investor and www.proxyvote.com. The 2019 Annual Report to Shareholders and the Annual Report on Form 10-K for the fiscal year ended January 31, 2020, which contains the Company’s consolidated financial statements and other information about the Company, are not incorporated by reference in this Proxy Statement and are not to be deemed a part of the proxy soliciting material. The Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2020 is also available upon written request addressed to Lowe’s Companies, Inc., Investor Relations Department, 1000 Lowes Boulevard, Mooresville, North Carolina 28117.

64	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020

Appendix A

Appendix A

CATEGORICAL STANDARDS FOR DETERMINATION OF DIRECTOR INDEPENDENCE

It has been the long-standing policy of Lowe’s Companies, Inc. (the “Company”) to have a substantial majority of independent directors. No director shall qualify as independent under the New York Stock Exchange (“NYSE”) corporate governance rules unless the board of directors of the Company (the “Board of Directors”) affirmatively determines that the director has no material relationship with the Company (directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The NYSE’s corporate governance rules include several “bright line” tests for director independence. No director who has a direct or indirect relationship that is covered by one of those tests shall qualify as an independent director. However, a director who meets all of the bright line independence criteria shall not be automatically presumed to be independent; the Board of Directors must still make an affirmative determination that each director has no material relationship with the Company. In making its independence determination for each director, the Board of Directors shall broadly consider all relevant facts and circumstances. In particular, when assessing the materiality of a director’s relationship with the Company, the Board of Directors shall consider the issue not merely from the standpoint of the director, but also from the standpoint of persons or organizations with which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships, among others.

****

The Board of Directors has determined that the following relationships with the Company, either directly or indirectly, will not be considered material relationships for purposes of determining whether a director is independent:

•	Relationships in the ordinary course of business. Relationships involving (1) the purchase or sale of products or services or (2) lending, deposit, banking or other financial service relationships, either by or to the Company or its subsidiaries and involving a director, his or her immediate family members, or an organization of which the director or an immediate family member is a partner, shareholder, officer, employee or director if the following conditions are satisfied:

•	any payments made to, or payments received from, the Company or its subsidiaries in any single fiscal year within the last three fiscal years do not exceed the greater of (i) $1 million or (ii) 2% of such other organization’s consolidated gross revenues;
•	the products and services are provided in the ordinary course of business and on substantially the same terms and conditions, including price, as would be available either to similarly situated customers or current employees;

•	the relationship does not involve consulting, legal, or accounting services provided to the Company or its subsidiaries; and

•	any extension of credit was in the ordinary course of business and was made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other similarly situated borrowers.

•	Relationships with organizations to which a director is connected solely as a shareholder or partner. Any other relationship between the Company or one of its subsidiaries and a company (including a limited liability company) or partnership to which a director is connected solely as a shareholder, member or partner as long as the director is not a principal shareholder or principal partner of the organization. For purposes of this categorical standard, a person is a principal shareholder of a company if he or she directly or indirectly, or acting in concert with one or more persons, owns, controls, or has the power to vote more than 10% of any class of voting securities of the company. A person is a principal partner of a partnership if he or she directly or indirectly, or acting in concert with one or more persons, owns, controls, or has the power to vote a 25% or more general partnership interest, or more than a 10% overall partnership interest. Shares or partnership interests owned or controlled by a director’s immediate family member who shares the director’s home are considered to be held by the director.

•	Contributions to charitable organizations. Contributions made or pledged by the Company, its subsidiaries, or by any foundation sponsored by or associated with the Company or its subsidiaries to a charitable organization of which a director or his or her immediate family member is an executive officer, director, or trustee if the following conditions are satisfied:

•	within the preceding three fiscal years, the aggregate amount of such contributions during any single fiscal year of the charitable organization did not exceed the greater of $1 million or 2% of the charitable organization’s consolidated gross revenues for that fiscal year; and

•	the charitable organization is not a family foundation created by the director or an immediate family member.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020	A-1

Appendix A

For purposes of this categorical standard, contributions made to any charitable organization pursuant to a matching gift program maintained by the Company or by its subsidiaries or by any foundation sponsored by or associated with the Company or its subsidiaries shall not be included in calculating the materiality threshold set forth above.

•	Equity relationship. If the director, or his or her immediate family member, is an executive officer of another organization in which the Company owns an equity interest, and if the amount of the Company’s interest is less than 10% of the total voting interest in the other organization.

•	Stock ownership. The director is the beneficial owner (as that term is defined under Rule 13d of the Securities Exchange Act of 1934, as amended) of less than 10% of the Company’s outstanding capital stock.

•	Other family relationships. A director’s relative who is not an immediate family member of the director has a relationship with the Company.

•	Employment relationship. The director has not been an employee of the Company or any of its subsidiaries during the last five years.

•	Employment of immediate family members. No immediate family member of the director is a current employee or has been an executive officer during the last five years, of the Company or any of its subsidiaries.

•	Relationships with acquired or joint venture entities. In the last five years, the director has not been an executive officer, founder or principal owner of a business organization acquired by the Company, or of a firm or entity that was part of a joint venture or partnership including the Company.

•	Voting arrangements. The director is not a party to any contract or arrangement with any member of the Company’s management regarding the director’s nomination or election to the Board of Directors or requiring the director to vote with management on proposals brought before the Company’s shareholders.

Definitions of Terms Used in these Categorical Standards

•	“Immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home. It does not include individuals who are no longer immediate family members as the result of legal separation or divorce, or those who have died or become incapacitated.

•	“Executive officer” means the principal executive officer, president, principal financial officer, principal accounting officer, any vice-president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function or any other person who performs similar policy-making functions for an organization.

A-2	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020

Appendix B

Appendix B

Lowe’s Companies, Inc. 2020 Employee Stock Purchase Plan

The Lowe’s Companies, Inc. 2020 Employee Stock Purchase Plan is effective June 1, 2020, subject to approval by the Company’s shareholders.

1. Definitions.

1.1 “Account” means the funds accumulated with respect to an individual participant as a result of deductions from such participant’s paycheck (or otherwise as permitted in certain circumstances under the terms of the Plan) for the purpose of purchasing shares of Common Stock under this Plan. The funds allocated to a participant’s Account shall remain the property of the participant at all times but may be commingled with the general funds of the Company, except to the extent such commingling may be prohibited by the laws of any applicable jurisdiction.

1.2 “Administrator” means the Committee or the persons acting within the scope of their authority to administer the Plan pursuant to a delegation of authority from the Committee pursuant to Section 22.

1.3 “Affiliate” means an entity, other than a Subsidiary, in which the Company has an equity or other ownership interest.

1.4 “Board” means the Board of Directors of the Company.

1.5 “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

1.6 “Committee” means the Compensation Committee of the Board. The Committee may delegate its responsibilities as provided in Section 22.

1.7 “Common Stock” means the common stock of the Company.

1.8 “Company” means Lowe’s Companies, Inc.

1.9 “Compensation” means, as to payroll periods ending during an offering, the actual base salary or hourly wages received by a participant in any such payroll period from a Participating Company; provided that the Administrator shall have the authority to determine and approve other forms of pay to be included in the definition of Compensation and may change the definition on a prospective basis.

1.10 “Eligible Employee” means an individual (i) classified as an employee of the Company or a Participating Company under the payroll procedures of the Company or Participating Company during the relevant participation periods and (ii) who has satisfied any waiting period not to exceed two (2) years imposed by the Committee, in each case except as otherwise required by law. For purposes of determining whether an individual is employed by a Participating Company, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment. Eligible Employees shall not include individuals classified as independent contractors. Notwithstanding the foregoing, (i) in respect of the 423 Plan, the Administrator may exclude from participation employees who are “highly compensated employees” of the Company or Participating Company (within the meaning of Section 414(q) of the Code) or otherwise limit eligibility to the extent permitted by Section 423 of the Code and (ii) in respect of any Non-423 Plan, the Administrator may exclude from participation any employees it deems necessary or advisable in accordance with Section 22.2.

1.11 “Enrollment Date” as used in this Plan shall be the commencement date of an enrollment period for participation in the Plan. A different date may be set by the Committee.

1.12 “Enrollment Form” means an agreement between the Company and an employee, in such form as may be established by the Company from time to time, pursuant to which the employee elects to participate in the Plan or elects changes with respect to such participation as permitted under the Plan.

1.13 “Fair Market Value” means the closing price of a share of Common Stock on the primary exchange on which shares of the Common Stock are listed. If, on any given date, no share of Common Stock is traded on an established stock exchange, then Fair Market Value shall be determined with reference to the next preceding day that the Common Stock was so traded.

1.14 “Offering Date” as used in this Plan shall be the commencement date of an offering. A different date may be set by the Committee.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020	B-1

Appendix B

1.15 “Participating Company” means the Company and any Subsidiary or Affiliate that has been designated by the Administrator to participate in the Plan. For purposes of participation in the 423 Plan, only the Company and its Subsidiaries may be considered Participating Companies, and the Administrator shall designate from time to time which Subsidiaries will be Participating Companies in the 423 Plan. The Administrator shall designate from time to time which Subsidiaries and Affiliates will be Participating Companies in particular Non-423 Plans provided, however, that at any given time, a Subsidiary that is a Participating Company in the 423 Plan will not be a Participating Company in a Non-423 Plan. The foregoing designations and changes in designation by the Administrator shall not require shareholder approval. Notwithstanding the foregoing, the term “Participating Company” shall not include any Subsidiary or Affiliate that offers its employees the opportunity to participate in an employee stock purchase plan covering the Subsidiary’s or Affiliate’s common stock.

1.16 “Plan” means the Lowe’s Companies, Inc. 2020 Employee Stock Purchase Plan.

1.17 “Plan Broker” means a stock brokerage or other entity designated by the Company to establish accounts for stock purchased under the Plan by participants.

1.18 “Purchase Price” is the price per share of Common Stock as established pursuant to Section 5 of the Plan.

1.19 “Subsidiary” means any corporation (other than the Company), domestic or foreign, that is in an unbroken chain of corporations beginning with Company if, on an Offering Date, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, as described in Code Section 424(f).

2. Purpose and Structure of the Plan.

2.1 The Plan is intended to assist the Company and other Participating Companies in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Company and other Participating Companies and to associate their interests with those of the Company and its shareholders. The Plan document is an omnibus document which includes a sub-plan (the “423 Plan”) designed to permit offerings of grants to employees of the Company and certain Subsidiaries that are Participating Companies where such offerings are intended to satisfy the requirements of Section 423 of the Code (although the Company makes no undertaking nor representation to obtain or maintain qualification under Section 423 for any Subsidiary, individual, offering or grant) and also separate sub-plans (“Non-423 Plans”) which permit offerings of grants to employees of certain Participating Companies which are not intended to satisfy the requirements of Section 423 of the Code. Section 6 of the Plan sets forth the maximum number of shares to be offered under the Plan (and its sub-plans), subject to adjustments as permitted under Sections 19 and 20.

2.2 The 423 Plan shall be a separate and independent plan from the Non-423 Plans, provided, however, that the total number of shares of Common Stock authorized to be issued under the Plan applies in the aggregate to both the 423 Plan and the Non-423 Plans. Offerings under the Non-423 Plans may be made to achieve desired tax or other objectives in particular locations outside the United States of America or to comply with local laws applicable to offerings in such foreign jurisdictions. Offerings under the Non-423 Plans may also be made to employees of Participating Companies that are not Subsidiaries.

2.3 All employees who participate in the 423 Plan shall have the same rights and privileges under such sub-plan except for differences that may be mandated by local law and are consistent with the requirements of Code Section 423(b)(5). The terms of the 423 Plan shall be those set forth in this Plan document to the extent such terms are consistent with the requirements for qualification under Code Section 423. The Administrator may adopt Non-423 Plans applicable to particular Participating Companies or locations that are not participating in the 423 Plan. The terms of each Non-423 Plan may take precedence over other provisions in this document, with the exception of Sections 6, 19 and 20 with respect to the total number of shares available to be offered under the Plan for all sub-plans. Unless otherwise superseded by the terms of such Non-423 Plan, the provisions of this Plan document shall govern the operation of such Non-423 Plan. Except to the extent expressly set forth herein or where the context suggests otherwise, any reference herein to “Plan” shall be construed to include a reference to the 423 Plan and the Non-423 Plans.

3. Employees Eligible to Participate. Any Eligible Employee of the Company or a Participating Company who is employed on the day preceding the Enrollment Date for an offering is eligible to participate in that offering, subject to completion of an Enrollment Form as set forth in Section 7.1.

4. Offerings. Subject to the right of the Company in its sole discretion to sooner terminate the Plan or to change the commencement date or term of any offering, commencing with the Offering Date of December 1, 2020, the Plan will operate with separate

B-2	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020

Appendix B

consecutive six-month offerings with the following Offering Dates: June 1 and December 1; provided, however, that no offering may have a term in excess of 27 months. Unless a termination of or change to the Plan has previously been made by the Company, the final offering under this Plan shall commence on June 1, 2029 and terminate on November 30, 2029. In order to become eligible to purchase shares of Common Stock, an Eligible Employee must complete and submit an Enrollment Form and any other necessary documents at least 15 days (or such other period as may be designated by the Administrator) before the Offering Date of the particular offering in which he or she wishes to participate in accordance with Section 7. Participation in one offering under the Plan shall neither limit, nor require, participation in any other offering.

5. Price. The Purchase Price per share shall be eighty-five percent (85%) of the Fair Market Value of the Common Stock on the last day of the offering.

6. Number of Shares to be Offered. The maximum number of shares that will be offered under the Plan is 20,000,000 shares, subject to adjustment as permitted under Section 20. If the total number of shares of Common Stock for which options are to be granted on any date in accordance with Section 12 exceeds the number of shares of Common Stock then available under the Plan or a given sub-plan (after deduction of all shares for which options have been exercised under the Plan or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available in as nearly a uniform manner as it determines is practicable and equitable. In such event, the payroll deductions to be made pursuant to the authorizations therefor shall be reduced accordingly and the Company shall give written notice of the reduction to each participant affected.

7. Participation.

7.1 An Eligible Employee may become a participant by completing an Enrollment Form provided by the Company and submitting it to the Company, or with such other entity designated by the Company for this purpose, no later than 15 days (or such other period as may be designated by the Administrator) prior to the commencement of the offering to which it relates.

7.2 Payroll deductions for a participant shall commence on the Offering Date as described above and shall continue through subsequent offerings pursuant to Section 10 until the participant’s termination of employment, subject to modification by the participant as provided in Section 8.1, and unless participation is earlier withdrawn or suspended by the employee as provided in Section 9 or deductions are reduced (including to zero) by the Company pursuant to Section 6.

7.3 Payroll deduction shall be the sole means of accumulating funds in a participant’s Account, except in foreign countries where payroll deductions are not allowed, in which case the Company may authorize alternative payment methods.

7.4 The Company may require current participants to complete a new Enrollment Form at any time it deems necessary or desirable to facilitate Plan administration or for any other reason.

8. Payroll Deductions.

8.1 At the time an Eligible Employee files a payroll deduction authorization, he or she shall elect to have deductions made from his or her Compensation on each payday during the time he or she is a participant in an offering at (i) any non-fractional percentage rate from one percent (1%) to twenty percent (20%) or (ii) any flat dollar amount (not exceeding 20%), but in each case shall not exceed $10,625 in any offering. A participant may change his or her payroll deduction percentage election, including changing the payroll deduction percentage or flat dollar amount to zero, effective as of any Offering Date by filing a revised authorization, provided the revised authorization is filed at least 15 days (or such other period as may be designated by the Administrator) prior to such Offering Date.

8.2 All payroll deductions made for a participant shall be credited to his or her Account under the Plan. A participant may not make any separate cash payment into his or her Account nor may payment for shares be made other than by payroll deduction, except as provided under Section 7.3.

8.3 A participant may withdraw from his or her participation in the Plan as provided in Section 9, but no other change can be made during an offering with respect to that offering. Other changes permitted under the Plan may only be made with respect to an offering that has not yet commenced.

9. Withdrawal.

9.1 A participant may withdraw from an offering, in whole but not in part, at any time prior to the first day of the last calendar month of such offering by submitting a withdrawal notice to the Company, in which event the Company will refund the entire balance of his or her Account as soon as practicable thereafter.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020	B-3

Appendix B

9.2 If a participant withdraws his or her participation pursuant to Section 9.1, he or she shall not participate in a subsequent offering unless and until he or she re-enters the Plan. To re-enter the Plan, an Eligible Employee who has previously withdrawn participation by reducing payroll deductions to zero must file a new Enrollment Form in accordance with Section 7.1. The Eligible Employee’s re-entry into the Plan will not become effective before the beginning of the next offering following his or her withdrawal.

10. Automatic Re-Enrollment. At the termination of each offering each participant who continues to be an Eligible Employee shall be automatically re-enrolled in the next offering, unless the participant has advised the Company otherwise. Upon termination of the Plan, any balance in each participant’s Account shall be refunded to him or her.

11. Interest. No interest will be paid or allowed on any money in the Accounts of participants, except to the extent payment of interest is required by the laws of any applicable jurisdiction.

12. Granting of Option. On the last day of an offering, each participant shall be deemed to have been granted an option under the Plan for as many whole shares as he or she will be able to purchase with the amounts credited to his or her Account during his or her participation in that offering. An option covering a fractional share will not be granted under the Plan. Any amount remaining to the credit of a participant’s Account after the exercise of an option shall remain in the account and be applied to the payment of the option price of the option granted in the following offering, if the participant continues to participate in the Plan or, if he or she does not continue to participate in the Plan, shall be returned to the participant; provided, however, that in respect of any offering under the 423 Plan, any such remaining amount greater than the Purchase Price for the offering will in any event be returned to the participant.

13. Automatic Exercise of Option. Each Eligible Employee who continues to be a participant in an offering on the last day of that offering shall be deemed to have exercised his or her option on that date and shall be deemed to have purchased from the Company the number of whole shares of Common Stock reserved under the Plan as the balance of his or her Account on such date will pay for at the Purchase Price.

14. Tax Obligations. To the extent any (i) grant of an option to purchase shares of Common Stock, (ii) purchase of shares of Common Stock, or (iii) disposition of shares of Common Stock purchased under the Plan gives rise to any tax withholding obligation (including, without limitation, income and payroll withholding taxes imposed by any jurisdiction) the Administrator may implement appropriate procedures to ensure that such tax withholding obligations are met. Those procedures may include, without limitation, increased withholding from a participant’s current compensation, cash payments to the Company or another Participating Company by an employee, or a sale of a portion of the stock purchased under the Plan, which sale may be required and initiated by the Company.

15. Participant’s Rights as a Shareholder; Unfunded Plan. No participant shall have any right as a shareholder with respect to any shares of Common Stock until the shares have been purchased in accordance with Section 13 above and have been issued by the Company. The Plan, insofar as it provides for option grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by options granted under the Plan. Any liability of the Company to any person with respect to any option granted under the Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

16. Evidence of Stock Ownership.

16.1 Following the end of each offering, the number of shares of Common Stock purchased by each participant shall be deposited into an account established in the participant’s name at the Plan Broker.

16.2 A participant may move his or her shares to another brokerage account of his or her choosing at any time, without regard to the satisfaction of the holding period set forth in Section 423(a) of the Code.

17. Rights Not Transferable. No participant shall be permitted to sell, assign, transfer, pledge, or otherwise dispose of or encumber either the payroll deductions credited to his or her Account or an option or any rights with regard to the exercise of an option or rights to receive shares of Common Stock under the Plan other than by will or the laws of descent and distribution, and such right and interest shall not be liable for, or subject to, the debts, contracts, or liabilities of the participant. If any such action is taken by a participant, or any claim is asserted by any other party in respect of such right and interest whether by garnishment, levy, attachment or otherwise, the action or claim will be treated as an election to withdraw funds in accordance with Section 9. During

B-4	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020

Appendix B

the Eligible Employee’s lifetime, only he or she can make decisions regarding the participation in or withdrawal from an offering under the Plan.

18. Termination of Employment. Upon termination of employment for any reason whatsoever, including but not limited to death or retirement, the balance in the Account of a participant shall be paid to the participant or his or her estate. Whether and when employment is deemed terminated for purposes of this Plan shall be determined by the Administrator in its sole discretion and may be determined without regard to statutory notice periods or other periods following termination of active employment.

19. Amendment or Discontinuance of the Plan. The Committee and the Board shall have the right at any time and without notice to amend, modify or terminate the Plan; provided, that no participant’s existing rights under any offering already made under Section 4 hereof may be adversely affected thereby, and provided further that no such amendment of the Plan shall, except as provided in Section 20, increase the total number of shares to be offered under the Plan above the limit specified in Section 6 unless shareholder approval is obtained therefor.

20. Changes in Capitalization. In the event of reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offerings of rights, or any other change in the capitalization structure of the Company, the Committee may make such adjustment, if any, as it may deem appropriate in the number, kind, and the price of shares of Common Stock available for purchase under the Plan, and in the number of shares which a participant is entitled to purchase including, without limitation, closing an offering early and permitting purchase on the last day of the reduced offering period, or terminating an offering and refunding participants’ Account balances.

21. Share Ownership.

21.1 No individual shall be permitted to subscribe for any shares of Common Stock under the Plan if he or she, immediately after such subscription, owns shares (including all shares that may be purchased under outstanding subscriptions under the Plan) possessing five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or of its parent or subsidiary corporations. For the foregoing purposes, the rules of Section 424(d) of the Code shall apply in determining share ownership, and shares of Common Stock an individual may purchase under outstanding options shall be treated as owned by the individual.

21.2 In addition, no Eligible Employee shall be allowed to subscribe for any shares of Common Stock under the Plan that permit his or her rights to purchase shares under all “employee stock purchase plans” of the Company and its parent or subsidiary corporations to accrue at a rate that exceeds $25,000 of Fair Market Value of such shares (determined at the time such right to subscribe is granted) for each calendar year in which the right to subscribe is outstanding at any time. Notwithstanding the above, lower limitations may be imposed with respect to participants in a Non-423 Plan or participants in the 423 Plan who are subject to laws of another jurisdiction where lower limitations are required.

22. Administration and Board Authority.

22.1 The Plan shall be administered by the Board. The Board has delegated its full authority under the Plan to the Committee, and the Committee may further delegate any or all of its authority under this Plan to the Company’s Executive Vice President of Human Resources or such other senior officer(s) of the Company as it may designate. Notwithstanding any such delegation of authority, the Board may itself take any action under the Plan in its discretion at any time, and any reference in this Plan document to the rights and obligations of the Committee shall be construed to apply equally to the Board. Any references to the Board mean only the Board. The authority that may be delegated by the Committee includes, without limitation, the authority to (i) establish Non-423 Plans and determine the terms of such sub-plans, (ii) designate from time to time which Subsidiaries will participate in the 423 Plan, which Subsidiaries and Affiliates will be Participating Companies, and which Participating Companies will participate in a particular Non-423 Plan, (iii) determine procedures for Eligible Employees to enroll in or withdraw from a sub-plan, setting or changing payroll deduction percentages, and obtaining necessary tax withholdings, (iv) allocate the available shares of Common Stock under the Plan to the sub-plans for particular offerings, and (v) adopt amendments to the Plan or any sub-plan including, without limitation, amendments to increase the shares available for issuance under the Plan pursuant to Section 20 (but not including increases in the available shares above the maximum permitted by Sections 6 and 20 which shall require Board and shareholder approval).

22.2 The Administrator shall be vested with full authority and discretion to construe the terms of the Plan and make factual determinations under the Plan, and to make, administer, and interpret such rules and regulations as it deems necessary to administer the Plan, and any determination, decision, or action of the Administrator in connection with the construction,

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020	B-5

Appendix B

interpretation, administration, or application of the Plan shall be final, conclusive, and binding upon all participants and any and all persons claiming under or through any participant. The Administrator may retain outside entities and professionals to assist in the administration of the Plan including, without limitation, a vendor or vendors to perform enrollment and brokerage services. The authority of the Administrator will specifically include, without limitation, the power to make any changes to the Plan with respect to the participation of Eligible Employees of any Subsidiary or Affiliate that is organized under the laws of a country other than the United States of America when the Administrator deems such changes to be necessary or appropriate including without limitation for the purposes of achieving a desired tax treatment in such foreign jurisdiction and complying with the laws applicable to such non-U.S. Subsidiaries or Affiliates. Those changes may include, without limitation, the exclusion of particular Subsidiaries or Affiliates from participation in the plan; modifications to eligibility criteria, maximum number or value of shares that may be purchased in a given period, or other requirements set forth herein; and procedural or administrative modifications. Any modification relating to offerings to a particular Participating Company will apply only to that Participating Company and will apply equally to all similarly situated employees of that Participating Company. The rights and privileges of all Eligible Employees granted options under the 423 Plan shall be the same. To the extent any changes approved by the Administrator would jeopardize the tax-qualified status of the 423 Plan, the change shall cause the Participating Companies affected thereby to be considered Participating Companies under a Non-423 Plan or Non-423 Plans instead of the 423 Plan.

23. Notices. All notices or other communications by a participant to the Company or other entity designated for a particular purpose under or in connection with the Plan shall be deemed to have been duly given when received by the Company or other designated entity, or when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

24. Termination of the Plan. This Plan will terminate at the earliest of the following:

(a) December 31, 2029;

(b) The date of the filing of a Statement of Intent to Dissolve by the Company or the effective date of a merger or consolidation wherein the Company is not to be the surviving corporation, which merger or consolidation is not between or among corporations related to the Company. Prior to the occurrence of either of such events, on such date as the Company may determine, the Company may permit a participant to exercise the option to purchase shares of Common Stock for as many shares as the balance of his or her Account will allow at the price set forth in accordance with Section 5. If the participant elects to purchase shares, any remaining balance of the participant’s Account will be refunded to the participant after that purchase;

(c) The date the Board acts to terminate the Plan in accordance with Section 19; and

(d) The date when all shares of Common Stock reserved under the Plan have been purchased.

25. Limitations on Sale of Stock Purchased Under the Plan. The Plan is intended to provide Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of the employee’s own affairs. An employee, therefore, may sell stock purchased under the Plan at any time the employee chooses, subject to compliance with any applicable Federal, state or foreign securities laws. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE COMPANY’S STOCK.

26. Governmental Regulation/Compliance with Applicable Law/Separate Offering. The Company’s obligation to sell and deliver shares of the Company’s Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such shares and to applicable law. No option shall be exercisable, no Common Stock shall be issued, and no payment shall be made under this Plan, except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. No option shall be exercisable, no Common Stock shall be issued and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters. In addition, the terms of an offering under this Plan, or the rights of a participant under an offering, may be modified to the extent required by applicable law. For purposes of the Plan, the Administrator also may designate separate offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Participating Companies will participate, even if the dates of the offerings are identical.

27. No Employment/Service Rights. Nothing in the Plan shall confer upon any employee of the Company or any Subsidiary or Affiliate the right to continue in employment for any period of specific duration, nor interfere with or otherwise restrict in any way

B-6	NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020

Appendix B

the rights of the Company (or any Subsidiary or Affiliate employing such person), or of any employee, which rights are hereby expressly reserved by each, to terminate such person’s employment at any time for any reason, with or without cause.

28. Dates and Times. All references in the Plan to a date or time are intended to refer to dates and times determined pursuant to U.S. Eastern Time. Business days for purposes of the Plan are U.S. business days.

29. Masculine and Feminine, Singular and Plural. Whenever used in the Plan, a pronoun shall include the opposite gender and the singular shall include the plural, and the plural shall include the singular, whenever the context shall plainly so require.

30. Governing Law. The Plan shall be governed by the laws of the State of North Carolina, U.S.A., without regard to North Carolina laws that might cause other law to govern under applicable principles of conflicts of law.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020	B-7

Appendix C

Appendix C

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Management uses certain non-GAAP financial measures, because it considers them to be important supplemental measures of the Company’s performance. Management also believes that these non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operating performance. As used in this Proxy Statement, we have presented non-GAAP financial measures to exclude, as applicable, the impacts of certain discrete items, as further detailed below, not contemplated in Lowe’s business outlooks for fiscal 2019 and fiscal 2018. These non-GAAP financial measures should not be considered an alternative to, or more meaningful indicator of, the Company’s financial and operating performance in accordance with GAAP. The Company’s methods of determining these non-GAAP financial measures may differ from the methods used by other companies for this or similar non-GAAP financial measures. Accordingly, these non-GAAP measures may not be comparable to the measures used by other companies.

The following provides a reconciliation of adjusted sales to sales, adjusted operating income to operating income, and adjusted diluted earnings per share to diluted earnings per common share, the most directly comparable GAAP financial measures.

	Sales (MM)	Operating Income (MM)
Fiscal 2019 Results, As Reported	$72,148	$6,314
2019 Canada restructuring(1)	(25)	230
Mexico adjustments(2)	(63)	35
Adjusted Fiscal 2019 Results	$72,060	$6,579

	Year Ended
	January 31, 2020			February 1, 2019
Name	Pre-Tax Earnings	Tax	Net Earnings	Pre-Tax Earnings	Tax	Net Earnings
Diluted Earnings Per Share, As Reported			$5.49			$2.84
2019 Canada restructuring(1)	0.29	0.02	0.31	—	—	—
Mexico adjustments(2)	0.05	(0.11)	(0.06)	—	—	—
Canadian goodwill impairment(3)	—	—	—	1.17	(0.03)	1.14
Orchard Supply Hardware charges(4)	—	—	—	0.68	(0.17)	0.51
U.S. & Canada charges(5)	—	—	—	0.33	(0.08)	0.25
Mexico impairment charges(6)	—	—	—	0.30	0.01	0.31
Non-core activities charges(7)	—	—	—	0.06	(0.02)	0.04
Project Specialists Interiors charge(8)	—	—	—	0.02	—	0.02
Adjusted Diluted Earnings Per Share			$5.74			$5.11

(1)

Represents costs associated with the Company’s 2019 strategic review of its Canadian operations. Adjustments included inventory liquidation, long-lived asset impairments, accelerated depreciation and amortization, severance, and other costs.

(2)

Represents adjustments associated with the Company’s decision to pursue a sale through liquidation of its Mexico operations, instead of its original intention of selling the operating business. As a result, the Company recognized a favorable tax benefit, offset by operating losses, net of tax, for the period associated with the wind-down of the Mexico operations.

(3)

Represents costs associated with the goodwill impairment of the Company’s Canadian operations. The majority of the charge was non-deductible for tax purposes, and therefore, had an insignificant tax impact.

(4)

Represents costs associated with the Company’s decision to close all Orchard Supply Hardware locations as part of a strategic reassessment of our business. Costs included long-lived asset impairments, discontinued projects, accelerated depreciation and amortization, severance and lease obligation costs.

(5)

Represents costs associated with the Company’s decision to close 20 U.S. stores and 31 stores and other locations in Canada during 2018 as part of a strategic reassessment of our business. Costs included long-lived asset impairments, accelerated depreciation and amortization, severance and lease obligation costs.

(6)

Represents impairment charges associated with the Company’s decision to exit its retail operations in Mexico as part of a strategic reassessment of our business. This decision resulted in negative tax impacts associated with the re-capture of previously deducted operating losses and other non-deductible amounts.

(7)

Represents costs associated with the Company’s decision to exit certain non-core activities within its U.S. Home Improvement business as part of a strategic reassessment of our business. Costs included long-lived asset impairment, severance and lease obligation costs, and inventory write-down.

(8)	Represents severance obligations associated with the elimination of the Project Specialists Interiors position as part of a strategic reassessment of our business.

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT 2020	C-1

LOWE’S COMPANIES, INC.

1000 Lowes Boulevard

Mooresville, North Carolina 28117

www.Lowes.com

Printed on Recycled Paper

Lowe’s and the Gable Mansard Design are trademarks or registered trademarks of LF, LLC.

LOWE’S COMPANIES, INC. 1000 LOWES BOULEVARD MAIL CODE: NB3TIR

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, on May 26, 2020 (for shares allocated to a Lowe’s 401(k) Plan account) or on May 28, 2020 (for all other shares). Have your proxy card in hand when you access the website and then follow the instructions to obtain your records and to create an electronic voting instruction form.

MOORESVILLE, NC 28117	VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, on May 26, 2020 (for shares allocated to a Lowe’s 401(k) Plan account) or on May 28, 2020 (for all other shares). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

IF VOTING BY MAIL, YOU MUST COMPLETE ITEMS 1-6 BELOW AND SIGN AND DATE IN THE SPACE PROVIDED AT THE BOTTOM OF THIS CARD. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Lowe’s Companies, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D09673-P35772 KEEP THIS PORTION FOR YOUR RECORDS
— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LOWE’S COMPANIES, INC.		For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
Company Proposals — Lowe’s Board of Directors recommends you vote “FOR ALL” of the nominees listed in Item 1 and “FOR” Items 2, 3, 4 and 5.		All ☐	All ☐	Except ☐

1. Election of Directors

Nominees:
01) Raul Alvarez	07) Marvin R. Ellison
02) David H. Batchelder	08) Brian C. Rogers
03) Angela F. Braly	09) Bertram L. Scott
04) Sandra B. Cochran	10) Lisa W. Wardell
05) Laurie Z. Douglas 06) Richard W. Dreiling	11) Eric C. Wiseman	For	Against	Abstain	Shareholder Proposal — Lowe’s Board of Directors recommends you vote “AGAINST” Item 6.	For	Against	Abstain

2. Advisory vote to approve Lowe’s named executive officer compensation in fiscal 2019.		☐	☐	☐	6. Shareholder proposal to reduce the ownership threshold to call special shareholder meetings to 10% of outstanding shares.	☐	☐	☐

3. Ratification of the appointment of Deloitte & Touche LLP as Lowe’s independent registered public accounting firm for fiscal 2020.		☐	☐	☐	NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

4. Approve amendment to Bylaws reducing the ownership threshold to call special shareholder meetings to 15% of outstanding shares.		☐	☐	☐

5. Approve 2020 Employee Stock Purchase Plan.		☐	☐	☐

		Yes	No

Please indicate if you plan to attend this meeting.		☐	☐

Authorized Signature(s) - You must sign and date below for your instructions to be executed.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Annual Meeting and Proxy Statement and Annual Report are available at www.proxyvote.com.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — D09674-P35772

2020 Annual Meeting of Shareholders

THIS PROXY IS SOLICITED ON BEHALF OF LOWE’S BOARD OF DIRECTORS.

The undersigned hereby appoint(s) David M. Denton and Ross W. McCanless, each of them, as proxies, and each with the power to appoint his substitute, and hereby authorize(s) each of them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Lowe’s Companies, Inc. that the undersigned is/are entitled to vote at the 2020 Annual Meeting of Shareholders to be held at 10:00 a.m., Eastern Time, on Friday, May 29, 2020 at the Ballantyne Hotel, 10000 Ballantyne Commons Parkway, Charlotte, NC 28277, and any adjournment or postponement thereof. The proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment or postponement thereof, exercising their discretion as set forth in the Notice of Annual Meeting and Proxy Statement.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted “FOR ALL” nominees named in Item 1 and “FOR” Items 2, 3, 4 and 5 and “AGAINST” Item 6, and in the discretion of the proxies with respect to such other business as may properly come before the meeting or any adjournment or postponement thereof.

This card also constitutes voting instructions to Wells Fargo Bank N.A., the Trustee of the Lowe’s 401(k) Plan, to vote the shares of Common Stock of Lowe’s Companies, Inc., if any, allocated to the undersigned’s 401(k) Plan account pursuant to the instructions on the reverse side. Voting instructions with respect to such plan shares must be received by 11:59 p.m., Eastern Time, on May 26, 2020. Any allocated shares for which no instructions are timely received will be voted by the Trustee in the manner directed by the Lowe’s administrative committee.

PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE, OR FOLLOW THE INSTRUCTIONS TO VOTE BY INTERNET OR PHONE.

(Items to be voted appear on reverse side.)